UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Soliciting Material Pursuant to Section 240.14a-12

JAZZ PHARMACEUTICALS PUBLIC LIMITED COMPANY

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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PRELIMINARY COPY – SUBJECT TO COMPLETION

NOTICE OF 2022 ANNUAL GENERAL MEETING

OF SHAREHOLDERS

TO BE HELD ON JULY 28, 2022

Dear Shareholder:

The 2022 annual general meeting of shareholders (the “annual meeting”) of Jazz Pharmaceuticals plc, a public limited company formed under the laws of Ireland (the “company”), will be held on Thursday, July 28, 2022, at 9:45 a.m. local time at our corporate headquarters located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland, for the following purposes:

1.   To elect by separate resolutions each of the four nominees for director named in the accompanying proxy statement (the “proxy statement”) to hold office until the 2025 annual meeting of shareholders (Proposal 1).

2.   To ratify, on a non-binding advisory basis, the appointment of KPMG, Dublin, or KPMG, as the independent auditors of the company for the fiscal year ending December 31, 2022 and to authorize, in a binding vote, the board of directors, acting through the audit committee, to determine the independent auditors’ remuneration (Proposal 2).

3.   To approve, on a non-binding advisory basis, the compensation of the company’s named executive officers, or NEOs, as disclosed in the accompanying proxy statement (Proposal 3).

4.   To grant the board of directors authority under Irish law to allot and issue ordinary shares for cash without first offering those ordinary shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply (Proposal 4).

5.   To approve any motion to adjourn the annual meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 4 (Proposal 5).

To conduct any other business properly brought before the annual meeting.

Proposals 1, 2, 3 and 5 are ordinary resolutions, requiring the affirmative vote of a majority of the votes cast (in person or by proxy) at the annual meeting. Proposal 4 is a special resolution, requiring the approval of not less than 75% of the votes cast (in person or by proxy) at the annual meeting.

In addition to the above proposals, the annual meeting will also receive and consider the company’s Irish statutory financial statements for the fiscal year ended December 31, 2021 and the reports of the directors and auditors thereon. There is no requirement under Irish law that the Irish statutory financial statements be approved by the shareholders, and no such approval will be sought at the annual meeting. Under the company’s Memorandum and Articles of Association (our “articles”), and the Irish Companies Act 2014 (the “2014 Act”), Proposals 1 and 2 are deemed to be ordinary business, and Proposals 3, 4 and 5 are deemed to be special business.

The record date for the annual meeting is June 1, 2022. Only shareholders of record at the close of business on that date may vote at the annual meeting or any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and our proxy materials, which include this proxy statement, our annual letter to shareholders and our 2021 Annual Report on Form 10-K, are first being mailed to shareholders on or about June     , 2022.

A shareholder entitled to attend and vote at the annual meeting is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the annual meeting, using the proxy card provided (or the form of proxy contained in section 184 of the 2014 Act) or using an electronic proxy card by telephone or via the internet in the manner described in this proxy statement. A proxy need not be a shareholder of record.

Whether or not you expect to attend the meeting, please vote as soon as possible. You may vote your shares:
Over the Telephone 1-800-690-6903
Via the Internet www.proxyvote.com
By Mail Complete, sign and return proxy card
In Person Attend Annual Meeting

If you received a proxy card or voting instruction card by mail, you may submit your proxy card or voting instruction card mailing your proxy card or voting instruction card in the envelope provided. Proxy cards must be received by July 27, 2022. Electronic proxy cards submitted via the internet or by telephone must be received by 11:59 p.m., U.S. Eastern Time, on July 27, 2022. It may not be possible to count proxy cards received after the relevant time towards voting. Proxy cards received will be forwarded to the company’s registered office electronically before commencement of the annual meeting to comply with Irish law. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if the record holder of your ordinary shares is a broker, bank or other agent, and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Important Notice Regarding the Availability of Proxy Materials for the annual meeting of shareholders to be held on July 28, 2022, at 9:45 a.m. local time at our corporate headquarters located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

The proxy statement, our letter to shareholders, our Irish statutory financial statements and our 2021 Annual Report on Form 10-K are available at https://materials.proxyvote.com/G50871.

By order of the board of directors,

Aislinn Doody, Company Secretary

Dublin, Ireland

June    , 2022

Potential Impacts of the COVID-19 Pandemic on the Annual General Meeting

The company would like to emphasize that we consider the health of our shareholders, employees and other attendees a top priority. We are monitoring guidance issued by appropriate governmental health agencies, including the Irish Health Service Executive, or the HSE, the Irish government, the U.S. Centers for Disease Control and Prevention and the World Health Organization, collectively, the Health Authorities, and we have implemented, and will continue to implement the measures advised by the relevant Health Authorities to address health and safety concerns. Information on such measures and on COVID-19 generally is available on the HSE’s website at https://www.hse.ie/eng/services/news/newsfeatures/covid19-updates/.

The annual meeting will be held in accordance with HSE and relevant Health Authority guidance.

Should we determine that alternative arrangements are necessitated due to public health recommendations regarding containment of COVID-19, which may include a change in date or time of the meeting, a change in venue or format of the meeting we will announce our decision by press release and/or filing with the Securities and Exchange Commission as additional soliciting materials and also post information on the investor relations page of the company’s website found at https://investor.jazzpharma.com/news. We encourage shareholders to keep up-to-date with, and follow the guidance from the Government of Ireland and the Department of Health (of Ireland) (as appropriate), as circumstances may change at short notice. Due to this uncertainty, shareholders are encouraged to vote their shares by proxy in advance at the annual meeting.

PROPOSAL 2 RATIFY, ON A NON-BINDING ADVISORY BASIS, THE APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZE, IN A BINDING VOTE, THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITORS’ REMUNERATION	97
Independent Registered Public Accounting Firm Fees and Services	97
Pre-Approval Policies and Procedures	98
Independence	98

PROPOSAL 3 NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION	99

PROPOSAL 4 BOARD AUTHORITY TO ISSUE SHARES FOR CASH WITHOUT FIRST OFFERING SHARES TO EXISTING SHAREHOLDERS	101

PROPOSAL 5 ADJOURNMENT PROPOSAL	107

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING	108

OTHER MATTERS	115
Presentation of Irish Statutory Financial Statements	115
Section 16(a) Beneficial Ownership Reporting Compliance	115
Registered and Principal Executive Offices	115
Shareholder Proposals and Director Nominations for the 2023 Annual Meeting	115
Householding of Proxy Materials	116
Annual Report on Form 10-K	116
Special Note Regarding Forward-Looking Statements	116
General	118

Index of Frequently Requested Information

Page

Anti-Hedging/Pledging Policy	38

Auditor Fees	97

Auditor Tenure	97

Board Diversity	4

Board Leadership	25

Board Meeting Attendance	29

Clawback Policy	69

Code of Conduct	28

Compensation Consultant Fees	34

Corporate Governance Guidelines	38

Director Biographies	19

Director Commitments	29

Director Independence	25

Director Qualifications	19

Environmental Sustainability	9

ESG	8

Majority Voting for Directors	18

Pay Ratio Disclosure	89

Peer Group Companies	51

Performance-Based Equity Awards	55

Procedures for Shareholder Proposals and Director Nominations for the 2023 Annual Meeting	115

Related Party Transactions	95

Risk Oversight	27

Severance Benefits	56

Share Ownership Guidelines for Directors	38

Share Ownership Guidelines for Executives	38

Shareholder and Other Stakeholder Engagement	5

Shareholder Communications with the Board	38

2022 NOTICE OF MEETING AND PROXY STATEMENT

PROXY OVERVIEW

This overview highlights certain information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. You should read the entire proxy statement carefully before voting. For more complete information regarding our business and 2021 performance, please review our Annual Report on Form 10-K for the year ended December 31, 2021 that we filed with the Securities and Exchange Commission, or SEC, on March 1, 2022, which we refer to throughout this proxy statement as the 2021 Annual Report on Form 10-K.

In this proxy statement, unless otherwise indicated or the context otherwise requires, all references to “Jazz Pharmaceuticals,” “Jazz,” “the company,” “we,” “us” and “our” refer to Jazz Pharmaceuticals plc and its consolidated subsidiaries, except when the context makes clear that the time period being referenced is prior to January 18, 2012, in which case such terms are references to Jazz Pharmaceuticals, Inc. and its consolidated subsidiaries. On January 18, 2012, the businesses of Jazz Pharmaceuticals, Inc. and Azur Pharma Public Limited Company, or Azur Pharma, were combined in a merger transaction, or the Azur Merger, in connection with which Azur Pharma was renamed Jazz Pharmaceuticals plc, and we became the parent company of and successor to Jazz Pharmaceuticals, Inc., with Jazz Pharmaceuticals, Inc. becoming our wholly owned subsidiary.

Meeting and Voting Information

Time and Date: 9:45 a.m., local time on Thursday, July 28, 2022	Place: Our Corporate Headquarters Fifth Floor, Waterloo Exchange Waterloo Road Dublin 4, Ireland

In light of the COVID-19 pandemic, we recommend that you vote your shares by proxy in advance of the meeting. Whether or not you expect to attend the meeting, please vote as soon as possible. Please see “Questions and Answers About These Proxy Materials and Voting—How do I vote?” beginning on page 110 below. Please also see “Questions and Answers About These Proxy Materials and Voting—What are the potential impacts of the COVID-19 pandemic on the annual meeting?” beginning on page 108 below.

Business Overview

We are a global biopharmaceutical company whose purpose is to innovate to transform the lives of patients and their families. We are dedicated to developing life-changing medicines for people with serious diseases—often with limited or no therapeutic options. We have a diverse portfolio of marketed medicines and novel product candidates, from early- to late-stage development, in neuroscience and oncology. Within these therapeutic areas, we strive to identify new options for patients by actively exploring small molecules and biologics, and through innovative delivery technologies and cannabinoid science.

Our strategy for growth is rooted in executing commercial launches and ongoing commercialization initiatives; advancing robust research and development, or R&D, programs and delivering impactful clinical results; effectively deploying capital to strengthen the prospects of achieving our short- and long-term goals through strategic corporate development; and delivering strong financial performance. We focus on patient populations with high unmet needs. We identify and develop differentiated therapies for these patients that we expect will be long-lived assets and that we can support with an efficient commercialization model. In addition, we leverage our efficient, scalable operating model and integrated capabilities across our global infrastructure to effectively reach patients around the world.

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Proxy Overview (continued)

Our lead marketed products are:

Neuroscience

•

Xywav® (calcium, magnesium, potassium, and sodium oxybates) oral solution, a product approved by the U.S. Food and Drug Administration, or FDA, in July 2020 and launched in the U.S. in November 2020 for the treatment of cataplexy or excessive daytime sleepiness, or EDS, in patients with narcolepsy aged seven years of age and older, and also approved by FDA in August 2021 for the treatment of idiopathic hypersomnia, or IH, in adults and launched in the U.S. in November 2021. Xywav contains 92% less sodium than Xyrem®;

•

Xyrem (sodium oxybate) oral solution, a product approved by FDA and distributed in the U.S. for the treatment of both cataplexy and EDS in patients seven years of age and older with narcolepsy; Jazz also markets Xyrem in Canada for the treatment of cataplexy in patients with narcolepsy. Xyrem is also approved and distributed in the EU, Great Britain and other markets through a licensing agreement;

•

Epidiolex® (cannabidiol) oral solution, a product approved by FDA and launched in the U.S. in 2018 by GW Pharmaceuticals plc, or GW, and currently indicated for the treatment of seizures associated with Lennox-Gastaut syndrome, or LGS, Dravet syndrome, or DS, or tuberous sclerosis complex, or TSC, in patients one year of age or older; in the EU (where it is marketed as Epidyolex®) and other markets, it is approved for adjunctive treatment of seizures associated with LGS or DS, in conjunction with clobazam (EU and Great Britain only), in patients 2 years of age and older and for adjunctive treatment of seizures associated with TSC in patients 2 years of age and older; and

•

Sativex® (nabiximols) oral solution, a product approved and marketed in more than 25 markets outside the U.S. as treatment for symptom improvement in adult patients with moderate to severe spasticity due to multiple sclerosis, or MS, who have not responded adequately to other anti-spasticity medication and who demonstrate clinically significant improvement in spasticity-related symptoms during an initial trial of therapy.

Oncology

•

Zepzelca® (lurbinectedin), a product approved by FDA in June 2020 and launched in the U.S. in July 2020 for the treatment of adult patients with metastatic small cell lung cancer, or SCLC, with disease progression on or after platinum-based chemotherapy; in Canada, Zepzelca was approved in September 2021 for the treatment of adults with Stage III or metastatic SCLC, who have progressed on or after platinum-containing therapy;

•

Rylaze® (recombinant Erwinia asparaginase), a product approved by FDA in June 2021 and launched in the U.S. in July 2021 for use as a component of a multi-agent chemotherapeutic regimen for the treatment of acute lymphoblastic leukemia, or ALL, or lymphoblastic lymphoma, or LBL, in adults and pediatric patients who have developed hypersensitivity to E. coli-derived asparaginase;

•

Vyxeos® (daunorubicin and cytarabine) liposome for injection, a product approved in the U.S., Canada, EU, Great Britain, and recently in Switzerland (marketed as Vyxeos® liposomal in the EU and Great Britain) for the treatment of adults with newly-diagnosed therapy-related acute myeloid leukemia, or t-AML, or AML with myelodysplasia-related changes (AML-MRC). An expanded indication was granted in the U.S. for the treatment of newly diagnosed t-AML or AML-MRC in pediatric patients aged 1 year and older; and

•

Defitelio® (defibrotide sodium), a product approved in the U.S. and Brazil for the treatment of hepatic veno-occlusive disease, or VOD, with renal or pulmonary dysfunction following hematopoietic stem cell transplantation, or HSCT, and in Japan for the treatment of hepatic sinusoidal obstruction syndrome (hepatic-veno occlusive disease). It is currently approved in the EU, Great Britain and other markets for the treatment of severe hepatic VOD, also known as sinusoidal obstructive syndrome, or SOS, in HSCT therapy. It is indicated in adults and pediatric patients over 1 month of age.

Our strategy to create sustainable shareholder value is focused on:

•	Strong commercial execution to drive diversified revenue growth and address unmet medical needs of our patients across our product portfolio, which focuses on neuroscience and oncology medicines;

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Proxy Overview (continued)

•	Expanding and advancing our pipeline to achieve a valuable product portfolio of durable, highly differentiated programs;

•	Continuing to build a flexible, efficient, and productive development engine for targeted therapeutic areas to identify and progress early-, mid- and late-stage assets;

•	Identifying and acquiring novel product candidates and approved therapies to complement our existing pipeline and commercial portfolio;

•	Investing in an efficient, scalable operating model and differentiated capabilities to enable growth; and

•	Unlocking further value through indication expansion and entry into global markets.

In 2021, consistent with our strategy, we continued to focus on R&D activities within our neuroscience and oncology therapeutic areas, such as our expansion into movement disorders and solid tumors, and exploring adjacent therapeutic areas that could further diversify our portfolio. In addition, in May 2021, we completed our acquisition of GW Pharmaceuticals plc, or GW, as consistent with our overall business and capital allocation strategy to expand our neuroscience portfolio and enhance value for our shareholders.

Information About Our Board of Directors

Director Nominees and Continuing Directors

Summary information about our director nominees and continuing directors, including their key skills and experiences that are relevant to serving on our board, is provided in the charts below. See pages 18 to 31 for more information.

Our nominating and corporate governance committee examines the experience and expertise of our board as a whole to ensure alignment between the abilities and contributions of our board and our long-term strategic priorities by primarily emphasizing expertise in global and U.S. sales and marketing, in product development, in financial management and in corporate development transactions among other skill sets. All of our directors exhibit high integrity, collegiality, innovative thinking, sound business judgment and a knowledge of corporate governance requirements and practices.

Name	Age	Director Since		Principal Position	Independent	Other Current Public Boards

2022 Director Nominees

Jennifer E. Cook	56	2020		Director, BridgeBio Pharma, Inc. and Denali Therapeutics Inc.	Yes	2

Patrick G. Enright	60	2009	(1)	Managing Director, Longitude Capital	Yes	2

Seamus Mulligan	61	2012		Director, Jazz Pharmaceuticals plc	Yes	0

Norbert G. Riedel, Ph,D,	64	2013		Executive Chairperson, Aptinyx Inc.	Yes	3

Continuing Directors

Bruce C. Cozadd	58	2003	(1)	Chairperson and Chief Executive Officer, Jazz Pharmaceuticals plc	No	0

Heather Ann McSharry	60	2013		Director, International Airlines Group, S.A.	Yes	1

Anne O’Riordan	54	2019		Group Director of Digital, Jardine Matheson Limited	Yes	0

Rick E Winningham	62	2010	(1)	Chairperson and Chief Executive Officer, Theravance Biopharma, Inc.	Yes	1

Peter Gray	67	2013		Chairperson, Teckro, Inc. and Abzena	Yes	0

Kenneth W. O’Keefe	55	2004	(1)	Managing Director, Beecken Petty O’Keefe & Company	Yes	0

Mark D. Smith	70	2020		Professor, University of California, San Francisco and Director, Teladoc Health, Inc. and Phreesia, Inc.	Yes	2

Catherine A. Sohn, Pharm.D.	69	2012		Chairperson, BioEclipse Therapeutics, Inc. and Director, Axcella Health Inc., Landec Corporation and Rubius Therapeutics	Yes	3

(1)	Includes service on the board of directors of Jazz Pharmaceuticals, Inc., our predecessor.

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Proxy Overview (continued)

Director Diversity

Our board is substantially independent and has a mix of relatively newer and longer-tenured directors. The charts below show board makeup by various characteristics with respect to our director nominees and continuing directors:

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Proxy Overview (continued)

Board Diversity Matrix (as of June 1, 2022)

Total Number of Directors	12

	Female	Male	Non-Binary	Did Not Disclose Gender

Part I: Gender Identity

Directors	4	8	—	—

Part II: Demographic Background

African American or Black	—	1	—	—

White	4	7	—	—

LGBTQ+	1

Shareholder and Other Stakeholder Engagement

A priority for our board of directors is soliciting and listening to the views of our shareholders on a variety of topics, including our business and growth strategy, corporate governance practices, executive compensation matters, and various other environmental, social and governance (ESG) matters. Discussions with our shareholders have been productive and informative and have provided valuable feedback to our board of directors to help ensure that our board’s decisions align with shareholder objectives. The graphic under the section entitled “Executive Compensation—Compensation Discussion and Analysis—How We Determine Executive Compensation—2021 Advisory Vote on Executive Compensation and Shareholder Engagement” on page 54 below describes our typical shareholder outreach and engagement cycle.

Leading up to and following our 2021 annual general meeting, we reached out to shareholders who collectively held approximately 29% of our then-outstanding shares to request meetings, and held meetings with each shareholder who accepted our request for engagement.

We have taken a number of significant and responsive actions over the past several years to incorporate feedback received from shareholders, as highlighted in the following table.

Topic	What We Heard	What We Did
Board Refreshment	Shareholders continued to stress the importance of board refreshment and the role it plays in enhancing skills and capabilities and increasing board diversity.

•    We enhanced our demographic board diversity in both 2019 and 2020. Specifically, in 2020, we underwent a board refreshment program and candidate search for new directors, which provided an opportunity to enhance the range of skills and capabilities of the board. As part of that search process, the nominating and corporate governance committee asked the search firm it engaged to provide, and then considered, a set of highly qualified candidates that included both women and people from underrepresented communities. In late 2020, we added two additional diverse directors, including a practicing physician and a seasoned biopharma executive/former CEO.

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Proxy Overview (continued)

Topic	What We Heard	What We Did
Compensation

While shareholders provided positive feedback regarding our pay-for-performance alignment, we heard a strong preference that our long-term incentive program include performance-based equity awards. Shareholders have raised concerns that our burn rate is higher than some of our peers. Shareholders disfavor the “evergreen provision” in our 2011 Equity Incentive Plan.

Shareholders also expressed their desire for our annual performance bonus plan to have an explicit cap on payouts to avoid the potential of excessive payouts not tied to performance and to mitigate certain risks inherent in incentive plans.

In response to shareholder feedback:

•    Since 2021, approximately 50% of each executive officer’s target equity compensation has been in the form of performance-based equity awards, or PSUs;

•    Since 2021, stock options have been eliminated from our long-term incentive program, and 100% of the awards granted thereunder have been in the form of restricted stock units, or RSUs, and PSUs;

•    The evergreen provision in the 2011 Equity Incentive Plan expired in January 2022 and we will not adopt a new one in the future;

•    Since 2021, payouts under the annual performance bonus awards have been capped at 300% of an individual’s target award;

•    We selected performance goals for our executive compensation program that focus specifically on (i) growing and diversifying our commercial portfolio and (ii) enhancing the value of our pipeline to create a meaningful incentive and reward for successfully driving transformation and delivery of long-term sustainable value to shareholders and life-changing medicines to patients;

•    Once the aggregate achievement percentage of the performance goals is determined, that result is modified, from 75% to 125%, based on the performance of our stock price relative to peers, or a relative TSR modifier. We believe that having a TSR modifier helps balance the importance of providing executives clearer line of sight to payout opportunities using financial/operational measures with the need to ensure that those payouts are aligned with shareholders’ experience during the performance period; and

•    We also have a policy for recoupment of incentive compensation, or a clawback policy, which is designed to mitigate risks generally associated with incentive compensation and allow us to recover any erroneously earned compensation.

ESG	ESG continues to be a priority for our shareholders and stakeholders.	In 2020, we conducted a formal materiality assessment and established clear oversight and governance around ESG. In 2021, we established a dedicated Global Corporate Sustainability and Social Impact (“CSSI”) Team to lead our ESG program. The CSSI Team, senior management, and our board are building upon a strong foundation of environmental stewardship and social impact initiatives, and our nominating and corporate governance board committee has oversight responsibility over ESG policies and initiatives. We are continually innovating across our manufacturing sites and supplier networks and

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Proxy Overview (continued)

Topic	What We Heard	What We Did

have successfully redesigned product packaging, drug production processes, and facilities operations to reduce our water and energy use and waste generation globally. We have also launched social impact programs that deliver our medicines to underserved regions and support the civic health of our communities and developed diversity, equity, inclusion and belonging (DEIB) commitments to enhance representation of diverse perspectives within our organization.

We also continue to evaluate feedback received from shareholders on other topics, including our classified board structure, setting climate change targets and reporting on workforce diversity.

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Proxy Overview (continued)

ESG Highlights

At Jazz our purpose is to innovate to transform the lives of patients and their families. Our core values—integrity, collaboration, passion, pursuit of excellence and innovation—define our corporate practices and demonstrate our commitment to improving patients’ lives.

Our values, combined with good corporate governance, environmental stewardship and social responsibility anchor our corporate strategy and make up key elements of our vision to deliver on our commitment to generate long-term sustainable value for patients, employees, shareholders, and other stakeholders.

Our board and management are focused on establishing a clear ESG strategic roadmap for the proactive management of ESG risks, assessments and disclosures. The board oversees ESG matters at both the full board and committee level. The nominating and corporate governance committee has primary oversight for our ESG strategy. In addition, the compensation and management development committee works with the full board to oversee human capital management matters, including DEIB. See the section entitled “Corporate Governance and Board Matters” on page 25 for a further discussion of our board and board committees.

Corporate Sustainability and Social Impact Highlights

Senior management has operational responsibility for ESG matters. As part of our proactive management of ESG factors, in 2021, Jazz formed the Global Corporate Sustainability and Social Impact (“CSSI”) team to lead our ESG program. The CSSI team and our senior management regularly brief the board and its committees on ESG matters.

Our ESG program is aligned to our corporate strategy and is organized around four key pillars; planet; patients; community; and people. We conduct formalized materiality assessments of our business to consider the financial materiality of key ESG metrics and their relation to the financial and competitive strategy of Jazz. In addition, internal and external stakeholder feedback informs Jazz’s assessment of key ESG priorities. For each priority topic, we are developing a strategic vision along with an action plan to get us there, including targets, where applicable. The company plans to publish its first ESG report later this year.

Selected ESG achievements and initiatives under each pillar are highlighted below:

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Proxy Overview (continued)

Planet

We seek to operate our business in an environmentally responsible way to ensure we are protecting our people, our business, our environment and the local communities in which we operate.

We are committed to reducing our environmental impact and to using sustainable practices wherever feasible.

U.N. SDG
Alignment

We have implemented environmental sustainability measures across our different manufacturing sites and throughout our product portfolio, with key activities below:

•    Redesigned our Epidiolex packaging to be more sustainable, reducing total energy used, carbon emissions, water consumption, and waste produced.

•    We use green chemistry principles in our first in-house commercial production site (Athlone, Ireland) (green solvent selection, reduced solvent usage, usage of enzyme catalysts in the place of heavy metals).

•    All electricity used at our Athlone site has been sourced from Moanmore wind farm, (county Clare) since 2019.

•    The Athlone manufacturing site was built on a greenfield site in an environmentally sensitive area, rich in flora and fauna. We spend considerable time and resources protecting our local environment including daily water quality assessment and monitoring.

•    Our growing site at Yorkshire Botanicals Limited (YBL) uses electricity generated from wind turbines, powering over 300 local homes when the power is not needed; additionally at our British Sugar growing site we have achieved a 30% reduction in the usage of peat with further reductions targeted.

•    At our Villa Guardia site, we replaced all light points with LEDs saving 103,699 kwh per year of electricity; we have introduced significant steps to reduce our solvent usage, recovering 500 tonnes of acetone per year and we introduced a “cleaning in place” system together with new dry screw vacuum pumps in 2018 which allowed us to save more than 18,000m3 of potable water per year.

•    In addition, our Villa Guardia site has implemented an Environmental Management System since 2007 reporting on water consumption, discharges, atmospheric emissions, energy efficiency, material efficiency and biodiversity which is publicly available on our website.

•    Our new buildings meet the highest level of Building Research Establishment Environmental Assessment Methodology (BREEAM) standards. Our new bulk drug product (BDP) facility at KSP (Building 755) has been designed in order to achieve the BREEAM ‘very good’ status to encourage environmental, social and economic sustainability. The design includes planting 2,125 trees, deploying 1,144 solar panels on its roof, using low energy lighting throughout and utilizing environmentally friendly building materials.

Our 2022 sustainability report will include expanded environmental disclosures, including measures relating to waste generation, energy and water use, and carbon emissions.

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Proxy Overview (continued)

Patients

We are innovating to develop life-changing medicines for patients—often with limited or no therapeutic options. We strive to help patients get access to the medications they need, and we advocate for policies that transform the lives of patients.

U.N. SDG Alignment

•    Expanding patient access to medicines, including through our patient assistance programs, product donations to global aid organizations and monetary contributions to independent charities. We have been able to provide greater support and access to our medicines in markets around the world.

•    Appointed Jazz’s first Vice President of Patient Advocacy in 2022 to drive patient-focused strategies and embed the patient voice into our decision making.

•    We are incorporating patient perspectives early in the drug development process and building endpoints based on their feedback. This includes studying nontraditional metrics like the impact of treatment on activities of daily living and exploring social/emotional endpoints as reported by patients.

•    Engaged with patient advocacy organizations and public officials in the state of Kentucky to bring awareness to Lung Cancer, culminating in a Governor’s Proclamation Event and the passage of the Lung Cancer Screening and Prevention Program bill.

•    In partnership with Stand Up To Cancer, we are supporting ethnographic research to help drive improvements in the treatment of small cell lung cancer for Black patients. This research explores the attitudes towards small cell lung cancer among Black patients and their caregivers in the United States.

•    Our pipeline of potential new therapies has expanded 4x since 2015 and we are committed through our Vision 2025 framework to deliver at least 5 novel product approvals by the end of the decade.

•    Our launch of Rylaze in 2021 allowed us to move away from supply chain disruptions previously common to Erwinaze, and to better support ALL and LBL patients. We are also pursuing approval of two-day and intravenous dosing regimens that will allow patients and providers increased flexibility.

•    Committed to improving diversity in our clinical trial enrollments, including support of the American Cancer Society’s Blue-Button Project which will make clinical trial eligibility screening part of routine care that requires little effort and make trial screening site agnostic. Our hope is to increase overall cancer clinical trial enrollment with more diverse patients in those trials, better reflecting the U.S. cancer population.

•    Jazz is continuing our commitment to supporting the long-term health outcomes of our sleep medicine patients, increasing educational funding and advocacy to raise awareness about the benefits of low-sodium therapies for chronic conditions.

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Proxy Overview (continued)

Community

We aim to be an engaged corporate citizen globally and in the specific communities in which we work.

We work through direct philanthropy, employee volunteerism and with partners to execute key social good initiatives that reflect our social impact goals and values.

U.N. SDG Alignment

•    Jazz supports a wide and varied corporate philanthropy program that includes support across our key strategic therapeutic focus areas.

•    We empower our employees to help guide decisions on funding and support to charitable organizations, including our donations to the International Red Cross, UNICEF, and World Central Kitchen.

•    We believe that greater inclusion of underrepresented groups in the scientific and biopharmaceutical arenas is a priority and can further address health inequities. We help both individuals and employees through financial support, mentoring, and internship programs.

•    Our employee volunteer program, Community Beat, is focused on creating co-worker engagement and community outreach through coordinated programs and activities throughout the year.

•    We donated thousands of doses of oncology medication to underserved countries in Africa and South America.

•    Established a Global Volunteer Day to allow all Jazz employees a paid day off to serve in their local communities.

•    We support underrepresented communities with limited access to legal services and have established a program to assist recent childhood and young adult immigrants to the United States as part of the Deferred Action for Childhood Arrivals (or DACA) Program. Jazz lawyers help prepare renewal applications and we cover the application fees for those seeking renewals.

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Proxy Overview (continued)

People

Jazz is committed to creating a company where the culture embodies our corporate purpose to innovate to transform the lives of patients and reflects our key goals: (1) be a great place to work; and (2) live our core values of Integrity, Collaboration, Passion, Innovation, and Pursuit of Excellence.

We aim to be the best experience of our employees’ careers.

U.N. SDG Alignment

•    We gather more frequent feedback from our employees on what they value about the workplace experience; we consistently achieve participation rates of more than 80% in our annual engagement survey and 77% of employees would recommend Jazz as a good place to work.

•    As part of our multi-dimensional diversity strategy, Jazz ConcERTos, our employee resource teams, are self-led teams of employee volunteers with diverse backgrounds who come together to promote innovation through inclusion and to increase awareness of all dimensions of diversity. In addition, we have six active affinity forums at Jazz.

•    Fifty percent of our Executive Committee is diverse in terms of gender, ethnicity and sexual orientation.

•    Females represent 55% of our global workforce and 43% at the leadership level (employees at executive director and above).

•    In the U.S., people of color represent 33% of our U.S. workforce and 20% at the leadership level.

•    We provide customizable continuous learning opportunities for employees to allow for course-work that matches career ambitions and strengths with customized development; We have targeted a development effort to build leadership capabilities within our team of global leaders (80+ top leaders).

•    We designed a new work model we call Jazz Remix. It’s based upon direct input from employees and external insights and best practices. Jazz Remix blends the advantages of remote/virtual working and in-person collaboration. Employees work dynamically from our sites, from home and other locations as business and personal needs require.

•    Jazz offers full company participation in our long-term incentive plan providing employees with an ownership stake.

•    Jazz provides differentiated global leave and time-off polices including minimum standards for new parent leave, irrespective of gender or how a family is created, family caregiver leave, and bereavement leave.

•    We offer an array of mental health, well-being and mindfulness programs including fully covered counseling sessions for employees and their families.

We are committed to advancing our ESG Strategy, building upon previous third-party materiality assessments and will seek to report against the upcoming International Sustainability Standards Board (ISSB) consolidated reporting metrics. Our Board, senior management, and CSSI Team will focus on the Agriculture, Biotechnology and Pharmaceutical ESG standards that apply to our business and maintain our commitment to operating ethically, sustainably and in alignment with many of the U.N.’s Sustainable Development Goals (SDGs).

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Proxy Overview (continued)

Summary of Shareholder Voting Matters and Board Recommendations

For the reasons set forth below and in the rest of this proxy statement, our board of directors recommends that you vote your shares “FOR” each of the nominees named below for director to hold office until the 2025 annual meeting of shareholders and “FOR” each of the other proposals.

Proposal 1 — Election of Directors

The board of directors recommends a vote “FOR” each of the named nominees.

Vote required to elect each nominee to hold office until the 2025 annual meeting of shareholders: Affirmative vote of a majority of the votes cast on his or her election.

For more information, see Proposal 1 starting on page 18.

We are asking our shareholders to vote, by separate resolutions, on the election of each of Jennifer E. Cook, Patrick G. Enright, Seamus Mulligan and Norbert G. Riedel, Ph.D. to hold office until the 2025 annual meeting of shareholders. Detailed information about each nominee’s background and experience can be found beginning on page 19.

Each of the nominees for director was nominated for election by the board of directors upon the recommendation of our nominating and corporate governance committee. Our board of directors believes that each nominee has the specific experience, qualifications, attributes and skills to serve as a member of the board of directors and has demonstrated the ability to devote sufficient time and attention to board duties and to otherwise fulfill the responsibilities required of directors. See “Corporate Governance and Board Matters—Director Commitments” beginning on page 29 for more information.

Proposal 2 — Ratify, on a Non-Binding Advisory Basis, the Appointment of Independent Auditors and Authorize, in a Binding Vote, the Board of Directors, Acting Through the Audit Committee, to Determine the Independent Auditors’ Remuneration

The board of directors recommends a vote “FOR” this proposal.

Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal.

For more information, see Proposal 2 starting on page 97.

Under Irish law, KPMG will be deemed to be reappointed as our independent auditors for the financial year ending December 31, 2022, without needing a shareholder vote at the annual meeting. However, our shareholders are being asked to ratify KPMG’s appointment on a non-binding advisory basis because we value our shareholders’ views on the company’s independent auditors. The board of directors and the audit committee intend to consider the results of this vote in making determinations in the future regarding the appointment of the company’s independent auditors.

Our shareholders are also being asked to authorize the board of directors, acting through the audit committee, to determine KPMG’s remuneration. This authorization is required by Irish law.

Less than 3% of the total fees that KPMG billed us for services last year were for services other than audit, audit-related and tax compliance services.

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Proxy Overview (continued)

Proposal 3 — Non-Binding Advisory Vote on Executive Compensation

The board of directors recommends a vote “FOR” this proposal.

Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal.

For more information, see Proposal 3 starting on page 99.

We are asking our shareholders for advisory approval of our NEOs’ compensation. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote. Our executive compensation program is aligned with our business strategy and priorities and encourages executive officers to work for meaningful shareholder returns consistent with our pay-for-performance philosophy. Our executive compensation program focuses on target total direct compensation, combining short-term and long-term components, cash and equity, and fixed and variable payments, in the proportions that we believe are the most appropriate to incentivize and reward our executive officers for achieving our corporate goals while minimizing incentives for excessive risk-taking or unethical conduct. Our annual performance bonus awards are not earned unless pre-determined levels of performance are achieved against annual corporate objectives approved by our board of directors at the beginning of the year. Likewise, our stock option awards will not provide realizable value and our restricted stock unit awards will not provide increased value unless there is an increase in the value of our shares, which benefits all shareholders. We also have executive share ownership guidelines to further support our ownership culture and align the interests of executive officers and shareholders. Further, in 2021 we implemented a new performance-based equity program tied to the achievement of critical multi-year financial and other strategic objectives as well as relative total shareholder return goals, with performance-based restricted stock unit awards making up approximately 50% of each NEO’s target annual equity grant, and time-vested restricted stock unit awards making up the other approximately 50%. Our 2021 advisory say-on-pay proposal was approved by approximately 90% of total votes cast.

Proposal 4 — Board Authority to Issue Shares for Cash Without First Offering Shares to Existing Shareholders

The board of directors recommends a vote “FOR” this proposal.

Vote required for approval: Affirmative vote of 75% of the votes cast on the proposal.

For more information, see Proposal 4 starting on page 101.

We are asking our shareholders to grant the board of directors the pre-emption opt-out authority to allot equity securities for cash for up to 20% of our issued ordinary share capital in the aggregate, for a period expiring on the date being 18 months from the passing of the resolution set forth in Proposal 4, unless otherwise varied, renewed or revoked.

Prior to casting your vote on Proposal 4, we strongly urge you to carefully read the discussion in Proposal 4 beginning on page 101.

In general, unless otherwise authorized by shareholders, before an Irish public limited company can issue shares for cash (including rights to subscribe for, convert into or otherwise acquire any shares) to any new shareholders, it must first offer the shares or rights to existing shareholders of the company pro-rata to their existing shareholdings. Under Irish law, the authority to opt-out of this pre-emption right, which we call the pre-emption opt-out authority, can be granted by shareholders for a maximum period of five years, at which point it lapses unless renewed by shareholders. At our 2021 annual general meeting of shareholders, our proposal to renew our prior unlimited

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Proxy Overview (continued)

pre-emption opt-out authority for an additional five-year term did not receive the affirmative vote of at least 75% of the votes cast as required by the Irish law super majority voting regime for special resolutions. At an extraordinary general meeting we held in September 2021, or the 2021 EGM, our shareholders approved our current pre-emption opt-out authority for an 18-month period from the date of the 2021 EGM under which our directors are authorized to issue new shares for cash, if the issuance is limited to up to 5% of our issued ordinary share capital, with the possibility of issuing an additional 5% of our issued ordinary share capital provided the additional 5% is only to be used for the purposes of financing (or refinancing, if the refinancing is announced within six months after the original transaction) a transaction that our board of directors determines to be an acquisition or a specified capital investment. Accordingly, the current pre-emption opt-out authority is due to expire on March 23, 2023.

When we formulated the pre-emption opt-out authority that was presented at, and approved by, our shareholders at the 2021 EGM, we followed the market practice for companies whose share capital is listed on Euronext Dublin because it was critical for us to submit a pre-emption opt-out authority proposal at the 2021 EGM that we were certain shareholders would support given the Irish law super majority voting regime for special resolutions. However, upon further analysis and following engagement with our shareholders, we believe at this time that it is in the best interests of the company and our shareholders to seek approval for a new pre-emption opt-out authority on the terms set forth in Proposal 4.

Earlier this year, we announced our Vision 2025, which aims to deliver sustainable growth and enhanced value, driving our continued transformation to an innovative, high-growth global pharmaceutical leader, with a focus on commercial execution, pipeline productivity and operational excellence. In this regard, strategic capital allocation will continue to be an important driver of our growth.

Granting our board of directors the pre-emption opt-out authority on the terms set forth in Proposal 4 is vital to the way we intend to advance our business. As explained in more detail in Proposal 4, we received feedback from shareholders during engagement efforts both before and after our 2021 annual general meeting that indicated certain shareholders preferred limits on our pre-emption opt-out authority. In light of our strategy for growth and related initiatives and after extensive consideration, we determined at this time that seeking approval for a pre-emption out-out authority to issue up to 20% of our issued ordinary share capital for cash over the next 18 months would likely provide us with sufficient flexibility to execute on our strategy while also taking into account shareholder feedback that expressed a preference for some limits on our pre-emption opt-out authority. We also believe that the 20% limit in Proposal 4 strikes the right balance between protecting shareholders from excessive dilution resulting from issuances of shares for cash and providing us with sufficient flexibility to execute on our strategy for growth.

We will, like all U.S.-incorporated companies listed on Nasdaq, continue to be subject to the Nasdaq shareholder approval requirements, including the Nasdaq requirement for shareholder approval for certain

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Proxy Overview (continued)

acquisitions or private placements when the number of shares to be issued is or will be equal to or in excess of 20% of the number of our ordinary shares outstanding before the issuance. Unlike our U.S.-incorporated peer companies listed on Nasdaq, however, we will also be limited by the terms of Proposal 4, which imposes an overall 20% limit on our ability to issue shares for cash without shareholder pre-emption rights for the entirety of the 18-month authorization period regardless of the type of transaction or financing.

As noted above, our strategy for growth depends in part on our ability to quickly take advantage of strategic opportunities, including potential acquisitions and other capital-intensive transactions that we believe would increase shareholder value. Many of these opportunities are highly competitive, with multiple parties often offering comparable or even the same economics. In light of our strategy for growth and related initiatives and after extensive consideration, we determined at this time that seeking approval for a pre-emption out-out authority to issue up to 20% of our issued ordinary share capital for cash over the next 18 months would likely provide us with sufficient flexibility to execute on our strategy, including as part of our Vision 2025.

If Proposal 4 is not approved, in each case where we propose to issue shares for cash consideration after March 23, 2023 and/or beyond the more restrictive limits of our current pre-emption opt-out authority, we would first have to offer those shares on the same or more favorable terms to our existing shareholders pro-rata to their existing shareholdings in the absence of a new shareholder approval to dis-apply the pre-emption rights provision to the issuance of those shares. This could put us at a significant disadvantage vis-à-vis many of our peers in competing for acquisitions and similar transactions (particularly since many of the companies with which we compete strategically are listed and incorporated in the U.S. and are not subject to similar pre-emption right restrictions), and might make it difficult for us to complete such transactions in a timely manner or at all, potentially limiting our ability to further our strategy for growth by deploying capital to meet strategic goals that are in the best interests of our shareholders.

Proposal 5 — Adjournment Proposal

The board of directors recommends a vote “FOR” this proposal.

Vote required for approval: Affirmative vote of a majority of the votes cast on the proposal.

For more information, see Proposal 5 starting on page 107.

We are asking our shareholders to vote on a proposal to approve any motion to adjourn the annual meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 4.

Under Irish law, Proposal 4 is a special resolution, which requires no less than 75% of the votes of shareholders cast (in person or by proxy) at a general meeting to be voted “FOR” the proposal in order to be passed. Given the high vote threshold associated with Proposal 4, we are seeking your authority to adjourn the meeting to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 4.

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2022 NOTICE OF MEETING AND PROXY STATEMENT

PROXY STATEMENT

FOR THE 2022 ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON JULY 28, 2022

GENERAL

Purpose of this Proxy Statement and Other General Information

Our board of directors is soliciting proxies for use at our 2022 annual general meeting of shareholders, or the annual meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the annual meeting. Please read it carefully. The Notice of Internet Availability of Proxy Materials and our proxy materials, which include this proxy statement, our annual letter to shareholders and our 2021 Annual Report on Form 10-K, are first being mailed to shareholders on or about June , 2022. Our proxy materials are also available online at https://materials.proxyvote.com/G50871. The specific proposals to be considered and acted upon at the annual meeting are summarized in the accompanying Notice of 2022 Annual General Meeting of Shareholders. Each proposal is described in more detail in this proxy statement.

This solicitation is made on behalf of our board of directors and all solicitation expenses, including costs of preparing, assembling and mailing proxy materials and notices, will be borne by us. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners. In addition, we have retained Alliance Advisors, a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $40,000 plus reimbursement of expenses.

Our board of directors has set the close of business on June 1, 2022 as the record date for the annual meeting. Shareholders of record who owned our ordinary shares on that date are entitled to vote at and attend the annual meeting. Each ordinary share is entitled to one vote. There were            of our ordinary shares outstanding and entitled to vote on the record date.

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PROPOSAL 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes, designated Class I, Class II and Class III. The term of the Class II directors will expire on the date of this annual meeting of shareholders; the term of the Class III directors will expire on the date of the 2023 annual meeting of shareholders; and the term of the Class I directors will expire on the date of the 2024 annual meeting of shareholders. At each annual meeting of shareholders, successors to the directors whose term expires at that annual meeting are put forward for election for a three-year term.

The board of directors currently has 12 members and there are no vacancies. There are currently four directors in Class II, the class whose term of office expires at this annual meeting, all of whom are standing for election at the annual meeting: Jennifer E. Cook, Patrick G. Enright, Seamus Mulligan and Norbert G. Riedel, Ph.D. All four Class II director nominees were nominated for election by the board of directors upon the recommendation of our nominating and corporate governance committee. Each of Ms. Cook, Mr. Enright, Mr. Mulligan and Dr. Riedel were previously elected to our board of directors by our shareholders.

In order to be elected as a director at the annual meeting to hold office until the 2025 annual meeting of shareholders, each nominee must be appointed by an ordinary resolution, meaning each must individually receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented in person or by proxy at the annual meeting (including any adjournment thereof). Under our articles, if, at any annual meeting of shareholders, the number of directors is reduced below the minimum prescribed by the board of directors pursuant to our articles due to the failure of any director nominee to receive the affirmative vote of a majority of the votes cast, then in those circumstances, the nominee or nominees who receive the highest number of votes in favor of election will be elected in order to maintain such prescribed minimum number of directors. Each such director would remain a director (subject to the provisions of the 2014 Act and our articles) only until the conclusion of the next annual meeting of shareholders unless he or she is re-elected at such time.

If any nominee becomes unavailable for election as a result of an unexpected occurrence, the proxy holders will vote your proxy for the election of any substitute nominee as may be proposed by the nominating and corporate governance committee. Each nominee has consented to being named as a nominee in this proxy statement and has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. If elected at the annual meeting by the affirmative vote of a majority of the votes cast on his election, each nominee would serve as a director until the 2025 annual meeting of shareholders and until his successor has been elected and qualified, or, if sooner, until his death, resignation, retirement, disqualification or removal. It is our policy to invite directors and nominees for director to attend annual meetings of shareholders. Due to the COVID-19 pandemic, including related travel restrictions, none of our directors attended our 2021 annual meeting of shareholders in person; however, all of the directors then in office participated in the meeting by video conference.

Vacancies on the board of directors, including a vacancy that results from an increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the directors then in office, provided that a quorum is present at the relevant board meeting. A director elected by the board of directors to fill a vacancy in a class will serve for the remainder of the full term of that class and until the director’s successor is elected and qualified, or, if sooner, until his or her death, resignation, retirement, disqualification or removal. Under our articles, if the number of directors is increased, directors are apportioned among the classes to maintain the number of directors in each class as nearly equal as possible, or as the Chairperson of our board may otherwise direct.

The following includes a brief biography of each nominee for director and each of our other directors whose terms of office will continue following the annual meeting, including their respective ages, as of June 1, 2022. Each biography includes information regarding the specific experience, qualifications, attributes or skills that led the nominating and corporate governance committee and the board of directors to determine that the applicable nominee or other current director should serve as a member of the board of directors. We evaluate diversity considerations as well as the experience and expertise of our board as a whole to ensure alignment between the abilities and contributions of our board and our strategic priorities and long-range plan, emphasizing, among other things, expertise in global and U.S. sales and marketing, in product development, in financial management and in corporate development transactions.

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Proposal 1 (continued)

Class II Director Nominees for Election for a Three-Year Term Expiring at the 2025 Annual Meeting

Jennifer E. Cook Director, BridgeBio Pharma, Inc. and Denali Therapeutics, Inc.

Director since 2020

Age 56

Key Qualifications and Expertise:

Ms. Cook brings to our board over 30 years of biopharmaceutical experience with significant C-suite, global product development and commercialization expertise, with a focus on transformative growth.

Committee Assignments:

•  Compensation Committee[1] since April 2021. Chair of Compensation Committee since April 2022.

Other Current Public Company Boards:

•  BridgeBio Pharma, Inc.

•  Denali Therapeutics Inc.

Jennifer E. Cook has served as a member of our board of directors since December 2020. Ms. Cook serves as a non-executive director on the boards of directors of two other publicly-held companies, Denali Therapeutics Inc. and BridgeBio Pharma, Inc., both biotechnology companies. She also serves on the board of directors of Ambys Medicines, Inc., a privately held biotechnology company. Ms. Cook founded Jennifer Cook Consulting, a consulting company, and has served as Principal since July 2019. From January 2018 to June 2019, Ms. Cook was the Chief Executive Officer at GRAIL, Inc., a privately-held early cancer detection diagnostic company. Prior to that, Ms. Cook worked at Roche Pharmaceuticals/Genentech for 25 years, where she held a number of senior management positions covering the full lifecycle of product development and commercialization. From 2010 to 2013, she oversaw Genentech’s U.S. Immunology and Ophthalmology Business Unit, and from 2013 to 2016, she led Roche’s European commercial business. She also served as Roche’s Global Head of Clinical Operations throughout 2017. In 2016, Ms. Cook was recognized as Woman of the Year by the Healthcare Businesswoman’s Association. Ms. Cook received a B.A. in Human Biology and a M.S. in Biology from Stanford University and an M.B.A. from the Haas School of Business at University of California, Berkeley. Ms. Cook brings to our board over 30 years of biopharmaceutical experience with significant C-suite, global product development and commercialization expertise, with a focus on transformative growth.

Patrick G. Enright Managing Director, Longitude Capital

Director since 2009*

Age 60

Key Qualifications and Expertise:

Based on his experience as a venture capital investor focused on life sciences companies and his past work in the pharmaceutical industry, Mr. Enright brings to our board of directors over 30 years of operating experience and financial expertise in the life sciences industry.

Committee Assignments:

•  Audit Committee

•  Compensation Committee

Other Current Public Company Boards:

•  Aptinyx Inc.

•  Vera Therapeutics, Inc.

*Includes service on the board of directors of Jazz Pharmaceuticals, Inc., our predecessor.

Patrick G. Enright has served as a member of our board of directors since the closing of the Azur Merger in January 2012 and was a director of Jazz Pharmaceuticals, Inc. from 2009 until the closing of the Azur Merger. Mr. Enright co-founded Longitude Capital, a healthcare venture capital firm, where he has served as a Managing Director since 2006. Prior to Longitude Capital, Mr. Enright was a Managing Director of Pequot Ventures where he co-led the life sciences investment practice. Mr. Enright also has significant life sciences operations experience including senior executive positions at Valentis, Boehringer Mannheim (acquired by Roche) and Sandoz (now known as Novartis). Mr. Enright currently serves on the boards of directors of Aptinyx Inc. and Vera Therapeutics, Inc. as well as several privately held healthcare companies and the National Venture Capital Association. Mr. Enright previously served on the boards of directors of over 20 companies, including Aimmune Therapeutics, Inc from 2013 until its acquisition by Nestlé in 2020 and Vaxcyte, Inc from 2015 to 2020. Mr. Enright received a B.S. in Biological Sciences from Stanford University and an M.B.A. from the Wharton School of the University of Pennsylvania. Based on his experience as a venture capital investor focused on life sciences companies and his past work in the pharmaceutical industry, Mr. Enright brings to our board of directors over 30 years of operating experience and financial expertise in the life sciences industry.

[1]	In this proxy statement, we refer to our Compensation & Management Development Committee as the compensation committee.

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Proposal 1 (continued)

Seamus Mulligan Director, Jazz Pharmaceuticals plc

Director since 2012

Age 61

Key Qualifications and Expertise:

As a founder of Azur Pharma and a pharmaceutical industry executive, Mr. Mulligan brings to our board of directors an expertise in business development and over 35 years of experience in the pharmaceutical industry.

Committee Assignments:

•  None*

Other Current Public Company Boards:

•  None

* While Mr. Mulligan is not a member of any of our three standing committees of the board, he serves as Chair of our Transaction Committee.

Seamus Mulligan has served as a member of our board of directors since the closing of the Azur Merger in January 2012. Mr. Mulligan was a founder and principal investor of Azur Pharma and was Azur Pharma’s Chairperson and Chief Executive Officer as well as being a member of its board of directors from 2005 until January 2012. Mr. Mulligan also served as our Chief Business Officer, International Business Development from January 2012 until February 2013. Between 2014 and 2018, Mr. Mulligan served as Chairperson and Chief Executive Officer of Adapt Pharma Limited or “Adapt Pharma”, a specialty pharmaceutical company, which was acquired in October 2018 by Emergent BioSolutions Inc., a multinational specialty biopharmaceutical company. Mr. Mulligan acted as a Consultant to Emergent BioSolutions Inc. from October 2018 to March 2019, when he was appointed to the board. He resigned from the board in May 2020. From 2006 to 2017, Mr. Mulligan served as Executive Chairperson of Circ Pharma Limited and its subsidiaries, a pharmaceutical development stage group. From 1984 until 2004, Mr. Mulligan held various positions with Elan Corporation, plc, a pharmaceutical company, most recently as Executive Vice President, Business and Corporate Development, and prior to that position, held the roles of President of Elan Pharmaceutical Technologies, the drug delivery division of Elan Corporation, plc, Executive Vice President, Pharmaceutical Operations, Vice President, U.S. Operations and Vice President, Product Development. Mr. Mulligan served as a member of the board of directors of the U.S. National Pharmaceutical Council until 2004. Mr. Mulligan holds a B.Sc. (Pharm) and M.Sc. from Trinity College Dublin. As a founder of Adapt Pharma and Azur Pharma, and a pharmaceutical industry executive, Mr. Mulligan brings to our board of directors an expertise in business development and over 35 years of experience in the pharmaceutical industry.

Norbert G. Riedel, Ph.D. Executive Chairperson, Aptinyx Inc.

Director since 2013

Age 64

Key Qualifications and Expertise:

Dr. Riedel brings significant scientific, drug discovery and development, and commercial expertise to our board of directors with over 20 years of experience in the biotechnology and pharmaceutical industries.

Committee Assignments:

•  Compensation Committee. Chair of Compensation Committee until April 2022.

•  Chair of advisory Science and Medicine Committee since April 2022.

Other Current Public Company Boards:

•  Aptinyx Inc.

•  Cerevel Therapeutics Holdings, Inc.

•  Eton Pharmaceuticals, Inc.

Norbert G. Riedel, Ph.D., age 64, has served as a member of our board of directors since May 2013 and was appointed chairperson of our compensation committee in August 2013. Dr. Riedel has served as Executive Chairperson of Aptinyx Inc. since January 2022 and previously served as Chief Executive Officer from September 2015 to December 2021 and as President from September 2015 to December 2020. Aptinyx Inc. is a biopharmaceutical company spun out of its predecessor company, Naurex, Inc., where Dr. Riedel served as Chief Executive Officer and President from January 2014 to September 2015. From 2001 to 2013, he served as Corporate Vice President and Chief Scientific Officer of Baxter International Inc., a diversified healthcare company, where from 1998 to 2001, he also served as President and General Manager of the recombinant therapeutic proteins business unit and Vice President of Research and Development of the bioscience business unit. From 1996 to 1998, Dr. Riedel served as head of worldwide biotechnology and worldwide core research functions at Hoechst-Marion Roussel, now Sanofi, a global pharmaceutical company. Dr. Riedel served on the board of directors of Ariad Pharmaceuticals, Inc., an oncology company, from May 2011 until the company was acquired in February 2017. Dr. Riedel currently serves on the boards of directors of three other publicly-held companies, Aptinyx Inc., Eton Pharmaceuticals, Inc., a development stage pharmaceutical company, where he also serves as Chairperson of the board, and Cerevel Therapeutics Holdings, Inc., a biopharmaceutical company. Dr. Riedel also currently serves on the board of directors of a non-profit organization, the Illinois Biotechnology Industry Organization, and is a member of the Austrian Academy of Sciences. Dr. Riedel is an Adjunct Professor at Boston University School of Medicine and an Adjunct Professor of Medicine at Northwestern University’s Feinberg School of Medicine. Dr. Riedel holds a Diploma in biochemistry and a Ph.D. in biochemistry from the University of Frankfurt. Dr. Riedel brings significant scientific, drug discovery and development, and commercial expertise to our board of directors with over 20 years of experience in the biotechnology and pharmaceutical industries.

The board of directors recommends a vote “FOR” each nominee named above.

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Proposal 1 (continued)

Class III Directors Continuing Until the 2023 Annual Meeting

Bruce C. Cozadd Chairperson and Chief Executive Officer of Jazz Pharmaceuticals plc

Director since 2003*

Age 58

Key Qualifications and Expertise:

As a co-founder and our Chief Executive Officer of over 10 years, he brings to our board a deep and comprehensive knowledge of our business, as well as shareholder-focused insight into effectively executing the company’s strategy and business plans to maximize shareholder value.

Committee Assignments:

•  None

Other Current Public Boards:

•  None

* Includes service on the board of directors of Jazz Pharmaceuticals, Inc., our predecessor.

Bruce C. Cozadd has served as our Chairperson and Chief Executive Officer since the closing of the Azur Merger in January 2012, and from October 2019 through March 2020, he served as our interim principal financial officer. Mr. Cozadd co-founded Jazz Pharmaceuticals, Inc. and has served as Chairperson and Chief Executive Officer of Jazz Pharmaceuticals, Inc. since April 2009. From 2003 until 2009, he served as Jazz Pharmaceuticals, Inc.’s Executive Chairperson and as a member of its board of directors. From 1991 until 2001, he held various positions with ALZA Corporation, a pharmaceutical company acquired by Johnson & Johnson, most recently as Executive Vice President and Chief Operating Officer, with responsibility for research and development, manufacturing and sales and marketing. Previously at ALZA Corporation, he held the roles of Chief Financial Officer and Vice President, Corporate Planning and Analysis. Mr. Cozadd serves on the board of Acelyrin, Inc., a clinical stage biotechnology company. Mr. Cozadd also serves on the board of Biotechnology Innovation Organization, a biotechnology trade association, where he serves on its Health Section Governing Board. He also serves on the boards of two non-profit organizations, The Nueva School and SFJAZZ. Mr. Cozadd previously served on the boards of directors of Cerus Corporation from 2001 to January 2018 and Threshold Pharmaceuticals, Inc. from 2005 to August 2017. He received a B.S. from Yale University and an M.B.A. from the Stanford Graduate School of Business. As a co-founder and our Chief Executive Officer of over 10 years, he brings to our board a deep and comprehensive knowledge of our business, as well as shareholder-focused insight into effectively executing the company’s strategy and business plans to maximize shareholder value.

Heather Ann McSharry Director International Airlines Group, S.A.

Director since 2013

Age 60

Key Qualifications and Expertise:

Ms. McSharry brings to our board of directors over 30 years of experience in multiple international industries, including healthcare, consumer goods and financial services, as well as expertise in crisis management, cybersecurity and privacy issues relevant to our business.

Committee Assignments:

•  Audit Committee

•  Nominating & Corporate Governance Committee (Chair)

Other Current Public Boards:

•  International Airlines Group, S.A.

Heather Ann McSharry has served as a member of our board of directors since May 2013 and was appointed as chairperson of our nominating and corporate governance committee in August 2017. Ms. McSharry has served as a non-executive director on the board of directors of International Airlines Group, S.A since 2020. From 2006 to 2009, Ms. McSharry was Managing Director Ireland of Reckitt Benckiser, a multinational health, home and hygiene consumer products company. From 1989 to 2006, she held various positions at Boots Healthcare, a leading global consumer healthcare company, most recently as Managing Director of Boots Healthcare Ireland Limited. Ms. McSharry served on the boards of directors of the Bank of Ireland from 2007 to 2011, the Industrial Development Agency in Ireland from 2010 to 2014, Uniphar plc from 2019 to 2020, Greencore Group plc from 2013 to 2021 and CRH plc from 2012 to 2021. Ms. McSharry holds a Bachelor of Commerce and a Master of Business Studies degree from University College Dublin. Ms. McSharry brings to our board of directors over 30 years of experience in multiple international industries, including healthcare, consumer goods and financial services, as well as expertise in crisis management, cybersecurity and privacy issues relevant to our business.

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2022 NOTICE OF MEETING AND PROXY STATEMENT

Proposal 1 (continued)

Anne O’Riordan Group Director of Digital, Jardine Matheson Limited

Director since 2019

Age 54

Key Qualifications and Expertise:

Ms. O’Riordan brings to our board of directors nearly 30 years of knowledge and leadership experience advising life sciences and healthcare companies across the globe, with a uniquely diverse perspective attributable to her geographic residency in Asia. Ms. O’Riordan’s background in advising life sciences companies with respect to significant global markets provides an important contribution to our board of director’s mix of backgrounds, experiences and skills.

Committee Assignments:

•  Audit Committee

•  Nominating and Corporate Governance Committee since April 2022

Other Current Public Boards:

•  None

Anne O’Riordan has served as a member of our board of directors since February 2019. Since June 2019, Ms. O’Riordan has served as Group Director of Digital of Jardine Matheson Limited, an Asian conglomerate headquartered in Hong Kong, where she also serves on the board of directors. From 1990 to March 2019, Ms. O’Riordan held various leadership positions in the life sciences industry group in each of the operating units of Accenture (formerly Andersen Consulting) in North America, Europe and Asia Pacific. She most recently served as Global Industry Senior Managing Director of Accenture’s Life Sciences Business from 2012 to 2019. Between 2008 and 2012, Ms. O’Riordan led Accenture’s life sciences practice in Asia Pacific, focusing on strategic client development, market entry and business transformation. Prior to that, she led Accenture’s European health and life sciences business, working with clients across Europe on significant regional transformation initiatives. She also spent nine years in North America working with pharmaceutical and medical products clients. She currently serves on the board of governors of the American Chamber of Commerce in Hong Kong, or AmCham Hong Kong, where she serves as the board liaison for the Healthcare Committee and is on the board of the International Women’s Forum Hong Kong where she serves as the Treasurer. She is also a long-standing member of the Women’s Foundation and the 30% Club. Ms. O’Riordan received a B.Sc in Biotechnology from Dublin City University as well as a postgraduate diploma in Financial Accounting and MIS from the National University of Ireland, Galway. Ms. O’Riordan brings to our board of directors nearly 30 years of knowledge and leadership experience advising life sciences and healthcare companies across the globe, with a uniquely diverse perspective attributable to her geographic residency in Asia. Ms. O’Riordan’s background in advising life sciences companies with respect to significant global markets provides an important contribution to our board of director’s mix of backgrounds, experiences and skills.

Rick E Winningham Chairperson and Chief Executive Officer, Theravance Biopharma, Inc.

Director since 2010*

Age 62

Key Qualifications and Expertise:

Mr. Winningham’s experience in senior management positions in the pharmaceutical industry provides significant industry knowledge and operational and management expertise to our board of directors.

Committee Assignments:

•  Nominating & Corporate Governance Committee

Other Current Public Boards:

•  Theravance Biopharma, Inc.

* Includes service on the board of directors of Jazz Pharmaceuticals, Inc., our predecessor.

Rick E Winningham has served as a member of our board of directors since the closing of the Azur Merger in January 2012 and was a director of Jazz Pharmaceuticals, Inc. from 2010 until the closing of the Azur Merger. In May 2014, Mr. Winningham was appointed as Lead Independent Director of our board of directors. Mr. Winningham has served as Chairperson of the board of directors of Theravance Biopharma, Inc., a biopharmaceutical company, since July 2013. He has served as Chief Executive Officer of Theravance Biopharma, Inc. since its spin-off from Innoviva, Inc. in June 2014. From October 2001 to August 2014, Mr. Winningham served as Chief Executive Officer of Innoviva, Inc., where he also served as Chairperson of the board of directors from April 2010 to October 2014. From 1997 to 2001, he served as President of Bristol-Myers Squibb Oncology/Immunology/Oncology Therapeutics Network and, from 2000 to 2001, as President of Global Marketing. Mr. Winningham is a member of Biotechnology Industry Organization’s board of directors and serves on the Health Section Governing Board Standing Committee on Reimbursement. He previously served as a member of the board of directors of Retrotope, Inc., a private biotechnology company focused on cell degeneration, from February 2021 to January 2022 and OncoMed Pharmaceuticals, Inc. from June 2015 until the company’s merger with Mereo BioPharma Group plc in April 2019. He also served as a member of the board of directors of the California Healthcare Institute, or CHI, from November 2011 to March 2015 and served as its Chairperson from January 2014 until CHI merged with Bay Area Bioscience Association to become the California Life Sciences Association, or CLSA, in March 2015. Mr. Winningham is on the board of directors of CLSA, and served as its Chairperson from March 2015 until November 2015. Mr. Winningham holds an M.B.A. from Texas Christian University and a B.S. from Southern Illinois University. Mr. Winningham’s experience in senior management positions in the pharmaceutical industry provides significant industry knowledge and operational and management expertise to our board of directors.

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Proposal 1 (continued)

Class I Directors Continuing Until the 2024 Annual Meeting

Peter Gray Chairperson, Teckro, Inc. and Abzena

Director since 2013

Age 67

Key Qualifications and Expertise:

Given his experience as Chief Executive Officer and Chief Financial Officer of ICON plc, Mr. Gray brings to our board of directors and audit committee over 30 years of experience in financial and operational management within the pharmaceutical industry.

Committee Assignments:

•  Audit Committee (Chair)

Other Current Public Boards:

•  None

Peter Gray has served as a member of our board of directors since May 2013 and was appointed as chairperson of our audit committee in April 2014. He is Chairperson of a privately-held company providing outsourced technology services to the biopharma industry, Chairperson of a privately-held large molecule development company, and chairs a non-profit educational establishment. He served as Chairperson of the board of directors of UDG Healthcare plc, an international provider of healthcare services, from February 2012 to September 2020. In September 2011, Mr. Gray retired from his position as Chief Executive Officer of ICON plc, a global provider of outsourced development services to the pharmaceutical, biotechnology and medical device industries, which he held since November 2002. At ICON plc, Mr. Gray previously served as Group Chief Operating Officer from June 2001 to November 2002 and Chief Financial Officer from June 1997 to June 2001. From November 1983 to November 1989, Mr. Gray served as senior financial officer at Elan Corporation plc, a pharmaceutical company. Mr. Gray holds a degree in law from Trinity College Dublin and qualified as a chartered accountant in 1981. Given his experience as Chief Executive Officer and Chief Financial Officer of ICON plc, Mr. Gray brings to our board of directors and audit committee over 30 years of experience in financial and operational management within the pharmaceutical industry.

Kenneth W. O’Keefe Managing Director of Beecken Petty O’Keefe & Company

Director since 2004*

Age 55

Key Qualifications and Expertise:

As a member of Beecken Petty O’Keefe & Company, Mr. O’Keefe brings to our board of directors significant expertise in accounting and financial matters and in analyzing and evaluating financial statements, as well as substantial experience managing private equity investments. He serves or has served on the audit committee of several companies in the healthcare industry. As the former chairperson and current member of our audit committee, Mr. O’Keefe brings to our board of directors detailed knowledge of our financial position and financial statements.

Committee Assignments:

•  Audit Committee

Other Current Public Boards:

•  None

*Includes service on the board of directors of Jazz Pharmaceuticals, Inc., our predecessor.

Kenneth W. O’Keefe has served as a member of our board of directors since the closing of the Azur Merger in January 2012 and was a director of Jazz Pharmaceuticals, Inc. from 2004 until the closing of the Azur Merger. Since January 2018, he has been Managing Director of Beecken Petty O’Keefe & Company, a private equity firm, which he co-founded. From November 2015 to January 2018, he was Chief Executive Officer, from January 2011 to November 2015, he was Managing Partner, and from 1997 to January 2011, he was Managing Director, of Beecken Petty O’Keefe & Company. He serves on the boards of several privately-held healthcare companies. He received a B.A. from Northwestern University and an M.B.A. from the University of Chicago. As a member of Beecken Petty O’Keefe & Company, Mr. O’Keefe brings to our board of directors’ significant expertise in accounting and financial matters and in analyzing and evaluating financial statements, as well as substantial experience managing private equity investments. He serves or has served on the audit committee of several companies in the healthcare industry. As the former chairperson and current member of our audit committee, Mr. O’Keefe brings to our board of directors detailed knowledge of our financial position and financial statements.

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2022 NOTICE OF MEETING AND PROXY STATEMENT

Proposal 1 (continued)

Mark D. Smith, M.D. Professor, University of California, San Francisco and Director, Teladoc Health, Inc. and Phreesia, Inc.

Director since 2020

Age 70

Key Qualifications and Expertise:

Dr. Smith brings to our board of directors an impressive background that marries the worlds of active medical practice and business development. A practicing physician and professor, Dr. Smith also has experience working for a variety of health focused companies both public and private. Additionally, Dr. Smith allocates part of his time for nonprofit organizations and a health policy foundation.

Committee Assignments:

•  Nominating & Corporate Governance Committee since April 2021

Other Current Public Company Boards:

•  Phreesia, Inc.

•  Teladoc Health, Inc.

Mark D. Smith, M.D. has served as a member of our board of directors since December 2020. Dr. Smith is a practicing physician and professor of clinical medicine at the University of California at San Francisco, where he has served since 1994. He also serves as a non-executive director on the boards of directors of two other publicly-held companies, Teladoc Health, Inc., a telemedicine and virtual healthcare company, and Phreesia, Inc., a healthcare software company. Dr. Smith also serves on the board of directors of the Commonwealth Fund, a private health policy foundation. From 1996 to 2013, Dr. Smith was the founding President and Chief Executive Officer of the California HealthCare Foundation, an independent nonprofit philanthropy organization. From 1991 to 1996, he served as Executive Vice President at the Henry J. Kaiser Family Foundation. Dr. Smith received a B.A. from Harvard College, an M.D. from the University of North Carolina at Chapel Hill and an M.B.A. from The Wharton School at the University of Pennsylvania. Dr. Smith brings to our board of directors an impressive background that marries the worlds of active medical practice and business development. A practicing physician and professor, Dr. Smith also has experience working for a variety of health focused companies both public and private. Additionally, Dr. Smith allocates part of his time for nonprofit organizations and a health policy foundation.

Catherine A. Sohn, Pharm.D. Chairperson, BioEclipse Therapeutics Inc., and Director, Axcella Health Inc., Landec Corporation and Rubius Therapeutics

Director since 2012

Age 69

Key Qualifications and Expertise:

Dr. Sohn brings to our board of directors three decades of product development, strategy, commercial launch and business development transaction experience in the pharmaceutical industry and a global perspective that is directly relevant to our company.

Committee Assignments:

•  Compensation Committee

•  Nominating & Corporate Governance Committee until April 2022

Other Current Public Company Boards:

•  Axcella Health Inc.

•  Landec Corporation

•  Rubius Therapeutics

Catherine A. Sohn, Pharm.D. has served as a member of our board of directors since July 2012. Dr. Sohn also serves as a non-executive director on the boards of directors of three other publicly-held companies: Axcella Health Inc., a biotechnology company, Landec Corporation, a life sciences company, and Rubius Therapeutics, a biotechnology company. From January 2014 to May 2017, Dr. Sohn served as an independent director on the board of directors of Neuralstem, Inc., a publicly traded life sciences company. She also serves as Chairperson of the board of BioEclipse Therapeutics, Inc., a privately-held clinical-stage biopharmaceutical company. From 1998 to 2010, she was Senior Vice President, Worldwide Business Development and Strategic Alliances at GlaxoSmithKline Consumer Healthcare responsible for leading numerous U.S., regional and global partnering deals, and acquisitions. From 1994 to 1998, she was Vice President, Worldwide Strategic Product Development at SmithKline Beecham Pharmaceuticals plc in the pharmaceutical division. From 1982 to 1994, she held a series of positions in Medical Affairs, Pharmaceutical Business Development and U.S. Product Marketing, including leading the launch of the U.S. Vaccine business and subsequently the commercialization of the company’s largest neuroscience product at SmithKline Beecham Pharmaceuticals plc and its predecessor, Smith, Kline & French. Dr. Sohn holds the position of Adjunct Professor at the University of California, San Francisco. She received a Doctor of Pharmacy from the University of California, San Francisco, School of Pharmacy and a Certificate of Professional Development from the Wharton School at the University of Pennsylvania. Dr. Sohn was named Woman of the Year by the Healthcare Businesswomen’s Association (2003), Distinguished Alumnus of the Year by the University of California, San Francisco (2000), the Frank Barnes Mentoring Award from the Licensing Executive Society, and has completed executive education on Corporate Governance, Audit and ESG at Harvard Business School and Berkeley Law. Dr. Sohn brings to our board of directors three decades of product development, strategy, commercial launch and business development transaction experience in the pharmaceutical industry and a global perspective that is directly relevant to our company.

There are no family relationships among any of our executive officers and directors.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Overview

We are committed to exercising good corporate governance practices. In furtherance of this commitment, we regularly monitor developments in the area of corporate governance and review our processes, policies and procedures in light of such developments. Key information regarding our corporate governance initiatives can be found on our website, www.jazzpharmaceuticals.com, including our Corporate Governance Guidelines, Code of Conduct, and the charters for our audit, compensation and nominating and corporate governance committees. We believe that our strong corporate governance policies and practices, including the substantial percentage of independent directors on our board of directors and the robust duties of our Lead Independent Director, empower our independent directors to effectively oversee our management—including the performance of our Chief Executive Officer—and provide an effective and appropriately balanced board governance structure. In addition, we believe that our directors are all actively and constructively engaged in the exercise of their duties and responsibilities, with each independent director serving on at least one board committee and engaging with management between board meetings to remain well-informed of our strategy and our business.

Independence of the Board of Directors

As required under the Nasdaq listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board of directors. Our board of directors consults with counsel to ensure that the board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in the applicable Nasdaq listing standards, as in effect from time to time. Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent registered public accounting firm, the board of directors affirmatively determined that all of our current directors are independent directors within the meaning of the applicable Nasdaq listing standards, except that Mr. Cozadd, our Chairperson and Chief Executive Officer, is not independent by virtue of his employment with our company. In addition, our board of directors has determined that each member of the audit committee, compensation and management development committee (which we refer to in this proxy statement as the compensation committee) and nominating and corporate governance committee meets the applicable Nasdaq and SEC rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the company.

Board Leadership Structure

Mr. Cozadd has served as our Chairperson and Chief Executive Officer since the closing of the Azur Merger in January 2012. He co-founded Jazz Pharmaceuticals, Inc. in 2003 and served as its Chairperson and Chief Executive Officer since April 2009 and, prior to that, as Executive Chairperson.

The board of directors believes that the Chief Executive Officer is best suited to serve as our Chairperson because he is the member of the board of directors who is most familiar with our business as a whole, and the most capable of identifying and bringing to the attention of the full board of directors the strategic priorities and key issues facing the company. The board of directors also believes that having Mr. Cozadd in particular in a combined Chairperson/Chief Executive Officer role helps provide strong, unified leadership for our management team and optimizes communication with our board of directors. In addition, having previously served for many years as a director of other publicly-traded and privately-held companies, as well as in executive management roles, Mr. Cozadd brings both a strategic and operational perspective to this combined position.

In addition to our Chairperson, our Lead Independent Directors plays an important role on the board. Our Corporate Governance Guidelines require the independent directors to elect a Lead Independent Director when the roles of Chairperson and Chief Executive Officer are held by the same person. Rick Winningham currently serves as our Lead Independent Director.

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Corporate Governance and Board Matters (continued)

A critical function of the Lead Independent Director is to help to ensure the effective independent functioning of the board of directors.

Accordingly, specific roles and responsibilities of the Lead Independent Director, which are detailed in our Corporate Governance Guidelines, include:

•	serving as the principal liaison between the independent directors and the Chairperson;

•	coordinating the activities of the independent directors, including developing agendas for and presiding at executive sessions of the independent directors;

•

advising the Chairperson on board and committee agendas, meeting schedules and information provided to other board members, including the quality, quantity and timeliness of such information that is necessary or appropriate for the directors to effectively and responsibly perform their duties;

•	discussing the results of the Chief Executive Officer’s performance evaluation with the chair of the compensation committee; and

•	presiding at all meetings of the board of directors at which the Chairperson is not present.

The Lead Independent Director also has the authority to call meetings of the independent directors of the board of directors and is available for consultation and communication with significant shareholders. In addition to fulfilling the basic requirements of his role as Lead Independent Director, Mr. Winningham attends meetings of committees where he is not a member to remain informed and engaged, communicates with the Chief Executive Officer on matters involving the company on a regular basis, regularly seeks input from other independent directors relating to significant developments at the company between regular board meetings, attends certain meetings at the company involving strategic portfolio and/or scientific reviews, and makes himself available for direct communication with significant shareholders as necessary.

In addition, our board of directors is currently comprised of 12 directors, of whom 11 are independent. At meetings of our board of directors, the independent directors regularly convene executive sessions without the presence of our Chairperson and Chief Executive Officer and other members of management.

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Corporate Governance and Board Matters (continued)

Risk Oversight

We believe that our directors provide effective oversight of risk management for our company (including financial, operational, business, intellectual property, information technology (including cybersecurity) and reputational risk, governance and compliance), particularly as a result of the work of our committees and the ongoing dialogue between the full board, our Chairperson and Chief Executive Officer and our active and engaged Lead Independent Director.

At its meetings, our full board of directors receives reports concerning the management of the relevant risks from each committee, in addition to reports concerning material risks and concerns or significant updates on such matters from our Chief Legal Officer, Chief Compliance Officer and other executive officers, as necessary.

Audit Committee

Our audit committee is responsible for overseeing our financial reporting process on behalf of our board of directors and reviewing with management and our auditors, as appropriate, our major financial risk exposures and the steps taken by management to monitor and control these exposures. Our board of directors has also formalized our audit committee’s role in oversight of risks related to information security, including cybersecurity. In its oversight role, the audit committee receives quarterly updates on information security developments, cybersecurity incidents and the steps taken by management to monitor and mitigate risk exposures in these areas.

Compensation and Management Development Committee

Our Compensation and Management Development Committee, or compensation committee, approves compensation of executive officers and all material compensation plans for our company and reviews our compensation practices to ensure that they do not encourage excessive risk taking and provide appropriate incentives for meeting both short-term and long-term objectives and increasing shareholder value over time. Our compensation committee also works with our full board of directors to oversee matters related to diversity, talent, and culture strategy including human capital programs and policies regarding management development, talent planning, diversity and inclusion initiatives, and employee engagement, as well as human capital management, which includes reviewing workforce trends, executive succession plans and talent risk and maintaining compensation objectives and corporate policies that appropriately incentivize creating and maintaining a positive workplace and corporate culture.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee oversees the company’s risk management other than those concerning the company’s major financial, business or cybersecurity risk exposures or risks related to our compensation programs and policies, on behalf of our board of directors. Our nominating and corporate governance committee maintains oversight over the company’s enterprise risk management program and also has oversight responsibility over our ESG program and strategy. The nominating and corporate governance committee has oversight responsibility related to administration of and certifies to, compliance with the company’s corporate integrity agreement, or CIA, including compliance with CIA requirements related to training and disclosures of instances of potential non-compliance with certain federal laws, regulations, or company policy and meets at least quarterly.

Ethical Business Practices

We are committed to conducting our business with integrity and the pursuit of excellence in all that we do. Our management team and our board of directors are committed to honesty and compliance with all laws, rules, regulations and corporate policies that apply to our business, and we expect the same commitment from our employees, consultants, business partners and service providers. In particular, we are committed to acting

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Corporate Governance and Board Matters (continued)

responsibly, safely and with transparency in our interactions with patients, doctors and other stakeholders in the healthcare system.

Compliance and Ethics Program – I-CARE. I-CARE is our philosophy that acknowledges it takes more than just mandated adherence to the law and company policy to create a healthy and ethical corporate culture. The following elements comprise I-CARE:

•	Integrity: Our corporate value of integrity is the foundation of our approach.

•	Compliance: The elements of an effective compliance program are managed to deter, detect, and respond appropriately to potential wrongdoing.

•	Accountability: Every employee plays a role in ensuring our actions live up to the company’s expectations, and every employee is encouraged to speak up if something looks wrong.

•	Respect: Respect for our patients, company and each other keep us on the right path.

•	Ethics: Being lawful is the minimum bar we must meet. Our commitment to patients and other stakeholders requires a higher ethical standard.

I-CARE strives to create a strong, effective compliance and ethics program by educating and advising our employees to empower smart risk decisions, advance our value of integrity, and promote operational efficiencies.

We have established various methods of confidential communication for our employees, vendors and others to report suspected violations of laws, rules, regulations or company policies. Where permitted by local laws, anonymous reporting is available.

Compliance Committee. The compliance committee is comprised of members of our management team and oversees the implementation and effectiveness of our compliance program and supports the Chief Compliance Officer in:

•

Adoption of a system of standards of conduct, policies, procedures, trainings, communications, reporting mechanisms, monitoring, investigations and internal control system reasonably designed, implemented, enforced and effective in preventing and detecting violations of applicable laws, rules and regulations;

•	Making periodic (at least quarterly) reports regarding compliance matters directly to the nominating and corporate governance committee of the board of directors;

•	Assuring that the individuals responsible for the compliance and ethics program have adequate resources, authority and competencies to carry out their responsibilities; and

•	Periodically reviewing the effectiveness of the day-to-day compliance activities engaged in by the company.

Board Compliance. The board of directors reviews and oversees matters related to compliance requirements and inquires, and reviews our compliance program, including: the performance of the Chief Compliance Officer and compliance committee; the adequacy of resources dedicated to the compliance function; the identification and handling of non-compliance; and the overall effectiveness of the compliance program. In addition, the board meets regularly with the Chief Compliance Officer during executive sessions.

Anti-Corruption Policy. Our global Anti-Corruption Policy applies to all of our employees, directors and officers, our subsidiaries and affiliates, and third party vendors and other agents acting on our behalf. We are committed to complying with applicable anti-corruption and anti-bribery laws, including the Foreign Corrupt Practices Act (FCPA) and the UK Bribery Act (UKBA). The Anti-Corruption Policy is available on our website at www.jazzpharmaceuticals.com under the section entitled “Ethical Standards” under “Our Purpose.”

Code of Conduct. Our Code of Conduct applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and those of our subsidiaries. The Code of Conduct is available on our website at www.jazzpharmaceuticals.com under the section entitled “Ethical Standards” under “Our Purpose.” We intend to satisfy the disclosure requirements under Item 5.05 of SEC Form 8-K regarding an amendment to, or waiver from, a provision of our Code of Conduct by posting such information on our website at the website address and location specified above.

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Corporate Governance and Board Matters (continued)

Political Contributions Guidance. Our Political Contributions Guidance outlines a process intended to ensure all political contributions (including political action committee contributions) are made with transparency, segregated from lobby activities, and that both are conducted in accordance with the applicable federal, state, and local campaign and lobbying laws.

Meetings of the Board of Directors

The board of directors met twelve times and acted by written consent three times during 2021. All directors attended at least 75% of the aggregate number of meetings of the board of directors and of the committees on which they served that were held during 2021. As required under applicable Nasdaq listing standards, in 2021, the independent directors generally met at each regular board meeting in scheduled executive sessions at which only independent directors were present.

Director Commitments

Our board of directors believes that all members of the board should have sufficient time and attention to devote to board duties and to otherwise fulfill the responsibilities required of directors. In assessing whether directors and nominees for director have sufficient time and attention to devote to board duties, the nominating and corporate governance committee and our board of directors consider, among other things, whether directors may be “overboarded,” which refers to the situation where a director serves on an excessive number of boards.

Our board of directors believes that each of our directors, including each of our director nominees, has demonstrated the ability to devote sufficient time and attention to board duties and to otherwise fulfill the responsibilities required of directors.

However, we understand that certain institutional investors and proxy advisory firms may have deemed Dr. Riedel overboarded last year based on his role as CEO at Aptinyx and the number of public company boards on which he serves. Nevertheless, we have determined none of our directors are currently overboarded. In particular, Dr. Riedel serves on the boards of directors of three other public companies: Cerevel Therapeutics Inc., Eton Pharmaceuticals, Inc., and Aptinyx Inc. Our board of directors does not believe that Dr. Riedel’s outside boards or other commitments limit his ability to devote sufficient time and attention to his duties as a director of Jazz Pharmaceuticals. Our board of directors believes that Dr. Riedel has demonstrated, and will continue to demonstrate, his ability to dedicate sufficient time to carry out his board duties effectively as an active member of our board of directors and believes that it is in the company’s best interest that he continue to serve as a director for the following reasons:

•

In January 2022, Dr. Riedel transitioned out of his role of President and CEO at Aptinyx and is now Aptinyx’s Executive Chairperson. His new role at Aptinyx significantly reduces his time commitment at Aptinyx, and Dr. Riedel will devote only 60% of his working time to the role of executive chairperson at Aptinyx. He is no longer involved in the day to day running of Aptinyx.

•

At Jazz, Dr. Riedel is also stepping down as chair of the compensation committee in connection with his transition into the role as Chair of our newly formed advisory Science and Medicine Committee where he will leverage his extensive experience.

•

Dr. Riedel is consistently prepared and has exemplary participation at meetings of our board of directors and compensation committee, as demonstrated by his insightful questions and comments, and he contributes significantly to discussions and decision making.

•

He is also appropriately engaged with management and the other members of our board of directors outside of meetings of the board of directors and compensation committee including attending certain meetings at the company involving strategic portfolio, scientific and similar reviews.

•	Dr. Riedel’s attendance record demonstrates his commitment to our board of directors, participating in 100% of board meetings and 100% of compensation committee meetings for the past three years.

•	Dr. Riedel’s experience in senior management positions in the pharmaceutical industry provides significant industry knowledge and operational and management expertise to our board of directors.

•	His experience on the boards of directors of other public companies will benefit us by providing him with insight and experience that enhances his value to our board of directors.

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Corporate Governance and Board Matters (continued)

•

Dr. Riedel has assured our board that his ongoing commitments to Cerevel, Eton and Aptinyx are not expected to exceed the demands that existed in past years and will continue to not detract from his service on our board of directors going forward.

Classified Board Structure

Our board of directors is divided into three classes, designated Class I, Class II and Class III. Our nominating and corporate governance committee has discussed the shareholder feedback received on the topic of our classified board structure and continues to believe that this structure is appropriate for our company and beneficial to our shareholders. In particular, the nominating and corporate governance committee believes that the classified board structure:

•	promotes stability and continuity, allowing our board and management to remain focused on our long-term strategy and value generation for our shareholders;

•	allows for the development of institutional knowledge at the board level, which is particularly important in our industry, given the multi-year life cycles of our product development programs; and

•	enhances director independence by decreasing pressures from special interest groups that might have short-term agendas contrary to the long-term interests of our shareholders.

Moreover, a classified board for an Irish company does not present the same entrenchment risk as for a typical U.S. company due to the ability of shareholders to refresh the board at any time under Irish law.

Information About Board Committees

The standing committees of the board of directors include an audit committee, the compensation committee, and a nominating and corporate governance committee. Each of these committees is comprised solely of independent directors, has a chair and has a written charter approved by the board of directors reflecting applicable standards and requirements adopted by the SEC and Nasdaq. A copy of the standing committees’ charters can be found on our website, www.jazzpharmaceuticals.com, in the section titled “About” under the subsection titled “Board of Directors.”

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Corporate Governance and Board Matters (continued)

The following table provides membership information for 2021 for each of the audit, compensation, and nominating and corporate governance committees of our board of directors

Name	Audit	Compensation[1]	Nominating and Corporate Governance[2]

Jennifer E. Cook		●

Patrick G. Enright	●	●

Peter Gray	C

Heather Ann McSharry	●		C

Kenneth W. O’Keefe	●

Anne O’Riordan	●

Norbert G. Riedel, Ph.D.		C

Mark D. Smith			●

Catherine A. Sohn, Pharm.D.		●	●

Rick E Winningham			●

C = committee chairperson                • = committee member

[1]

Jennifer E. Cook was appointed as a member of our compensation committee in April 2021. Paul L. Berns resigned from our board and compensation committee effective as of our 2021 annual general meeting of shareholders held in July 2021.

[2]

Mark D. Smith was appointed as a member of our nominating and corporate governance committee in April 2021. Since Elmar Schnee did not stand for re-election when his term expired at our 2021 annual general meeting of shareholders held in July 2021, his term expired on the nominating and corporate governance committee in July 2021.

Audit Committee

The audit committee of the board of directors oversees our corporate accounting and financial reporting processes, our systems of internal control over financial reporting and audits of our financial statements, the quality and integrity of our financial statements and reports, the qualifications, independence and performance of the auditors engaged as our independent registered public accounting firm for purposes of preparing or issuing an audit report or performing audit services and certain enterprise risk issues. Specific responsibilities of the audit committee include:

•	evaluating the performance of and assessing the qualifications of the independent auditors;

•	determining and approving the engagement and remuneration of the independent auditors;

•	determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	determining and approving the engagement of the independent auditors to perform any proposed permissible non-audit services;

•	monitoring the rotation of partners of the independent auditors on our audit engagement team as required by applicable laws and rules;

•

reviewing and advising on the selection and removal of the head of our internal audit function, the activities and organizational structure of the internal audit function and the results of internal audit activities;

•	reviewing and approving the internal audit charter at least annually and the annual internal audit plan and budget;

•

meeting to review our annual audited financial statements, our quarterly financial statements and our financial press releases with management and the independent auditors, including reviewing our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our annual and quarterly reports filed with the SEC;

•	reviewing, overseeing and approving transactions between our company and any related persons;

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•	conferring with management, the internal audit function and the independent auditors regarding the scope, adequacy and effectiveness of our internal control over financial reporting;

•

reviewing with management, the internal audit function and the independent auditors, as appropriate, major financial risk exposures, including reviewing, evaluating and approving our hedging and other financial risk management policies, as well as the steps taken by management to monitor and control these exposures;

•

establishing procedures, when and as required under applicable laws and rules, for the receipt, retention and treatment of any complaints received by our company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	reviewing with management our information security (including cybersecurity) risk exposures and the steps taken by management to monitor and mitigate these exposures.

The audit committee was during all of 2021 composed of Mr. Gray, Mr. Enright, Ms. McSharry, Mr. O’Keefe and Ms. O’Riordan. Our board of directors has determined that each of Mr. Gray, Mr. Enright, Ms. McSharry, Mr. O’Keefe and Ms. O’Riordan meets the independence requirements of Rule 10A-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Nasdaq listing standards with respect to audit committee members. Our board of directors has also determined that each of Mr. Gray, Mr. Enright, Ms. McSharry and Mr. O’Keefe qualifies as an “audit committee financial expert” within the meaning of SEC regulations. In making this determination, our board of directors considered the overall knowledge, experience and familiarity of each with accounting matters, analyzing and evaluating financial statements, and, in the case of Mr. O’Keefe, managing private equity investments, and, in the case of Mr. Enright, managing venture capital investments. Mr. Gray serves as chair of the audit committee.

The audit committee met four times during 2021 and acted by written consent once during 2021. The audit committee also had a number of informal discussions and consultations with one another, with our Chief Financial Officer, our Chief Accounting Officer and our Head of Internal Audit and with Mr. Cozadd during 2021.

Report of the Audit Committee of the Board of Directors(1)

The audit committee has reviewed and discussed the company’s audited financial statements for the fiscal year ended December 31, 2021 with management of the company. The audit committee has discussed with KPMG, the independent registered public accounting firm that audited the company’s financial statements for the fiscal year ended December 31, 2021, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC. The audit committee has also received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with KPMG that firm’s independence. Based on the foregoing, the audit committee recommended to the board of directors that the audited financial statements be included in the 2021 Annual Report on Form 10-K filed with the SEC.

Respectfully submitted,
The Audit Committee of the Board of Directors

Mr. Peter Gray
Mr. Patrick Enright
Ms. Heather Ann McSharry
Mr. Kenneth W. O’Keefe
Ms. Anne O’Riordan

(1)

The material under the heading “Report of the Audit Committee of the Board of Directors” in this proxy statement is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Compensation Committee

The compensation committee of the board of directors reviews and oversees our compensation policies, plans and programs and reviews and generally determines the compensation to be paid to the executive officers and directors, and prepares and reviews the compensation committee report included in our annual proxy statement. Specific responsibilities and authority of our compensation committee include:

•	reviewing, modifying (as needed) and approving overall compensation strategy and policies;

•

recommending to our board of directors for determination and approval the compensation and other terms of employment of our Chief Executive Officer and evaluating our Chief Executive Officer’s performance in light of relevant goals and objectives;

•

reviewing and approving the goals and objectives of our other executive officers and determining and approving the compensation and other terms of employment of these executive officers, as appropriate;

•	reviewing and recommending to our board of directors the type and amount of compensation to be paid or awarded to the members of our board of directors;

•	having the full power and authority of our board of directors regarding the adoption, amendment and termination of our compensation plans and programs and administering these plans and programs;

•

having direct responsibility for appointing, and providing compensation and oversight of the work of, any compensation consultants and other advisors retained by the compensation committee and considering the independence of each such advisor;

•

reviewing our practices and policies of employee compensation as they relate to risk management and risk-taking incentives, to determine whether such compensation policies and practices are reasonably likely to have a material adverse effect on our company;

•

periodically reviewing with our Chief Executive Officer the plans for succession to the offices of our executive officers and making recommendations to our board of directors with respect to the selection of appropriate individuals to succeed to these positions; and

•	reviewing and discussing with management our disclosures contained under the caption “Compensation Discussion and Analysis” in our annual proxy statement.

The compensation committee was composed of five directors during 2021: Ms. Cook, Messrs. Berns and Enright, Dr. Riedel and Dr. Sohn. Dr. Riedel served as the chair of the compensation committee. Ms. Cook was appointed as a member of the compensation committee in April 2021 and appointed Chair of the compensation committee in April 2022. Mr. Berns resigned as a director of Jazz Pharmaceuticals effective as of our 2021 annual general meeting of shareholders. Each member of the compensation committee meets the independence requirements of the Nasdaq listing standards with respect to compensation committee members. In determining whether Mr. Berns, Mr. Enright, Dr. Riedel, Dr. Sohn and Ms. Cook are (or in the case Mr. Berns, was) independent within the meaning of the Nasdaq listing standards pertaining to compensation committee membership, our board of directors determined, based on its consideration of factors specifically relevant to determining whether any such director has a relationship to us that is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, that no member of the compensation committee has (or in the case Mr. Berns, had) a relationship that would impair that member’s ability to make independent judgments about compensation of our executive officers.

Compensation Committee Processes and Procedures

Our compensation committee meets as often as it determines necessary to carry out its duties and responsibilities through regularly scheduled meetings and, if necessary, special meetings. The agenda for each compensation committee meeting is usually developed by members of our human resources department and our Chief Executive Officer, with input from members of our legal department, and is reviewed and finalized with the chair of the compensation committee. Members of our human resources and legal departments also attend compensation

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committee meetings. From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by the compensation committee to make presentations, provide financial or other background information or advice or otherwise participate in the compensation committee meetings. The compensation committee met six times during 2021.

In making executive compensation determinations (other than for our Chief Executive Officer), the compensation committee considers recommendations from our Chief Executive Officer. In making his recommendations, our Chief Executive Officer receives input from our human resources department and from the individuals who manage or report directly to the other executive officers, and he reviews various third party compensation surveys and compensation data provided by the independent compensation consultant to the compensation committee, as described in the section of this proxy statement entitled “Executive Compensation—Compensation Discussion and Analysis.” While our Chief Executive Officer discusses his recommendations for the other executive officers with the compensation committee, he does not participate in the deliberations and recommendations to our board of directors concerning, or our board of directors’ determination of, his own compensation. The charter of the compensation committee grants the compensation committee full access to all books, records, facilities and personnel of the company, as well as authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and consultants and other external resources that the compensation committee considers necessary or appropriate in the performance of its duties. In particular, the compensation committee has the authority, in its sole discretion, to retain or obtain, at the expense of the company, compensation consultants to assist in its evaluation of executive compensation, and is directly responsible for the appointment, compensation and oversight of the work of its compensation consultants. The compensation committee engages an independent compensation consultant each year to provide a competitive compensation assessment with respect to the executive officers to assist the compensation committee in making annual compensation decisions. Since 2010, Radford, a business area within Aon plc, or Aon, has been engaged by the compensation committee each year to provide peer company and industry compensation data and provide the compensation committee with advice regarding executive officers’ compensation, including base salaries, performance-based bonuses and long-term equity compensation, and similar advice regarding non-employee director compensation.

The charter of the compensation committee provides that the compensation committee may delegate any responsibility or authority of the compensation committee under its charter to the chair of the committee or to one or more committee members, including subcommittees, except to the extent inconsistent with any applicable laws and rules, including the Nasdaq listing standards. Our compensation committee does not, however, delegate any of its functions to others in determining or recommending executive or director compensation.

For additional information regarding our processes and procedures for the consideration and determination of executive compensation, including the role of Radford in determining and recommending executive compensation, see the section of this proxy statement entitled “Executive Compensation—Compensation Discussion and Analysis.” With respect to director compensation matters, our compensation committee recommends to our board of directors and our board of directors determines and sets non-employee director compensation. Our compensation arrangements for our non-employee directors are described under the section of this proxy statement entitled “Director Compensation.”

Compensation Committee Interlocks and Insider Participation

None of Ms. Cook, Dr. Riedel, Messrs. Berns and Enright or Dr. Sohn was at any time our officer or employee during 2021. None of our executive officers serve, or in the past fiscal year served, as a member of the board of directors or the compensation committee of any entity that has one or more of its executive officers serving on our board of directors or compensation committee.

Compensation Consultant Fees

Since 2010, Aon has been engaged by the compensation committee each year to provide peer company and industry compensation data and provide the compensation committee with advice regarding executive officers’

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compensation, including base salaries, performance-based bonuses and long-term equity incentives, advice regarding directors’ compensation as well as other matters under the compensation committee’s charter. In 2021, the cost of Aon’s consulting services directly related to compensation committee support was approximately $170,000.

Management also engaged with Aon for various insurance-related products and services, covering director and officer liability insurance, health and benefits, pension-related services, other insurance brokerage services and risk services to the business. The aggregate Aon revenue from these additional services in 2021 (not related to Aon’s compensation committee consulting services) was approximately $8,280,000. Although the compensation committee was aware of the nature of the services performed by Aon affiliates and the non-executive employee compensation survey data provided by Aon, the compensation committee did not review and approve such services, surveys and insurance premiums and policies, as those were reviewed and approved by management in the ordinary course of business.

Aon maintains certain policies and practices to protect the independence of the executive compensation consultants engaged by the compensation committee. In particular, Aon provides an annual update to the compensation committee on the financial relationship between Aon and the company, and provides written assurances that, within Aon, the Aon consultants who perform executive compensation services for the compensation committee have compensation determined separately from Aon’s other lines of business and from the other services it provides to the company. These safeguards were designed to help ensure that the compensation committee’s executive compensation consultants continued to fulfill their role in providing independent, objective advice.

Compensation Committee Report(1)

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained herein. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement for the 2022 annual general meeting of shareholders and be included in the company’s Annual Report on Form 10-K we filed with the SEC for the fiscal year ended December 31, 2021.

Respectfully submitted,
The Compensation Committee of the Board of Directors

Ms. Jennifer E. Cook
Mr. Patrick G. Enright
Dr. Norbert G. Riedel, Ph.D.
Dr. Catherine A. Sohn, Pharm.D.

(1)

The material under the heading “Compensation Committee Report” in this proxy statement is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee of our board of directors is responsible for, among other things:

•	overseeing all aspects of our corporate governance functions on behalf of our board of directors;

•	making recommendations to our board of directors regarding corporate governance issues;

•	identifying, reviewing and evaluating candidates to serve on our board of directors, and reviewing and evaluating incumbent directors;

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Corporate Governance and Board Matters (continued)

•	reviewing, evaluating and considering the recommendation for nomination of incumbent members for reelection to our board of directors and monitoring the size of our board;

•	recommending director candidates to our board of directors;

•	overseeing on behalf of our board of directors the company’s compliance with applicable laws and regulations, other than the financial compliance issues overseen by the audit committee;

•

overseeing on behalf of our board of directors the company’s risk management matters, other than with respect to risks that are financial or information security risks (as to which the audit committee has oversight responsibility on behalf of our board of directors) or risks related to compensation policies (as to which the compensation committee has oversight responsibility on behalf of our board of directors);

•	evaluating director nominations and proposals by our shareholders and establishing policies, requirements, criteria and procedures in furtherance of the foregoing; and

•	reviewing, discussing and assessing the performance of our board of directors, including committees of our board of directors, seeking input from all board members, senior management and others.

The nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age, and the highest personal integrity and ethics. The nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our shareholders. However, the nominating and corporate governance committee retains the right to modify these qualifications from time to time. Members of the nominating and corporate governance committee obtain recommendations for potential directors from their and other board members’ contacts in our industry, and we or the nominating and corporate governance committee have in the past and may from time to time again in the future engage a search firm to assist in identifying potential directors. In this regard, in 2020, we underwent a board refreshment program and candidate search for new directors. As part of that search process, the nominating and corporate governance committee asked the search firm it engaged to provide, and then considered, a set of candidates that included both underrepresented people of color and different genders. In late 2020, after being considered and recommended by the nominating and corporate governance committee, we added two additional diverse directors to our board: Dr. Smith and Ms. Cook.

Candidates for director nominees are reviewed in the context of the then current composition of the board of directors, the operating requirements of the company and the long-term interests of shareholders. In this regard, we examine the experience and expertise of our board as a whole to ensure alignment between the abilities and contributions of our board and our strategic priorities and long-range plan, emphasizing, among other things, expertise in global and U.S. sales and marketing, in product development, in financial management and in corporate development transactions. In addition, while we do not have specific numerical targets with respect to board diversity, the nominating and corporate governance committee’s policy is to take into account a broad range of considerations when assessing director candidates, including individual backgrounds, gender, skill sets, professional experience, geographic residency and other factors. The nominating and corporate governance committee assesses the effectiveness of its diversity policy through its periodic evaluation of the composition of the full board of directors. Recently, in recruiting and nominating candidates for our board of directors, our nominating and corporate governance committee has focused on increasing diversity overall, including with respect to gender and geographic residency.

Of the director nominees and the continuing directors, our board of directors has four female directors, four Irish directors, one of whom is a non-resident, one director that identifies as LBGTQ and one person of color. In the case of incumbent directors whose terms of office are set to expire, the nominating and corporate governance committee reviews these directors’ overall service to the company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence, as well as the results of the board of directors’ self-evaluation, which is generally conducted annually, to determine whether to recommend them to the board of directors for nomination for a new term. In the case of new director candidates, the nominating and corporate governance committee also

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Corporate Governance and Board Matters (continued)

determines whether the nominee is “independent” based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The nominating and corporate governance committee conducts appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the board of directors. The nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the board of directors.

The nominating and corporate governance committee will consider director candidates recommended by shareholders on a case-by-case basis, as appropriate. Shareholders wishing to recommend individuals for consideration by the nominating and corporate governance committee may do so by delivering a written recommendation to our Company Secretary at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland with the candidate’s name, biographical data and qualifications and a document indicating the candidate’s willingness to serve if elected. The nominating and corporate governance committee does not intend to alter the manner in which it evaluates candidates based on whether the candidate was recommended by a shareholder or not.

To date, the nominating and corporate governance committee has not received any such nominations nor has it rejected a director nominee from a shareholder or shareholders.

Our nominating and corporate governance committee was composed of the following five directors during 2021: Ms. McSharry, Dr. Smith, Mr. Schnee, Dr. Sohn and Mr. Winningham. Ms. McSharry serves as chair of the nominating and corporate governance committee. In April 2021, Dr. Smith was appointed as a member of the nominating and corporate governance committee, and Mr. Schnee resigned as a director of Jazz Pharmaceuticals effective as of the 2021 annual general meeting of shareholders. Each member of the nominating and corporate governance committee meets the independence requirements of the Nasdaq listing standards.

The nominating and corporate governance committee met five times during 2021.

Corporate Governance Strengths

We are committed to exercising good corporate governance practices. We believe that good governance promotes the long-term interests of our shareholders and strengthens board and management accountability. The highlights of our corporate governance practices include the following:

•   Of our director nominees and continuing directors, 11 out of 12 are independent

•   Regular executive sessions of independent directors

•   Audit, compensation and nominating and corporate governance committees are comprised solely of independent directors

•   Diverse board in terms of tenure, residency, gender, ethnicity, sexual orientation, experience and skills

•   Annual board self-evaluation(1)

•   Risk oversight by the full board and committees

•   Board and committees may engage outside advisors independently of management

•   Independent compensation consultant reporting directly to the compensation committee

•   Regular meeting attendance and devote sufficient time and attention to board duties

•   Director participation in continuing education and related reimbursement policy

•   Lead Independent Director with clearly delineated duties

•   Corporate Governance Guidelines

•   Majority voting for elections of directors for a three-year term

•   Share ownership guidelines for directors and executive officers

•   Anti-hedging/pledging policy

•   Code of Conduct

•   Annual advisory approval of executive compensation

•   Shareholders may call extraordinary meetings

(1)

In 2021, the nominating and corporate governance committee engaged a third-party advisor to conduct a comprehensive, independent evaluation that included interviews with each member of the board, including a specific focus on the key capabilities and skills that existed on the board and where there were opportunities for enhancement.

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Corporate Governance and Board Matters (continued)

Other Corporate Governance Matters

Corporate Governance Guidelines. As a part of our board of directors’ commitment to enhancing shareholder value over the long term, our board of directors has adopted a set of Corporate Governance Guidelines to provide the framework for the governance of our company and to assist our board of directors in the exercise of its responsibilities. Our Corporate Governance Guidelines cover, among other topics, board composition, structure and functioning, director qualifications and board membership criteria, director independence, board and board committee annual self-evaluations, committees of the board, board access to management and outside advisors, board share ownership guidelines, and director orientation and education. Our Corporation Governance Guidelines are available on our website at www.jazzpharmaceuticals.com under the section entitled “About” under “Board of Directors.”

Anti-Hedging/Pledging Policy. Our insider trading policy prohibits directors, executive officers and other employees from engaging in speculative trading activities, including hedging transactions or other inherently speculative transactions with respect to our securities. Our insider trading policy also prohibits directors, executive officers and other employees from pledging our securities as collateral for any loans.

Share Ownership Guidelines for Directors and Executive Officers. We maintain and periodically review share ownership guidelines for our non-employee directors, Chief Executive Officer and certain other employees who serve on our executive committee. More information about our share ownership guidelines can be found under the sections of this proxy statement entitled “Executive Compensation—Compensation Discussion and Analysis—Additional Compensation Information—Ownership Guidelines for Executive Officers” and “Director Compensation—Ownership Guidelines for Directors.”

Shareholder Ability to Call Extraordinary Meetings. Irish law provides that shareholders holding 10% or more of the total voting rights may at any time request that the directors call an extraordinary general meeting (i.e., special meeting). The shareholders who wish to request an extraordinary general meeting must deliver to our principal executive office a written notice, signed by the shareholders requesting the meeting and stating the purposes of the meeting. If the directors do not, within 21 days of the date of delivery of the request, proceed to convene a meeting to be held within two months of that date, those shareholders (or any of them representing more than half of the total voting rights of all of them) may themselves convene a meeting within a specified period, but any meeting so convened cannot be held after the expiration of three months from the date of delivery of the request.

Shareholder Communications with the Board of Directors. Our board of directors believes that shareholders should have an opportunity to communicate with the board, and efforts have been made to ensure that the views of shareholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to shareholders in a timely manner. We believe that our responsiveness to shareholder communications to the board of directors has been excellent. Shareholders interested in communicating with the board of directors or a particular director (including our Chairperson or our Lead Independent Director) may do so by sending written communication to: Jazz Pharmaceuticals plc, Attention: Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland. Each communication should set forth the name and address of the shareholder as it appears on our records (and, if the shares are held by a nominee, the name and address of the beneficial owner of the shares), and the number of our ordinary shares that are owned of record by the record holder or beneficially by the beneficial owner, as applicable. The Company Secretary will, in his or her discretion, screen out communications from shareholders that are not related to the duties and responsibilities of the board of directors. The purpose of this screening is to allow the board of directors to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). If deemed an appropriate communication, the Company Secretary will forward the communication, depending on the subject matter, to the Chairperson, the Lead Independent Director or the chair of the appropriate committee of the board of directors.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our ordinary shares as of May 1, 2022 (except as noted) by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table under “Executive Compensation” below (referred to throughout this proxy statement as our NEOs); (iii) all of our executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our ordinary shares.

	Beneficial Ownership(2)

Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Total

5% Shareholders:

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	6,450,368	10.4%

The Vanguard Group(4) 100 Vanguard Blvd. Malvern, PA 19355	5,544,701	8.9%

JPMorgan Chase & Co.(5) 383 Madison Avenue New York, NY 10179	3,248,156	5.2%

Named Executive Officers and Directors:

Bruce C. Cozadd(6)	902,519	1.4%

Daniel N. Swisher, Jr.(7)	120,972	*

Renée Galá(8)	30,722	*

Robert Iannone, M.D., M.S.C.E(9)	52,292	*

Chris Tovey(10)	6,330	*

Jennifer E. Cook(11)	3,685	*

Patrick G. Enright(12)	35,673	*

Peter Gray(13)	47,456	*

Heather Ann McSharry(14)	45,769	*

Seamus Mulligan(15)	1,193,343	1.9%

Kenneth W. O’Keefe(16)	55,156	*

Anne O‘Riordan(17)	26,135	*

Norbert G. Riedel, Ph.D.(18)	45,003	*

Mark D. Smith, M.D.(19)	3,685	*

Catherine A. Sohn, Pharm.D.(20)	38,166	*

Rick E Winningham(21)	33,742	*

All directors and executive officers as a group (21 persons)(22)	2,803,126	4.4%

*	Less than 1%.

(1)	Unless otherwise provided in the table above or in the notes below, the address for each of the beneficial owners listed is c/o Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

(2)

This table is based upon information supplied by officers and directors as well as Schedules 13G or 13G/A filed with the SEC by beneficial owners of more than five percent of our ordinary shares. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the shareholders named in this table has sole voting and investment power with respect to the ordinary shares indicated as beneficially owned. Applicable percentages are based on 62,319,578 ordinary shares outstanding on May 1, 2022, adjusted as required by rules promulgated by the SEC. The number of shares beneficially owned includes ordinary shares issuable pursuant to the exercise of stock options that are exercisable and RSUs that will vest within 60 days of May 1, 2022. Shares issuable pursuant to the exercise of stock options that are exercisable and RSUs that will vest within 60 days of

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Security Ownership of Certain Beneficial Owners and Management (continued)

May 1, 2022 are deemed to be outstanding and beneficially owned by the person to whom such shares are issuable for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(3)

This information is based on a Schedule 13G/A filed with the SEC on January 28, 2022 by BlackRock, Inc., or BlackRock. According to the Schedule 13G/A, as of December 31, 2021, BlackRock has sole power to vote or direct the vote of 5,840,215 ordinary shares and sole power to dispose or direct the disposition of 6,450,368 ordinary shares. The Schedule 13G/A also indicates that BlackRock is acting as a parent holding company for a number of entities that beneficially owned the ordinary shares being reported. The Schedule 13G/A provides information only as of December 31, 2021 and, consequently, the beneficial ownership of the above-mentioned entity may have changed between December 31, 2021 and May 1, 2022.

(4)

This information is based on a Schedule 13G/A filed with the SEC on February 10, 2022 by The Vanguard Group, or Vanguard. According to the Schedule 13G/A, as of December 31, 2021, Vanguard has shared power to vote or direct the vote of 56,344 ordinary shares, sole power to dispose or direct the disposition of 5,414,080 ordinary shares, and shared power to dispose or direct the disposition of 130,621 shares. The Schedule 13G/A provides information only as of December 31, 2021 and, consequently, the beneficial ownership of the above-mentioned entity may have changed between December 31, 2021 and May 1, 2022.

(5)

This information is based on a Schedule 13G filed with the SEC on January 24, 2022 by JPMorgan Chase & Co., or JP Morgan. According to the Schedule 13G, as of December 31, 2021, JP Morgan has sole power to vote or direct the vote of 3,033,304 ordinary shares, sole power to dispose or the direct the disposition of 3,246,823 ordinary shares and shared power to dispose or direct the disposition of 226 shares. The Schedule 13G provides information only as of December 31, 2021 and, consequently, the beneficial ownership of the above-mentioned entity may have changed between December 31, 2021 and May 1, 2022.

(6)	Includes 669,188 ordinary shares Mr. Cozadd has the right to acquire pursuant to options exercisable within 60 days of May 1, 2022.

(7)	Includes 97,499 ordinary shares Mr. Swisher has the right to acquire pursuant to options exercisable within 60 days of May 1, 2022.

(8)	Includes 23,343 ordinary shares Ms. Galá has the right to acquire pursuant to options exercisable.

(9)

Includes 39,260 ordinary shares Dr. Iannone has the right to acquire pursuant to options exercisable and 3,050 shares Dr. Iannone is expected to receive pursuant to RSUs scheduled to vest, in each case, within 60 days of May 1, 2022.

(10)

Mr. Tovey was appointed our Chief Operating Officer and Managing Director, Europe & International, in May 2021 following the GW Acquisition. Includes 4,032 ordinary shares Mr. Tovey has the right to acquire pursuant to options exercisable and 2,273 shares Mr. Tovey is expected to receive pursuant to RSUs scheduled to vest, in each case, within 60 days of May 1, 2022.

(11)	Includes 3,238 ordinary shares Ms. Cook has the right to acquire pursuant to options exercisable within 60 days of May 1, 2022.

(12)	Includes 15,305 ordinary shares Mr. Enright has the right to acquire pursuant to options exercisable within 60 days of May 1, 2022.

(13)	Includes 36,850 ordinary shares Mr. Gray has the right to acquire pursuant to options exercisable within 60 days of May 1, 2022.

(14)	Includes 36,850 ordinary shares Ms. McSharry has the right to acquire pursuant to options exercisable within 60 days of May 1, 2022.

(15)	Includes 37,850 ordinary shares Mr. Mulligan has the right to acquire pursuant to options exercisable within 60 days of May 1, 2022.

(16)	Includes 33,350 ordinary shares Mr. O’Keefe has the right to acquire pursuant to options exercisable within 60 days of May 1, 2022.

(17)

Includes 18,670 ordinary shares Ms. O’Riordan has the right to acquire pursuant to options exercisable and 946 shares Ms. O’Riordan is expected to receive pursuant to RSUs scheduled to vest, in each case, within 60 days of May 1, 2022.

(18)	Includes 36,850 ordinary shares Dr. Riedel has the right to acquire pursuant to options exercisable within 60 days of May 1, 2022.

(19)	Includes 3,238 ordinary shares Dr. Smith has the right to acquire pursuant to options exercisable within 60 days of May 1, 2022.

(20)	Includes 28,850 ordinary shares Dr. Sohn has the right to acquire pursuant to options exercisable within 60 days of May 1, 2022.

(21)	Includes 28,850 ordinary shares Mr. Winningham has the right to acquire pursuant to options exercisable within 60 days of May 1, 2022.

(22)

Includes 1,247,157 ordinary shares that our executive officers and non-employee directors have the right to acquire pursuant to options exercisable within 60 days of May 1, 2022 and 15,741 ordinary shares that our executive officers and non-employee directors are expected to receive pursuant to RSUs scheduled to vest within 60 days of May 1, 2022.

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EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of June 1, 2022.

Name	Age	Position

Bruce C. Cozadd	58	Chairperson and Chief Executive Officer

Daniel N. Swisher, Jr.	59	President

Renée Galá	50	Executive Vice President and Chief Financial Officer

Robert Iannone, M.D., M.S.C.E	55	Executive Vice President, Global Head of Research and Development

Kim Sablich	53	Executive Vice President and General Manager, North America

Christopher Tovey	56	Executive Vice President and Chief Operating Officer and Managing Director, Europe and International

Patricia Carr	51	Senior Vice President, Chief Accounting Officer

Finbar Larkin, Ph.D.	64	Senior Vice President, Technical Operations

Neena M. Patil	47	Chief Legal Officer and Senior Vice President, Legal and Corporate Affairs

Samantha Pearce	56	Senior Vice President, Europe and International

Bruce C. Cozadd. Biographical information regarding Mr. Cozadd is set forth below under “Proposal 1 Election of Directors”

Daniel N. Swisher, Jr. was appointed our President as of January 2018 and also served as our Chief Operating Officer from that date until May 2021. From December 2003 to December 2017, he was Chief Executive Officer and a member of the board of directors of Sunesis Pharmaceuticals, Inc., a biopharmaceutical company focused on the development of novel targeted cancer therapeutics in hematologic and solid tumor malignancies. He also served as Chief Business Officer and Chief Financial Officer of Sunesis from 2001 to 2003. Prior to 2001, Mr. Swisher served in various management roles, including Senior Vice President of Sales and Marketing, for ALZA Corporation from 1992 to 2001. He currently serves as Chairperson of the board of directors of Cerus Corporation, a biomedical products company focused on the field of blood transfusion safety, and as a member of the board of directors of Corcept Therapeutics Inc., a pharmaceutical company focused on cortisol-modulating therapeutics to address metabolic and other serious medical conditions. Mr. Swisher received a B.A. from Yale University and an M.B.A. from the Stanford Graduate School of Business.

Renée Galá was appointed our Executive Vice President and Chief Financial Officer as of March 2020. From January to June 2019, Ms. Galá served as the Chief Financial Officer of GRAIL, Inc., a private healthcare company focused on the early detection of cancer. Prior to that, from December 2014 to January 2019, she served as Senior Vice President and Chief Financial Officer of Theravance Biopharma, Inc., a biopharmaceutical company, following its spin-out from Innoviva, Inc. Ms. Galá joined Innoviva in 2006 and held various roles in the finance organization before leading the company’s spin-out transaction. Prior to that, Ms. Galá served in various roles in global treasury, pharmaceutical sales and corporate strategy/business development at Eli Lilly and Company, from 2001 to 2006. Before joining Eli Lilly, Ms. Galá spent seven years in the energy industry in positions focused on corporate finance, project finance, and mergers and acquisitions. Ms. Galá serves on the board of directors of Gossamer Bio, Inc., a clinical-stage biopharmaceutical company, where she also chairs the audit committee. Ms. Galá holds a B.S. in Mathematics from Vanderbilt University and an M.B.A. from Columbia Business School.

Robert Iannone, M.D., M.S.C.E. was appointed our Executive Vice President, Global Head of Research and Development as of May 2019. He also served as our Chief Medical Officer from December 2019 until October 2021. From April 2018 until May 2019, Dr. Iannone served as Head of Research and Development and Chief Medical Officer of Immunomedics, Inc., a biopharmaceutical company. Prior to that, from July 2014 to April 2018,

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Executive Officers (continued)

Dr. Iannone served in the roles of Senior Vice President and Head of Immuno-oncology, Global Medicines Development and the Global Products Vice President at AstraZeneca plc, a global science-led biopharmaceutical company. From 2004 to 2014, Dr. Iannone served in management roles at Merck Co., Inc., a global biopharmaceutical company, culminating in his role as Executive Director and Section Head of Oncology Clinical Development. From 2001 to 2004, he served as Assistant Professor of Pediatrics and from 2004 to 2012 as Adjunct Assistant Professor of Pediatrics at the University of Pennsylvania School of Medicine.

Dr. Iannone has been serving on the board of directors of iTeos Therapeutics, Inc., a clinical- stage biopharmaceutical company, since May 2021, Jounce Therapeutics, Inc., a clinical-stage immunotherapy company, since January 2020 and on the Cancer Steering Committee of the Foundation for the National Institutes of Health since 2011. Dr. Iannone received a B.S. from The Catholic University of America, an M.D. from Yale University and an M.S.C.E. from University of Pennsylvania and completed his residency in Pediatrics and fellowship in Pediatric Hematology-Oncology at Johns Hopkins University.

Kim Sablich was appointed our Executive Vice President and General Manager, North America, as of June 2020. Ms. Sablich previously served as the Chief Commercial Officer of Myovant Sciences, Inc., a clinical-stage biopharmaceutical company, from December 2018 to May 2020. Prior to that, she served in various executive roles at GlaxoSmithKline plc, a multinational pharmaceutical company, including as Vice President, U.S. Primary Care Marketing from May 2015 to May 2018, as Vice President, Global Medicines Commercialization from July 2013 to May 2015, and as Vice President, U.S. Vaccines Commercial Strategy from October 2010 to June 2013. Prior to 2010,

Ms. Sablich served in various positions of increasing responsibility at Merck & Company, a global healthcare company, in its commercial organization across sales, product management, pricing/access, and customer insights, with a focus on the cardiovascular, respiratory, and vaccines business areas. She serves on the board of directors of Eiger BioPharmaceuticals, Inc., a commercial-stage biopharmaceutical company focused on rare diseases. Ms. Sablich previously served on the board of directors of AllerGenis, LLC, a food allergy diagnostic solutions company, from April 2018 to April 2021. Ms. Sablich holds a B.A. in Economics from Denison University and an M.B.A. from The Wharton School of the University of Pennsylvania.

Christopher Tovey was appointed our Executive Vice President and Chief Operating Officer and Managing Director, Europe & International, in May 2021 following our acquisition of GW Pharmaceuticals, plc, or the GW Acquisition. At GW Pharmaceuticals, plc, or GW, he served as Chief Operating Officer since joining GW in October 2012. Prior to joining GW, Mr. Tovey served in multiple roles at UCB Pharmaceuticals from 2006 to 2012, most recently as Vice President of Global Marketing Operations. Prior to joining UCB, Mr. Tovey served 18 years at GlaxoSmithKline plc in senior commercial roles in both the European and U.K. organizations. These roles included Director Commercial Strategy Distribution Europe, Director European Vaccine Therapy, Director Commercial Development U.K., Director Vaccines Business Unit U.K. and Business Unit Manager Oncology U.K. Mr. Tovey holds a BSc in marine biology from the University of Liverpool, U.K.

Patricia Carr was appointed our Senior Vice President and Chief Accounting Officer as of August 2021. Ms. Carr joined Jazz Pharmaceuticals as Vice President, Finance in July 2012 and was appointed Principal Accounting Officer in August 2019. Prior to that, from September 2011 to July 2012, she served as Vice President, Finance of Alkermes plc, a global biopharmaceutical company. From June 2002 to September 2011, she served in a number of roles in Elan Corporation, a neuroscience-based biotechnology company, most recently as Vice President, Finance. Ms. Carr is a Fellow of the Institute of Chartered Accountants (Ireland) and received a Bachelor of Commerce from the National University of lreland, Galway.

Finbar Larkin, Ph.D. was appointed our Senior Vice President, Technical Operations as of October 2019 and served as our Senior Vice President, Pharmaceutical Development & Manufacturing Science from September 2018 until October 2019, our Vice President, Technical Development from February 2014 until August 2018, and our Executive Director, Technical Operations from April 2013 until February 2014. Prior to that, from September 2009 until March 2013, Dr. Larkin served in management roles at Ipsen Pharma SAS, culminating in his role as Vice President, Engineering & Senior Specialist. From February 1997 until August 2009, he served as Vice President and Managing Director at Ipsen Manufacturing Ireland. From 1990 until

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Executive Officers (continued)

1997, he served in various project and operational management roles at Novartis. Prior to 1990, Dr. Larkin served in various roles in manufacturing science and technology, human resources and quality & analytical science at Lilly SA. Dr. Larkin received a B.Sc. and Ph.D. in Chemistry from University College Dublin.

Neena M. Patil was appointed our Senior Vice President and General Counsel as of July 2019, and has served as our Chief Legal Officer and Senior Vice President, Legal and Corporate Affairs since February 2021. From September 2018 to July 2019, Ms. Patil served as Senior Vice President, General Counsel and Corporate Secretary of Abeona Therapeutics Inc., a clinical-stage biopharmaceutical company. Prior to that, from May 2008 to October 2016, Ms. Patil served in management positions at Novo Nordisk Inc., culminating in her role as Vice President for Legal Affairs and Associate General Counsel. Prior to 2008, she worked for several other global biopharmaceutical companies including Pfizer, GPC Biotech and Sanofi. Ms. Patil serves on the board of directors of Teleflex, Inc., a global provider of medical technologies. Ms. Patil also serves on the U.S. Board of Mothers 2 Mothers, a global health care organization operating in Africa. Ms. Patil received a B.A. from Georgetown University and a J.D. and Master of Health Services Administration from the University of Michigan.

Samantha Pearce was appointed our Senior Vice President, Europe and International as of March 2020. From March 2010 to December 2019, Ms. Pearce held various global senior management positions with Celgene Corporation, most recently as Vice President and General Manager, International Markets. Prior to that, from August 2002 to March 2010, she served in management positions at AstraZeneca plc, culminating in her role as Director, Specialist Care. Prior to August 2002, she worked for DuPont Pharmaceuticals. Ms. Pearce received a B.Sc. from Birmingham University, U.K. and an M.B.A. from Cranfield University, U.K.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis describes the material elements of compensation for the following individuals who served as our principal executive officer, principal financial officer and three other most highly compensated executive officers as of December 31, 2021. These individuals are our named executive officers, or NEOs, for 2021.

Bruce C. Cozadd

Chairperson and Chief Executive Officer (CEO)

Daniel N. Swisher, Jr.

President

Renée Galá

Executive Vice President and Chief Financial Officer (CFO)

Robert Iannone

Executive Vice President, Global Head of Research and

Development

Chris Tovey

Executive Vice President and Chief Operating Officer and

Managing Director, Europe and International

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Executive Compensation (continued)

Executive Summary

Our Business

We are a global biopharmaceutical company whose purpose is to innovate to transform the lives of patients and their families. We are dedicated to developing and commercializing life-changing medicines for people with serious diseases—often with limited or no therapeutic options. We have a diverse portfolio of marketed medicines and novel product candidates, from early- to late-stage development, in neuroscience and oncology. Within these therapeutic areas, we strive to identify new options for patients by actively exploring small molecules and biologics, and through innovative delivery technologies and cannabinoid science.

Our strategy for growth is rooted in executing commercial launches and ongoing commercialization initiatives; advancing robust research and development, or R&D, programs and delivering impactful clinical results; effectively deploying capital to strengthen the prospects of achieving our short- and long-term goals through strategic corporate development; and delivering strong financial performance. We focus on patient populations with high unmet needs. We identify and develop differentiated therapies for these patients that we expect will be long-lived assets and that we can support with an efficient commercialization model. In addition, we leverage our efficient, scalable operating model and integrated capabilities across our global infrastructure to effectively reach patients around the world.

Our strategy to create sustainable shareholder value is focused on:

•	Strong commercial execution to drive diversified revenue growth and address unmet medical needs of our patients across our product portfolio, which focuses on neuroscience and oncology medicines;

•	Expanding and advancing our pipeline to achieve a valuable product portfolio of durable, highly differentiated programs;

•	Continuing to build a flexible, efficient, and productive development engine for targeted therapeutic areas to identify and progress early-, mid- and late-stage assets;

•	Identifying and acquiring novel product candidates and approved therapies to complement our existing pipeline and commercial portfolio;

•	Investing in an efficient, scalable operating model and differentiated capabilities to enable growth; and

•	Unlocking further value through indication expansion and entry into global markets.

In 2021, consistent with our strategy, we continued to focus on R&D activities within our neuroscience and oncology therapeutic areas, such as our expansion into movement disorders and solid tumors, and exploring adjacent therapeutic areas that could further diversify our portfolio. In addition, in May 2021, we completed our acquisition of GW Pharmaceuticals plc, or GW, as consistent with our overall business and capital allocation strategy to expand our neuroscience portfolio and enhance value for our shareholders.

2021 Performance Highlights

2021 was a transformative year for Jazz, delivering over $3 billion in total revenues for the first time. With the approvals and launches of Rylaze® for the treatment of acute lymphoblastic leukemia, or ALL, or lymphoblastic lymphoma, or LBL, in pediatric and adult patients one month and older who have developed hypersensitivity to E. coli-derived asparaginase and Xywav® for idiopathic hypersomnia, or IH, in 2021, we accomplished our goal to deliver five product launches through 2020 and 2021. We also acquired and integrated GW which expanded our commercial portfolio with Epidiolex®, enhanced our R&D capabilities and talent, and added the industry-leading GW cannabinoid platform. These accomplishments underscore a significant advance in Jazz’s evolution to an innovative global biopharmaceutical company. We expect these achievements, coupled with our expanded capabilities and disciplined capital allocation, to drive sustainable growth. In 2022, we remain focused on growing and diversifying our revenue, investing in our pipeline of novel therapies and delivering innovative therapies for patients.

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Executive Compensation (continued)

Financial	• 2021 total revenues of $3,094.2 million increased 31% over 2020

• 2021 GAAP[1] net loss of $329.7 million, or $5.52 per diluted share, compared to 2020 net income of $238.6 million, or $4.22 per diluted share

• 2021 non-GAAP adjusted net income of $992.8 million[2], or $16.23 per diluted share, compared to $704.0 million, or $12.46 per diluted share, for 2020

Commercial

•   2021 delivered significant revenue diversification with 59% of net product sales in the fourth quarter of 2021 from products launched or acquired since 2019[3], compared to 75% of net product sales derived solely from Xyrem® in 2018

Neuroscience

• 2021 net product sales for the combined oxybate (Xywav and Xyrem) business of $1,801.1 million increased 3% over 2020

• Xywav net product sales were $535.3 million in 2021, reflecting exceptional adoption in narcolepsy

• Launched Xywav for IH in November 2021

• Epidiolex/Epidyolex® net product sales were $463.6 million from the closing of the GW Acquisition on May 5, 2021 to December 31, 2021, with year-over-year revenue growth[4] of 29%

Oncology

• Zepzelca® net product sales were $246.8 million in 2021, the first full calendar year on the market following launch in July 2020

•   Launched Rylaze in July 2021 for treatment of ALL or LBL in adult and pediatric patients; net product sales of $85.6 million in 2021, including $65.0 million in net product sales in the fourth quarter alone, reflect strong demand and inventory build

Research & Development	• Enhanced pipeline with addition of GW cannabinoid platform; expanded pipeline to 18 novel candidates in development and 35 active clinical trials in 2021

Neuroscience

•   In June 2021, the U.S. Food and Drug Administration, or FDA, recognized seven years of Orphan Drug Exclusivity for Xywav in narcolepsy through July 21, 2027. In August 2021, FDA approved our supplemental New Drug Application for Xywav for the treatment of IH in adults and in November 2021, we commenced the U.S. commercial launch.

•   Late-stage clinical trials: Three ongoing Phase 3 clinical trials for nabiximols in multiple sclerosis (MS)-related spasticity and a Phase 3 trial of Epidiolex in Epilepsy with Myoclonic-Atonic Seizures, also known as Doose syndrome.

• Meaningful progress across mid-stage pipeline:

¡ In December 2021, JZP150 received Fast Track Designation for development in post-traumatic stress disorder.

¡ In December 2021 we initiated Phase 2 clinical trials for suvecaltamide (JZP385) for essential tremor.

¡ These are both patient populations that suffer significant impacts to their quality of life and for whom there are limited current treatment options.

[1]	U.S. generally accepted accounting principles (GAAP).
[2]

Non-GAAP adjusted net income is a non-GAAP financial measure that both excludes certain items from our GAAP reported net income and includes certain tax related adjustments. Commencing in 2020, following consultation with the staff of the Division of Corporation Finance of the U.S. Securities and Exchange Commission, we no longer exclude upfront and milestone payments from non-GAAP adjusted net income and its line items (and the related per share measure). See “Non-GAAP Financial Measures” and “Reconciliations” below for a description of non-GAAP adjusted net income and a reconciliation of non-GAAP adjusted net income to its most comparable GAAP financial measure.

[3]	Including the launches in 2020 and 2021 of Xywav (in narcolepsy and IH), Zepzelca, Sunosi®, and Rylaze and the acquisition of Epidiolex and Sativex®.
[4]	On a proforma basis.

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Executive Compensation (continued)

Oncology

•   In June 2021, Rylaze was approved by FDA under the Real-Time Oncology Review, program for use as a component of a multi-agent chemotherapeutic regimen for the treatment of patients with ALL or LBL in pediatric and adult patients one month and older who have developed hypersensitivity to E. coli-derived asparaginase. In July 2021, we launched Rylaze in the U.S.

• Initiated multiple clinical trials as part of our Zepzelca clinical development program:

¡ Initiated a Phase 2 basket trial evaluating Zepzelca as a monotherapy in select relapsed/refractory solid tumors

¡  We and collaborator Hoffmann-La Roche Ltd initiated a Phase 3 trial to evaluate first-line use of Zepzelca in combination with Tecentriq® (atezolizumab), compared to Tecentriq alone, as maintenance therapy, in patients with extensive-stage small cell lung cancer after induction chemotherapy.

Corporate Development

•   In May 2021, we acquired GW with the objective of broadening our neuroscience portfolio, further diversifying our revenue and driving sustainable, long-term value creation opportunities. GW was a global leader in discovering, developing, manufacturing and commercializing novel, regulatory approved therapeutics from its proprietary cannabinoid research platform to address a broad range of diseases. The total consideration paid by us for the entire issued share capital of GW was $7.2 billion. The GW Acquisition, closed on May 5, 2021. As a result, GW became an indirect wholly owned subsidiary of the company.

Key Executive Compensation Program Changes for 2021

As described in more detail in this CD&A, the compensation committee made the following key changes to our executive compensation programs and policies in response to feedback from our shareholders:

•

Implemented a new performance-based equity program tied to the achievement of critical multi-year financial and other strategic objectives as well as relative total shareholder return goals. Performance-based restricted stock unit awards, or PSUs, will now make up 50% of each NEO’s target annual equity grant, with time-vested restricted stock unit awards, or RSUs making up the other 50%.

•

Adopted a formal incentive compensation clawback policy that provides the committee discretion to recover incentive compensation in the event we are required to restate our financial results due to material noncompliance with any financial requirement and the misconduct of an executive officer covered by the policy contributed to such noncompliance.

•	Implemented a cap on annual performance bonus awards at 300%.

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Executive Compensation (continued)

Key Features of Our Executive Compensation Program

What We Do	What We Don’t Do
✓ Design executive compensation to align pay with performance

×  No excessive change in control or severance payments

×  No “single-trigger” cash or equity change in control benefits

×  No repricing of underwater stock options without prior shareholder approval

×  No excessive perquisites

×  No tax gross ups on severance or change in control benefits

×  No post-termination retirement or pension benefits that are not available to employees generally

×  No guaranteed bonuses or base salary increases

✓ Balance short-term and long-term incentive compensation, with a majority of executive compensation being “at-risk”

✓   Align annual performance bonus plan for CEO with that of other executives and non-sales employees, with 100% of CEO’s bonus based on such corporate performance goals as approved by the board of directors

✓ Establish threshold and maximum levels of achievement for payouts under our annual performance bonus plan, including an overall cap on individual payout amounts
✓ Maintain executive share ownership guidelines
✓ Provide “double-trigger” change in control benefits
✓ Prohibit hedging and pledging by executive officers and directors
✓ Have 100% independent directors on the compensation committee
✓ Hire independent compensation consultant who reports directly to the compensation committee
✓ Meet regularly in executive session without management present
✓ Starting in 2021, grant performance-based equity awards representing 50% of each NEO’s target equity compensation
✓ Maintain clawback policy

2021 Pay-for-Performance Overview

As illustrated in the charts below, a substantial majority of target total direct compensation (that is base salary, target annual bonus and target annual equity grant) for our CEO and other NEOs is structured in the form of “at-risk” compensation and is dependent upon the achievement of financial and strategic objectives as well as the performance of our stock price. This aligns our executives’ interests with those of our shareholders for near- and long-term performance. Despite adverse macroeconomic uncertainties and other conditions created by the ongoing COVID-19 pandemic that adversely affected our business in 2021, the compensation committee elected not to adjust the challenging performance goals set for our 2021 annual performance cash bonus plan.

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Executive Compensation (continued)

The pie charts below show the various recurring components of target total direct compensation for 2021 for our CEO and other NEOs. These components include the following: (i) annual base salary rate for 2021; (ii) annual target bonus opportunity for 2021; and (iii) the target value of equity awards granted in 2021.

CEO	Other NEO Average

Compensation Philosophy and Objectives

Our executive compensation program is designed with the following objectives and philosophy:

(1)

Attract, incentivize, reward and retain diverse, talented individuals with relevant experience in the life sciences industry through a competitive pay structure. We reward individuals fairly over time and seek to retain those individuals who continue to meet our high expectations.

(2)

Deliver balanced total compensation packages to accomplish our business objectives and mission. Our executive compensation program focuses on target total direct compensation, combining short-term and long-term components, cash and equity, and fixed and variable payments, in the proportions that we believe are the most appropriate to incentivize and reward our executive officers for achieving our corporate goals while minimizing incentives for excessive risk-taking or unethical conduct.

(3)

Align pay with our performance. Our annual performance bonus awards are not earned unless pre-determined levels of performance are achieved against annual corporate objectives approved by our board of directors at the beginning of the year. Likewise, our stock option awards will not provide realizable value and our restricted stock unit awards will not provide increased value unless there is an increase in the value of our shares, which benefits all shareholders. In addition, our performance-based PSU awards are not earned unless pre-determined levels of performance are achieved. 50% of each NEO’s target equity compensation is granted in the form of PSUs and 50% is in the form of time-based RSU awards. We also have executive share ownership guidelines to further support our ownership culture and align the interests of executive officers and shareholders.

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Executive Compensation (continued)

How We Determine Executive Compensation

Role of Our Compensation & Management Development Committee and Executive Officers

We refer to the Compensation & Management Development Committee in this proxy statement as the compensation committee. The compensation committee is (and was at all times during 2021) composed entirely of independent directors, as defined by Rule 5605(a)(2) of the Nasdaq listing standards. Our compensation committee meets as often as it determines necessary to carry out its duties and responsibilities through regularly scheduled meetings and, if necessary, special meetings. Our compensation committee also has the authority to take certain actions by written consent of all members. The agenda for each compensation committee meeting is usually developed by members of our human resources department and our CEO, with input from members of our legal department, and is reviewed and finalized with the chairperson of the compensation committee.

The compensation committee reviews and oversees our compensation policies, plans and programs and reviews and generally determines the compensation to be paid to the executive officers, including the NEOs. Either the compensation committee or the independent members of our board of directors, upon recommendation from the compensation committee, who receives input and advice from its independent compensation consultant, approve the compensation of our CEO. References in this Compensation Discussion and Analysis to our board of directors approving our CEO’s compensation are to the independent members of our board of directors.

In making other executive compensation determinations, the compensation committee considers recommendations from our CEO. In making his recommendations, our CEO receives input from our human resources department and from the individuals who manage or report directly to the other executive officers, and he reviews various sources of market compensation data provided by the independent compensation consultant to the compensation committee, as described below. While our CEO discusses his recommendations for the other executive officers with the compensation committee, he does not participate in the deliberations and recommendations to our board of directors concerning, or our board of directors’ determination of, his own compensation. Members of our human resources and legal departments also attend compensation committee meetings.

Below are the highlights of the annual cycle our compensation committee follows in reviewing and making decisions with respect to our executive compensation program.

Role of the Independent Compensation Consultant

The compensation committee engages an independent compensation consultant each year to provide a competitive compensation assessment with respect to the executive officers to assist the compensation committee in making annual compensation decisions. Since 2010, Aon’s Human Capital Solutions practice, a division of Aon plc, or Aon, has been engaged by the compensation committee. Aon supports the compensation committee in addressing the design of the peer group, provides industry compensation data, when requested, provides the compensation committee with advice regarding executive officers’ compensation, including base salaries, performance-based bonuses and long-term equity compensation, and similar advice regarding non-employee directors’ compensation. The compensation committee has also consulted with Aon to update the peer company and industry compensation data on an annual basis, address specific questions that arise as the committee fulfills their responsibilities as outlined in the compensation committee charter. The advisor provides

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Executive Compensation (continued)

support in addressing changes in trends and best practices for executive compensation, incentive and equity and/or other best practices that are requested by the compensation committee, in order to help inform the compensation committee’s decisions. Aon reports directly to the compensation committee, which maintains the authority to direct Aon’s work and engagement. As requested, and under the purview of the compensation committee, Aon may advise the human resources department on projects from time to time. Aon interacts with management to gain access to company information that is required to perform services and to understand the culture and policies of the organization. Aon attends compensation committee meetings, and the compensation committee and Aon meet in executive session with no members of management present, as needed, to address various compensation matters, including deliberations regarding our CEO’s compensation.

In assessing Aon’s independence from management in providing executive compensation services to the compensation committee, the compensation committee considered that Aon is only engaged by, takes direction from, and reports to, the compensation committee for such services and, accordingly, only the compensation committee has the right to terminate or replace Aon as its compensation consultant at any time. The compensation committee also analyzed whether the work of Aon as a compensation consultant with respect to executive and director compensation raised any conflict of interest, taking into consideration the following factors:

✔	the provision of other services to our company by Aon and its affiliates;

✔	the amount of fees we paid to Aon and its affiliates as a percentage of Aon’s total revenue;

✔	any business or personal relationship of Aon or the individual compensation advisors employed by it with any executive officer of our company;
✔	any business or personal relationship of the individual compensation advisors with any compensation committee member;

✔	Aon’s policies and procedures that are designed to prevent conflicts of interest; and

✔	any ordinary shares of our company owned by Aon or the individual compensation advisors employed by it.

The compensation committee has determined, based on its analysis of the above factors, that the work of Aon and the individual compensation advisors employed by Aon as compensation consultants to our company has not created any conflict of interest.

Competitive Assessment of Compensation – Peer Companies and Market Data

Because we aim to attract and retain the most highly qualified executive officers in an extremely competitive market, the compensation committee believes that it is important when making its compensation decisions to be informed as to the current practices of comparable public companies with which we compete for top talent. To this end, the compensation committee reviews market data for each executive officer’s position, compiled by Aon as described below, including information relating to the mix and levels of compensation for executive officers in the life sciences industry, with a focus on target total direct compensation in line with the compensation committee’s holistic approach to executive compensation.

2021 Peer Group. The compensation committee uses a peer group and other market data to provide context for its executive compensation decision-making. Each year, Aon reviews the external market data and evaluates the composition of our peer group to ensure it appropriately reflects our growth, the increase in our revenues and market capitalization and the consolidation in our industry. In July 2020, with the assistance of Aon, the compensation committee considered companies:

•	in the life sciences industry (specifically biotechnology and select bio/pharma companies) with commercial products on the market;

•	with revenues of approximately one-fourth (0.25x) to three times (3x) our then-projected revenue (resulting in a range of $550 million to $6.6 billion in revenues);

•

with market value of approximately one-fourth (0.25x) to four times (4x) our market capitalization at the time (resulting in a range of between $1.5 billion to $24.3 billion in market capitalization); and

•	primarily located in the U.S. with a secondary focus on companies that are headquartered in Europe.

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The peer group used for our 2021 compensation decisions consisted of the 16 companies listed in the table below. At the time the compensation committee approved the peer group, we were at the 66th percentile for trailing 12 months revenue and the 30th percentile for market capitalization among the new peer group. The compensation committee considered this a reasonable balance and a good representation of companies that were of similar scope and complexity.

Alexion Pharmaceuticals, Inc.[1]	Exelixis, Inc.	Mallinckrodt plc[2]	Sarepta Therapeutics, Inc.

Alkermes plc	Horizon Therapeutics plc	Nektar Therapeutics	Seagen Inc. (formerly Seattle Genetics)

BioMarin Pharmaceutical Inc.	Incyte Corporation	Neurocrine Biosciences, Inc.	United Therapeutics Corporation

Endo International plc	Ionis Pharmaceuticals, Inc.	Regeneron Pharmaceuticals, Inc.	Vertex Pharmaceuticals Incorporated

1	Acquired by AstraZeneca plc in July 2021.

2	Declared bankruptcy in October 2020.

2021 Market Data. In early 2021, Aon completed an assessment of executive compensation based on our 2021 peer group to inform the compensation committee’s determinations of executive compensation for 2021. The compensation committee reviews target total direct compensation, consisting of target total cash compensation and equity compensation, against the market data provided by Aon primarily to ensure that our executive compensation program, as a whole, is positioned competitively to attract and retain the highest caliber of executive officers and to ensure that the total direct compensation opportunity for the executive officer group is aligned with our corporate objectives and strategic needs. The compensation committee does not target a specific percentile for setting the level of compensation for the NEOs and does not otherwise use a formulaic approach to setting pay against the market data. The compensation committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because compensation benchmarking does not consider company-to-company variations among actual roles with similar titles or the specific performance of the executive officers.

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Factors Used in Determining Executive Compensation

Our compensation committee sets the compensation of our executive officers at levels that the compensation committee determines to be competitive and appropriate for each NEO, using the compensation committee’s professional experience and judgment. The compensation committee’s pay decisions are not driven by a particular target level of compensation based on market data, and the compensation committee does not otherwise use a formulaic approach to setting executive pay. Instead, the compensation committee believes that executive pay decisions require consideration of multiple relevant factors, which may vary from year to year. The figure below reflects the factors the compensation committee considers in determining and approving the amount, form and mix of pay for our NEOs.

2021 Advisory Vote on Executive Compensation and Shareholder Engagement

We hold a say-on-pay advisory vote on executive compensation annually. Accordingly, at our 2021 annual meeting, we provided shareholders with the opportunity to cast a non-binding vote on a proposal regarding the compensation of our named executive officers for the year ended December 31, 2020. Of the votes cast, approximately 90% were voted in favor of the proposal. We believe these results reflect our continuous efforts to engage with shareholders and solicit their feedback on our executive compensation program.

The compensation committee reviewed the final vote results for the proposal and, given the significant level of shareholder support and positive feedback received on recent program and governance changes, concluded that our executive compensation program continues to provide a competitive pay-for-performance package that effectively incentivizes the NEOs and encourages long-term retention. The compensation committee and, with respect to our CEO’s compensation, our board of directors, determined not to make any significant changes to our 2021 executive compensation policies or decisions as a result of the vote. Our compensation committee and, with respect to our CEO’s compensation, our board of directors will continue to consider the outcome of our say-on-pay proposals and our shareholders’ views when making future compensation decisions for the NEOs, such as the new performance-equity program that was adopted in 2021 in response to feedback from our shareholders that there was strong preference that our long-term incentive program include performance-based equity awards. In addition, in response to shareholders’ preference for explicit caps on annual performance bonus payouts, beginning in 2021, the payouts under our annual performance bonus awards will be capped at 300% of the individual’s target award, although in practice recent payouts for the NEOs have not exceeded ~150% of target. Our CEO’s annual performance bonus award is generally limited to the actual bonus pool funding percentage (with a maximum funding of 200%), which is determined based on the achievement of pre-established financial and other strategic objectives as described in more detail on page 56 under the heading “2021 Performance Bonus Program.”

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We also engage with our shareholders when they have topics of particular interest, which may include executive compensation related matters. Shareholder feedback is reported to our compensation committee (and our nominating and corporate governance committee, as applicable) throughout the year.

The following graphic describes our typical shareholder outreach and engagement cycle.

Key Components and Design of the Executive Compensation Program

Total Direct Compensation

Our compensation program focuses on target total direct compensation, which consists of base salary, target performance bonus opportunity (which, together with base salary, we refer to as target total cash compensation), and target long-term incentive opportunity.

We also offer our executive officers severance benefits upon certain types of involuntary terminations in connection with a change in control. The table below captioned “Components of Total Direct Compensation” describes key features of each primary component of our executive compensation program and explains why we provide a particular compensation component.

The compensation committee takes a holistic approach to compensation and seeks to ensure that the aggregate level of pay, across all of the pay elements is meeting the company’s desired objectives for each executive officer. The compensation committee does not have any formal policies for allocating compensation among base salary, target performance bonus opportunity and long-term incentive awards.

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Instead, the compensation committee uses its experience and business judgment to establish a total compensation program for each NEO that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, which it believes is appropriate to achieve the goals of our executive compensation program and our corporate goals.

Because we believe it is important to our success to pursue both short- and long-term objectives that drive sustainable shareholder value creation, to avoid excessive risk-taking, and to preserve our cash resources, the majority of the NEOs’ total direct compensation is comprised of “at-risk” compensation, consisting of performance-based bonus opportunities and long-term incentives, in the form of RSUs and PSUs, which align the executive officers’ incentives with the interests of our shareholders. This allocation between “at-risk” and fixed compensation is consistent with our pay-for-performance philosophy.

Components of Total Direct Compensation

Component	Key Features	Purpose

Base Salary	◆Fixed level of cash compensation ◆No amount is contractually guaranteed ◆Amounts reviewed and determined annually, and are generally effective by March 1 each year	◆Provides fixed level of compensation that is competitive within our industry and reflective of the skills and experience required to be successful in fulfilling the role

Performance Bonus Award

◆Cash compensation under the performance bonus plan, which is “at-risk” because it is dependent upon achievement of pre-established financial and strategic objectives

◆Target bonus opportunities reviewed and determined annually

◆Actual bonuses paid shortly after the end of each year, based on the extent corporate goals are attained as determined by the compensation committee, and for executive officers other than our CEO, their individual contributions toward such achievements

◆Actual bonuses capped at 300% of executive officer’s target award

◆Provides financial incentives to achieve key corporate objectives that are aligned with our business strategy

◆Rewards NEOs (other than our CEO) for extraordinary individual contributions to our corporate achievements

Long-Term Incentive Compensation

◆PSUs vest, if at all, at the end of a multi-year performance period and represent 50% of the NEO annual equity grant.

◆RSUsgenerally vest over a 4-year period subject to executive officer’s continued service

◆Awards reviewed and generally granted annually, early in the year, at time of hire or promotion

◆Fosters ownership culture

◆Links compensation to long-term success

◆PSUs align compensation earned to the achievement of multi-year strategic objectives and stock price performance versus peer companies.

◆RSUs assist with managing dilution for our shareholders, while reinforcing the importance of shareholder value creation over time

◆Executive share ownership guidelines to further support our ownership culture and align the interests of executive officers and shareholders

Other Benefits. Executive officers based in the United States are eligible to participate in all of our benefit plans, such as the 401(k) Plan (see the section below titled “Description of Compensation Arrangements–401(k) Plan”), our medical, dental, vision, short-term disability, long-term disability and group life insurance plans, in each case generally on the same basis as other employees. Executive officers based in the United States and Ireland are eligible to participate in our Employee Stock Purchase Plan, or ESPP, generally on the same basis as other employees. We also have a section 125 flexible benefits healthcare plan and a flexible benefits childcare plan under which employees can set aside pre-tax funds to pay for qualified healthcare expenses and qualified childcare expenses not reimbursed by insurance. We do not currently offer pension or other retirement benefits in the United States; outside the U.S. we offer pension or other retirement benefits that are consistent with local regulations.

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Severance Benefits upon Change in Control. Executive officers based in the United States are also eligible to participate in our Amended and Restated Executive Change in Control and Severance Benefit Plan, or the change in control plan, which is described below under the headings “Additional Compensation Information—Change in Control Plan” and “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan.” The change in control plan provides certain severance benefits to participants, in connection with specified involuntary termination events, including termination without cause and constructive termination, following a change in control. Certain executive officers who are not employed by our U.S. affiliates receive comparable change in control benefits pursuant to their employment or service agreements, and with respect to Mr. Tovey, pursuant to the UK Change in Control and Severance Benefit Plan and related participation agreement, which is described below under the heading “Potential Payments upon Termination or Change in Control—GW UK Change in Control and Severance Benefit Plan”. The compensation committee believes these severance benefits are important from a retention perspective to provide some level of protection to our executives who might be terminated following a change in control and that the amounts are reasonable and maintain the competitiveness of our executive compensation and retention program. The compensation committee believes this structure serves to mitigate the distraction and loss of key executive officers that may occur in connection with rumored or actual fundamental corporate changes. Such payments protect the interests of our shareholders by enhancing executive focus during rumored or actual change in control activity, retaining executives despite the uncertainty that generally exists while a transaction is under consideration and encouraging the executives responsible for negotiating potential transactions to do so with independence and objectivity. We do not provide any tax gross up payments on severance benefits.

2021 Performance Bonus Program

The corporate objectives and relative weightings established by the board of directors for the 2021 performance bonus program that were communicated to the NEOs in early 2021 are described in the chart below. The revenue objective described below included strategically important, revenue-related stretch goals with the opportunity to earn up to an additional 15% bonus pool funding. For each of the five objectives, achievement could have been between 0% and 200% based on company performance, including the identified stretch objectives for revenue and adjusted net income. The payouts under the 2021 performance bonus program were capped at 300% of the NEO’s target award.

Following the end of the 2021 fiscal year, after summing the resulting bonus pool funding percentages for the quantitative and qualitative objectives based on their relative weightings of 80% and 20%, respectively, and considering achievement of stretch goals, the compensation committee approved an overall bonus pool funding percentage of 108% of the target bonus pool for the 2021 plan year, as further described below.

The compensation committee did not set specific objectives for individual executive officers. Each executive officer is responsible for contributing to the corporate objectives, individually and as part of the leadership team,

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with each objective deemed to be important in determining the level of the company’s performance during the year. In approving individual bonus awards, the compensation committee considers the individual contribution towards the company’s achievement of the corporate objectives by each executive officer (other than our CEO). The actual bonus payments approved for each of the NEOs for 2021 are described below under “2021 Compensation Decisions for Our Named Executive Officers.”

No COVID-related adjustments to the goals or to the assessment of their achievement were made in calculating the 2021 bonus pool.

Individual bonus awards are determined in accordance with the following methodology:

Quantitative Objectives

Each of the three main quantitative objectives for 2021, or objectively measurable goals, had a total relative overall weighting of 80%, and is described in the table and accompanying footnotes below, including each objective’s weighting, actual results and performance multipliers, as well as the total bonus pool funding percentage resulting from the level of achievement of the quantitative objectives.

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The compensation committee approved, at the start of the performance year, an algorithm with respect to each main quantitative objective (as well as the strategically important revenue-related stretch goals) for calculating the bonus pool funding attributable to the extent of achievement for each such objective. The revenue objective, with a weighting of 40%, was split into an oxybate net product sales objective weighted at 15%, a total revenue objective, excluding oxybate and Epidiolex/Epidyolex net product sales, weighted at 15%, and an Epidiolex/Epidyolex net product sales objective weighted at 10%, as well as five related additional, or strategically important, stretch goals, each weighted at 3%. The compensation committee set specific threshold and maximum levels of achievement for the revenue objective and the related stretch goals, which are described in the footnotes to the table below. The compensation committee also approved a goal with its own individual weighting for the adjusted net income objective. For the quantitative product development objectives, the compensation committee established various objectively measurable target goals within these objectives but did not set a threshold performance level; rather, an overall achievement of between 0% and 200%, measured against the multiple targets as described in more detail below, was determined by the compensation committee and used to calculate the applicable bonus pool funding percentage attributable to the product development objectives.

Quantitative Objectives		Weighting	Actual Results	Multiplier		Bonus Pool Funding(2)

1.	Revenue Objective:

	• Achieve total oxybate net product sales in 2021 of $1,767 million(1)	15%	Above target: net product sales of $1,801 million	110%		16%

	• Achieve total revenue, excluding oxybate and Epidiolex/Epidyolex net product sales, in 2021 of $898 million(1)	15%	Between threshold and target: total revenue, excluding oxybate and Epidiolex net product sales, of $829 million	61%		9%

	• Achieve Epidiolex/Epidyolex net product sales in 2021 of $507 million(1)	10%	Between threshold and target: net product sales of $464 million	58%		6%

	• Stretch goal: Exceed specified percentage of number of oxybate patients on Xywav by December 31, 2021(3)	3%	Between threshold and maximum	16%		1%

	• Stretch goal: Launch Xywav in IH before November 30, 2021(4)	3%	Achieved	100%		3%

	• Stretch goal: Exceed budgeted Sunosi net product sales(5)	3%	Below threshold	0%		0%

	• Stretch goal: Exceed budgeted Zepzelca net product sales by >10%(6)	3%	Below threshold	0%		0%

	• Stretch goal: Launch Rylaze in the United States mid-year (100% for a launch before 1 July and 50% for a launch in July)(7)	3%	Between threshold and maximum	50%		2%

2.	Product Development Objectives: Execute on defined development projects(8)	30%	Achieved at 101% level(8)	101%		30%

3.	Adjusted Net Income Objective: Achieve non-GAAP adjusted net income* in 2021 of $859 million(1)(9)	10%	Above target: non-GAAP adjusted net income* of $993 million	177	%(9)	18%

	Total					84%

Note: Amounts may not total due to rounding.

(1)

If the specified threshold annual performance level was met (90% of target for the three components of the revenue objective and the adjusted net income objective), then a pre-established scaled performance multiplier (ranging from 50% to 150% for the oxybate net product sales and total revenue components of the revenue objective and 50% to 200% for the Epidiolex/Epidyolex net product sales and adjusted net income objectives) would be used to calculate the applicable bonus pool funding percentage attributable to such quantitative objective. The performance multiplier would be zero if performance was below the threshold level, 50% if performance was at the threshold level, and then scaled for performance above 50% up to the applicable maximum level. The performance multiplier was capped

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for performance above the specified maximum performance level (110% of target for the oxybate net product sales and total revenue components of the revenue objective and 120% of target for the Epidiolex net product sales and adjusted net income objective).

(2)

The percentages in this column represent, for each quantitative corporate objective, the weight of the quantitative objective multiplied by the performance multiplier that corresponds to the actual achievement of such quantitative objective.

(3)

With respect to this stretch goal, the performance threshold was set at 40% of total oxybate patients on Xywav by December 31, 2021, at or below which no addition to the total bonus pool funding would be made. Between 40% and 45% of total oxybate patients on Xywav by December 31, 2021, the amount added to the total bonus pool funding percentage would increase from 0% to 3%. This stretch goal was difficult to achieve from the outset given that Xywav launched in the U.S. in November 2020 and achieving 40% adoption in 14 months would, in the compensation committee’s view, be considered industry leading performance. Actual achievement of 41% of total oxybate patients on Xywav by December 31, 2021 was between the threshold and maximum achievement levels.

(4)	Xywav was launched in the U.S. for the treatment of IH in adults on November 1, 2021.

(5)

With respect to this stretch goal, the threshold performance level was set at achievement of the budgeted Sunosi net product sales for 2021. Exceeding the net product sales budget by between 0% and 10% would have resulted in 0% to 3% (scaled linearly) being added to the total bonus pool funding percentage. This stretch goal was difficult to achieve as the Sunosi launch had been significantly impacted by the COVID-19 pandemic in 2020 and the budget assumed significant revenue growth requiring adoption rates increasing from actual trends seen in 2020. Actual Sunosi net product sales for 2021 were below the threshold level of achievement.

(6)

With respect to this stretch goal, the threshold performance level was set at achievement of 10% above budgeted Zepzelca net product sales for 2021. Exceeding budgeted Zepzelca net product sales by between 10% and 50% would have resulted in 0% to 3% (scaled linearly) being added to the total bonus pool funding percentage. This stretch goal was inherently difficult to achieve from the outset given the impact of the COVID-19 pandemic on our ability to interact with and educate health providers about Zepzelca.

(7)	Rylaze was launched in the U.S. in July 2021.

(8)

With respect to the product development objectives, the compensation committee determined that the actual achievement by the company was 101%, resulting in a performance multiplier of 101%, and therefore, a 30% bonus pool funding percentage, based on achievement with respect to the target goals as described below:

Performance Category	Target Goals and Results

Top Priority	This performance category consisted of the following goals: (i) complete New Drug Application submission for Xywav in IH by the first quarter of 2021; (ii) FDA approval of Xywav in IH by fourth quarter of 2021; (iii) FDA approval of Rylaze by third quarter of 2021; (iv) complete U.S. and European regulatory submissions for Rylaze by fourth quarter of 2021; (v) enroll first patient in a Phase 3 study evaluating Zepzelca in combination with Tecentriq® (atezolizumab) in first-line extensive stage SCLC by third quarter of 2021; and (vi) deliver on clinical program for nabiximols in multiple sclerosis including being New Drug Application submission ready by fourth quarter of 2021. The compensation committee determined that we had met or exceeded each of the performance goals for this category except that we had only partially met the goal of completing U.S. and European regulatory submissions for Rylaze by fourth quarter of 2021, as the European regulatory submission was delayed for strategic reasons, and completing a clinical program designed to successfully submit a New Drug Application submission for nabiximols in multiple sclerosis by fourth quarter of 2021. The compensation committee noted that the approved label for Xywav in IH and orphan designation exceeded expectations, that the U.S. approval of Rylaze in June was a monumental achievement for patients requiring close collaboration with FDA and the Children’s Oncology Group , and that the delay in European submission for Rylaze was strategically made to increase the probability of a highly competitive product in that region. In aggregate, the compensation committee assessed the performance on Top Priority programs to be 115% of target.

High Priority	This performance category consisted of the following goals: (i) enroll first patient in a Phase 2 study of suvecaltamide (JZP385) in essential tremor by the second quarter of 2021; and (ii) enroll first patient in a Phase 2 study of JZP150 in post-traumatic stress disorder by the fourth quarter of 2021. The compensation committee determined that we had met the JZP150 goal in this category. The compensation committee noted that the delayed first patient enrolment in the JZP385 essential tremor study was due to factors not entirely within the control of the development team. In aggregate, the compensation committee assessed the performance on High Priority programs to be 75% of target.

All Other Development	This performance category consisted of the following goals: (i) enroll first patient in a Phase 1 study of JZP341 by the third quarter of 2021; (ii) complete go/no-go decision on JZP324 by the first quarter of 2021; (iii) submit one high potential IND application in each of neuroscience, oncology and cannabinoid science by the fourth quarter of 2021; and (iv) complete Sunosi and Vyxeos high priority regulatory filings by the fourth quarter of 2021. The compensation committee determined that we had partially met the performance goals for this category. The compensation committee noted that partial achievement was a result of program specific strategic decisions and focusing of resources on top priority programs. The compensation committee assessed the performance on all other development programs to be at 50% of target.

With respect to the product development objectives, all of the “top priority” goals collectively carried a 70% weight. The “high priority” goals collectively carried a 20% weight. All other goals collectively carried a 10% weight.

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In determining that the actual achievement by the company was 101% for the product development objective, the compensation committee employed a holistic analysis that took into account the compensation committee’s weighting of the product development objectives described above and the degree to which they were met as a whole against the backdrop of competing development priorities.

*

Non-GAAP adjusted net income is a non-GAAP financial measure that both excludes certain items from our GAAP reported net income and includes certain tax-related adjustments as reconciled under “Reconciliations of Non-GAAP Financial Measures” below, except that solely for purposes of calculating the threshold performance achievement level and performance multiplier for 2021, non-GAAP adjusted net income included the additional adjustment as set forth in footnote (9) to this table.

(9)

With respect to the adjusted net income objective, the target achievement level for 2021 was set below the target achievement level and actual performance for 2020 due to the expected dilutive impact of the GW Acquisition. In this regard, the GW Acquisition was dilutive to both GAAP and non-GAAP adjusted net income for the year ended December 31, 2021. However, we expect that the GW Acquisition will be adjusted net income accretive in the first full year calendar year of combined operations and substantially accretive thereafter.

Qualitative Objectives

The qualitative corporate objectives approved by the board of directors fell into two categories: (1) progress on corporate development activities related to closing the GW Acquisition and the successful integration of GW, with a relative weighting of 10%, and (2) a demonstrated commitment to and progress on certain organizational goals related to our transformation into an innovative and agile global company, with a relative weighting of 10%. Achievement of the qualitative objectives is inherently less objectively measurable than the quantitative objectives.

Corporate Development Objective. The objective relating to progress on corporate development activities consisted of successfully completing the acquisition of GW in the second quarter of 2021, obtaining financing at terms consistent with or better than commitment papers, successfully combining the organizations at transaction closing, including people retention and processes, and completing post-closing integration. The multiplier applied to the corporate development objective ranged from 0% to 200%, based on the compensation committee’s determination of the extent to which the corporate development objective was achieved during the year. In considering the company’s corporate development accomplishments in 2021, the compensation committee noted that we successfully closed the GW acquisition in May 2021, achieved favorable terms and increased allocation to pre-payable debt, progressed organizational designs, appropriately maintained retention and tracked well on all critical applicable deal success factors. The compensation committee weighed heavily our success in executing the GW transaction and its potential to meaningfully diversify our revenues starting in 2021 and add future revenue-generating products to our portfolio, our overall deal readiness, and our active and thoughtful corporate development process. The compensation committee determined that, as a whole, our achievement resulted in a multiplier of 125% and, therefore, a 13% bonus pool funding percentage for the 2021 corporate development objective.

Organizational Objective. With respect to the organizational objective, the compensation committee established five sub-goals. Because the sub-goals are not easily quantifiable, they were not assigned individual weightings. The multiplier applied to the organizational corporate objective ranged from 0% to 200%, based on the compensation committee’s determination of the extent to which the aggregate organizational corporate objective, including sub-goals, were achieved, as a whole, during the year. The organizational corporate objective sub-goals were:

•	attract, develop and retain talent;

•	create a more diverse, equitable, and inclusive organization;

•	strengthen organizational capabilities and evolve our operating culture for agility, global mindset, scalability and sustainability;

•	expand and enhance social impact and corporate governance practices;

•	maintain culture of compliance and adhere to our Code of Conduct.

In evaluating the organizational objective, the compensation committee determined that our talent and culture indicators demonstrate achievement in our organizational health and organizational development progress. Key

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human capital metrics demonstrate favorability and/or alignment with external benchmarking trends, particularly in light of trends surrounding the pandemic, as well as those expected during an acquisition period. Our 2021 successes include defining our environmental, social and governance framework, enhancing our reporting and engaging in shared value and social impact work. We achieved key progression on organizational initiatives to strengthen our innovation, development and commercial excellence. We maintained female and improved people of color representation at the leadership level consistent with DEIB commitments and achieved our hiring goals. After taking into consideration both our accomplishments and challenges with respect to these sub-goals in light of the challenges of integrating a significant acquisition and an ongoing pandemic, the compensation committee determined that as a whole, our overall achievement resulted in a multiplier of 115% and therefore, a 12% bonus pool funding percentage for the 2021 organizational objective.

2021 Compensation Decisions for Our Named Executive Officers

General Approach

In making compensation decisions for 2021, the compensation committee considered the factors discussed in “Factors Used in Determining Executive Compensation” above and the compensation committee’s specific compensation objectives for 2021. Our compensation committee did not use a formula or assign a particular weight to any one factor in determining each NEO’s target total direct compensation. Rather, our compensation committee’s determination of the target total direct compensation, mix of cash and equity and fixed and “at-risk” pay opportunities was a subjective, individualized decision for each NEO. The compensation committee reviewed and considered each element of pay in the context of the overall target total direct compensation for each NEO. When the compensation committee made changes to one element of pay, those changes were made in the context of the levels of the other elements of pay, and the resulting target total direct compensation for each NEO. As a result, the 2021 pay decisions for each NEO are presented holistically in this section.

The compensation committee also had access to market data with respect to target total cash compensation and target equity award grants. However, as described above, the compensation committee believes that over-reliance on benchmarking can result in compensation that is unrelated to the value delivered by our executive officers because compensation benchmarking does not take into account company-by-company variations among actual roles with similar titles or the specific performance of our executive officers.

Summary of 2021 Compensation Decisions

Target Total Cash Compensation. The compensation committee increased each NEO’s base salary for 2021, and the new base salary rates were effective in March 2021.

Target Equity Compensation and Impact on Target Total Direct Compensation. In determining the appropriate size of 2021 equity award grants, at the time the compensation committee (and the board of directors, with respect to Mr. Cozadd) made its decisions, after careful consideration, the compensation committee aimed to deliver equity awards to each executive officer to balance the need to maintain equity opportunities competitive with the market, serve the retention and incentive purposes of the awards and manage overall dilution to our shareholders.

Redesign of Long-Term Incentive Program. In connection with our transformation into an innovative biopharmaceutical company, line of sight to a set of longer-term value drivers and multi-year goals around our strategic pathway to success came into clearer focus. It was with this focus, along with feedback from shareholders, that we determined that 2021 was the appropriate time to adopt a new long-term incentive award design that we believe sets the foundation for sustained high performance and shareholder returns and strongly aligns executive pay to achievement of our longer-term strategic objectives.

Starting in 2021, 50% of each NEO’s aggregate annual long-term incentive compensation will be in the form of PSUs that vest based on achievement of performance goals and 50% in the form of time-based RSUs. The compensation committee believes this mix strikes the right balance between the variable nature of PSUs and the retentive nature of RSUs. The share amounts underlying the PSUs and RSUs granted to each executive officer in

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Executive Compensation (continued)

2021 were determined by applying the company’s 30-day average share price (immediately preceding the grant date) to the fair value of the award, which the compensation committee and, in the case of Mr. Cozadd, the board of directors, intended to deliver (dividing such value by the average share price). A 30-day average share price was used, rather than a single day share price, to provide a more stabilized share value less susceptible to possible swings in the market.

2021 – 2023 PSU Program. The 2021-2023 PSU Program grants, or the 2021 PSUs, were made to executives including each of the NEOs at the closing of the GW Acquisition in May 2021. The compensation committee determined that it was in the best interests of the company and its shareholders to delay the grant of the 2021 PSUs until the close of the transaction with GW announced in February 2021. Doing so allowed the compensation committee to select performance goals that reflect the combined company’s financial and strategic priorities across the new integrated leadership team, which will provide the leadership team with a unifying compensation strategy for the post-close organization. As a result, the performance will be measured for the period from May 6, 2021 – December 31, 2023.

As described in more detail below, the compensation committee selected performance goals that focus specifically on (i) growing and diversifying our commercial portfolio; and (ii) enhancing the value of our pipeline. The compensation committee believes that these metrics create a meaningful incentive and reward for successfully driving transformation and delivering long-term sustainable value to shareholders and life-changing medicines to patients.

Below is a summary of the performance metrics and associated weightings and targets applicable to the 2021 PSUs, as well as the TSR modifier.

	Performance Goals	Weighting	Target
Commercial	Percentage of Revenue in 2022 from “New Product” Launches*	30%	45-50%
	Percentage of U.S. oxybate Patients on Xywav by December 31, 2023**	25%	60%
	Epidiolex 2023 Revenue	20%	***

Pipeline	Pipeline Success Scorecard****	25%	18 points

*	New product launches include Xywav (all indications), Zepzelca, Rylaze and Sunosi.

**	Relative to total patients on Xywav, Xyrem and authorized generic versions of Xyrem.

***

Target 2023 revenue information is not being disclosed at this time, as it represents confidential commercial and financial information, the disclosure of which would result in competitive harm to the company. The compensation committee believes that it has set performance goals at rigorous and challenging levels that will require significant effort and achievement by our executives to be attained, and that such goals have been established in light of our internal forecast as well as the macroeconomic and industry environments. After the end of the performance period, the targets and achievement relative to such targets will be disclosed.

****	Points are awarded for successful investigational new drug applications, proof of concept studies, pivotal studies and product approvals occurring during the performance period.

The four operational performance goals described above can individually, and in the aggregate, be achieved at 50% of target at threshold performance levels up to 160% of target for stretch performance.

Once the aggregate achievement percentage of the four performance goals is determined, that result is modified, from 75% to 125%, based on the performance of our stock price relative to peers, or what we refer to as a relative TSR modifier. The compensation committee believes that having a TSR modifier helps balance the importance of providing executives clearer line of sight to payout opportunities using financial/operational measures with the need to ensure that those payouts are aligned with shareholders’ experience during the performance period. The achievement percentage, as adjusted to reflect the TSR modifier, will determine the number of shares underlying the PSUs that will be earned, vest and be issued to each NEO.

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Executive Compensation (continued)

The 2021 PSUs are subject to potential vesting acceleration upon the NEO’s termination in connection with a change in control, as well as upon death, disability or retirement, as described below under the heading, “Potential Payments upon Termination or Change in Control—Treatment of 2021 PSUs.”

Percentile Rank vs. Comparator Group	Payout Modifier

≥ 75th percentile	125%

For every increase in percentile rank between 50th and 75th percentiles	Increase by 1%

50th percentile	100%

For every decrease in percentile rank between 50th and 25th percentiles	Decrease by 1%

≤ 25th percentile	75%

The compensation committee selected the constituents of the Russell 1000 pharmaceutical and biotechnology component companies as the comparator group for purposes of the relative TSR modifier for the following reasons:

•	the number of companies is large enough to withstand any potential industry consolidation;

•	the group includes 14 of 16 companies in our executive compensation peer group (see page 52); and

•	the revenue, market cap and volatility of these companies is more aligned with the company’s profile.

Companies that are not in the Russell 1000 Index as of the end of the performance period will be removed from final calculation.

AbbVie Inc.	Bristol-Myers Squibb Company	Incyte Corporation	Pfizer Inc.

ACADIA Pharmaceuticals Inc.	Catalent, Inc.	Ionis Phamraceuticals, Inc.	Reata Pharmaceuticals, Inc.

Agios Pharmaceuticals, Inc.	Elanco Animal Health Incorporated.	Iovance Biotherapeutics, Inc.	Regeneron Pharmaceuticals, Inc.

Alkermes plc	Eli Lilly and Company	Johnson & Johnson	Sage Therapeutics, Inc.

Alnylam Pharmaceuticals, Inc.	Exact Sciences Corporation	Merck & Co., Inc.	Sarepta Therapeutics, Inc.

Amgen Inc.	Exelixis, Inc	Moderna, Inc.	Seagen Inc.

Biogen Inc.	Gilead Sciences, Inc	Nektar Therapeutics	United Therapeutics Corporation

BioMarin Pharmaceutical Inc	Global Blood Therapeutics, Inc.	Neurocrine Biosciences, Inc.	Vertex Pharmaceuticals Incorporated

bluebird bio, Inc.	Horizon Therapeutics plc	Perrigo Company plc	Zoetis Inc.

Individual NEO Compensation Decisions

Below are summaries, for each NEO individually, of the compensation committee’s decisions about 2021 target total direct compensation and the changes from each NEO’s 2020 target total direct compensation. As described above, when making the 2021 compensation decisions, the compensation committee focused primarily on the target total direct compensation for each NEO while considering the factors set forth in the section titled “Factors Used in Determining Executive Compensation” and the compensation committee’s specific compensation objectives for 2021. The footnotes to the tables also include the actual performance bonus paid to each of the NEOs for 2021 and how that actual bonus compared to each NEO’s target bonus.

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Executive Compensation (continued)

Bruce C. Cozadd, Chairperson and CEO

	2020 Pay ($)	2021 Pay ($)	Change (%)

Target Total Cash Compensation	2,135,723	2,159,354	1.1%

Base Salary(1)	1,050,600	1,082,100

Target Performance Bonus(2)	1,085,123	1,077,254

Target Equity Compensation(3)	12,400,000	12,000,000	-3.2%

Target Total Direct Compensation(4)	14,535,723	14,159,354	-2.6%

(1)	Represents annual base salary rate for the applicable year. 2021 base salary became effective in March 2021.

(2)

The 2021 amount reflects a target performance bonus of 100% of base salary earned, unchanged from the target performance bonus percentage for 2020. An additional pay period in 2020 caused the target performance bonus to be higher than in 2021. The actual 2021 performance bonus paid was $1,163,400, reflecting 108% of the target performance bonus, based entirely on the overall 2021 bonus pool funding percentage of 108%. The compensation committee (with approval from the board of directors) determined that the overall 2021 bonus pool funding percentage of 108% was applicable to Mr. Cozadd, because, as CEO, Mr. Cozadd is responsible for the company meeting all of its objectives.

(3)

The target equity compensation presented in the chart above reflects the target dollar value recommended by the compensation committee (and approved by the board of directors). Note that the values shown in the Summary Compensation Table and Grants of Plan-Based Awards Table for 2020 and 2021, as applicable, represent the fair value of the awards as of the grant date, are reported in accordance with SEC rules and FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, or FASB ASC 718, and differ from the target value recommended by the compensation committee (and approved by the board of directors). This difference between the intended target value and the actual grant date fair value of the awards is due to our determination of the share number underlying awards by dividing the target value by the 30-day average share price immediately prior to the grant date. However, the grant date fair value, as reported in the Summary Compensation Table and Grants of Plan-Based Awards Table, is based on the closing price of our ordinary shares as of the grant date (with respect to time-based RSUs) and based on a Monte Carlo simulation model (with respect to performance-based PSUs). As such, the values shown in the Summary Compensation Table and Grants of Plan-Based Awards Table differ from the intended target values and do not fully reflect the considerations of, and decisions made by, the compensation committee and the board of directors in its determination of the equity grants in this respect. For a description of the determination of the share amounts subject to equity grants, see “2021 Compensation Decisions for Our Named Executive Officers—Summary of 2021 Compensation Decisions—Redesign of Long-Term Incentive Program.”

(4)

The compensation committee and board of directors designed Mr. Cozadd’s target total direct compensation to be competitive compared to the market data, appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. The compensation committee believed it was appropriate to provide a modest increase to his base salary in 2021 in recognition of his individual performance, the performance of the company under his leadership and to remain in line with general market increases. As described above, Mr. Cozadd’s target bonus percentage remained the same as in 2020.

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Executive Compensation (continued)

Daniel N. Swisher, Jr., President

	2020 Pay ($)	2021 Pay ($)	Change (%)

Target Total Cash Compensation	1,189,558	1,248,365	4.9%

Base Salary(1)	690,000	715,000

Target Performance Bonus(2)	499,558	533,365

Target Equity Compensation(3)	3,900,000	3,700,000	-5.1%

Target Total Direct Compensation(4)	5,089,558	4,948,365	-2.8%

(1)	Represents annual base salary rate for the applicable year. 2021 base salary became effective March 2021.

(2)

The 2021 amount reflects a target performance bonus of 75% of base salary earned, an increase from 70% in 2020. The compensation committee determined it was appropriate to increase Mr. Swisher’s target performance bonus opportunity for 2021 to reflect his scope of responsibility and oversight of significant functions within the organization, as well as to maintain competitive positioning relative to the market data and the other NEOs. The actual 2021 performance bonus paid was $540,000, reflecting 101.2% of target performance bonus, based on the overall 2021 bonus pool funding percentage of 108% and Mr. Swisher’s significant individual contributions to such achievement. Specifically, the compensation committee considered Mr. Swisher’s overall responsibility for the key operating segments of the company.

(3)

The target equity compensation presented in the chart above reflects the target dollar value approved by the compensation committee. Note that the values shown in the Summary Compensation Table and Grants of Plan-Based Awards Table for 2020 and 2021, as applicable, represent the fair value of the awards as of the grant date, are reported in accordance with SEC rules and FASB ASC 718, and differ from the target value approved by the compensation committee. This difference between the intended target value and the actual grant date fair value of the awards is due to our determination of the share number underlying awards by dividing the target value by the 30-day average share price immediately prior to the grant date. However, the grant date fair value, as reported in the Summary Compensation Table and Grants of Plan-Based Awards Table, is based on the closing price of our ordinary shares as of the grant date (with respect to time-based RSUs) and based on a Monte Carlo simulation model (with respect to performance-based PSUs). As such, the values shown in the Summary Compensation Table and Grants of Plan-Based Awards Table differ from the intended target values and do not fully reflect the considerations of, and decisions made by, the compensation committee in its determination of the equity grants in this respect. For a description of the determination of the share amounts subject to equity grants, see “2021 Compensation Decisions for Our Named Executive Officers—Summary of 2021 Compensation Decisions—Redesign of Long-Term Incentive Program.”

(4)

The compensation committee designed Mr. Swisher’s target total direct compensation to be competitive compared to the market data, appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. The compensation committee determined it was appropriate to increase Mr. Swisher’s base salary in an amount necessary to reflect his scope of responsibility and oversight of significant functions within the organization, as well as to maintain competitive positioning relative to the market data and the other NEOs.

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Executive Compensation (continued)

Renée Galá, Executive Vice President and CFO

	2020 Pay ($)	2021 Pay ($)	Change (%)

Target Total Cash Compensation	891,539	959,308	7.6%

Base Salary(1)	600,000	620,000

Target Performance Bonus(2)	266,539	339,308

Signing Bonus(3)	25,000	—

Target Equity Compensation(4)	4,000,000	3,200,000	-20.0%

Target Total Direct Compensation(5)	4,891,539	4,159,308	-15.0%

(1)

Represents annual base salary rate for the applicable year. 2021 base salary became effective March 2021. Ms. Galá’s actual salary earned in 2020 was lower due to her joining the company as Executive Vice President and CFO in March 2020.

(2)

The 2021 amount reflects a target performance bonus of 55% of base salary earned, unchanged from the target performance bonus percentage for 2020. The actual 2021 performance bonus paid was $400,000, reflecting 117.9% of target performance bonus, based on the overall 2021 bonus pool funding percentage of 108% and Ms. Galá’s significant individual contributions to such achievement. Specifically, the compensation committee considered Ms. Galá’s oversight of complex strategic matters and corporate priorities, such as planning and execution of our debt offering, development of our long-term strategy, her performance with respect to supporting the execution of corporate development priorities and her overall criticality to our business. Ms. Galá’s 2020 performance bonus was prorated to reflect her hire date on March 6, 2020.

(3)	Represents the cash signing bonus Ms. Galá received in 2020 in connection with her appointment as Executive Vice President and CFO.

(4)

The target equity compensation presented in the chart above reflects the target dollar value approved by the compensation committee. Note that the values shown in the Summary Compensation Table and Grants of Plan-Based Awards Table for 2020 and 2021, as applicable, represent the fair value of the awards as of the grant date, are reported in accordance with SEC rules and FASB ASC 718, and differ from the target value approved by the compensation committee. This difference between the intended target value and the actual grant date fair value of the awards is due to our determination of the share number underlying awards by dividing the target value by the 30-day average share price immediately prior to the grant date. However, the grant date fair value, as reported in the Summary Compensation Table and Grants of Plan-Based Awards Table, is based on the closing price of our ordinary shares as of the grant date (with respect to time-based RSUs) and based on a Monte Carlo simulation model (with respect to performance-based PSUs). As such, the values shown in the Summary Compensation Table and Grants of Plan-Based Awards Table differ from the intended target values and do not fully reflect the considerations of, and decisions made by, the compensation committee in its determination of the equity grants in this respect. For a description of the determination of the share amounts subject to equity grants, see “2021 Compensation Decisions for Our Named Executive Officers—Summary of 2021 Compensation Decisions—Redesign of Long-Term Incentive Program.”

(5)

The compensation committee designed Ms. Galá’s target total direct compensation to be competitive compared to the market data, appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. The compensation committee determined it was appropriate to increase Ms. Galá’s base salary in an amount necessary to reflect her scope of responsibility and oversight of significant functions within the organization, as well as to maintain competitive positioning relative to the market data and the other NEOs.

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Executive Compensation (continued)

Robert Iannone, Executive Vice President, Global Head of Research and Development

	2020 Pay ($)	2021 Pay ($)	Change (%)

Target Total Cash Compensation	900,769	920,558	2.2%

Base Salary(1)	575,000	595,000

Target Performance Bonus(2)	325,769	325,558

Target Equity Compensation(3)	2,600,000	2,700,000	3.8%

Target Total Direct Compensation(4)	3,500,769	3,620,558	3.4%

(1)	Represents annual base salary rate for the applicable year. 2021 base salary became effective March 2021.

(2)

The 2021 amount reflects a target performance bonus of 55% of base salary earned, unchanged from the target performance bonus percentage for 2020. The actual 2021 performance bonus paid was $380,000, reflecting 116.7% of target performance bonus, based on the overall 2021 bonus pool funding percentage of 108% and Dr. Iannone’s individual contributions to achieving both our quantitative and qualitative objectives for 2021. Specifically, the compensation committee considered Dr. Iannone’s significant individual contributions to such achievement and outperformance of the research and development organization with respect to the corporate objectives.

(3)

The target equity compensation presented in the chart above reflects the target dollar value approved by the compensation committee. Note that the values shown in the Summary Compensation Table and Grants of Plan-Based Awards Table for 2020 and 2021, as applicable, represent the fair value of the awards as of the grant date, are reported in accordance with SEC rules and FASB ASC 718, and differ from the target value approved by the compensation committee. This difference between the intended target value and the actual grant date fair value of the awards is due to our determination of the share number underlying awards by dividing the target value by the 30-day average share price immediately prior to the grant date. However, the grant date fair value, as reported in the Summary Compensation Table and Grants of Plan-Based Awards Table, is based on the closing price of our ordinary shares as of the grant date (with respect to time-based RSUs) and based upon a Monte Carlo simulation model (with respect to performance-based PSUs). As such, the values shown in the Summary Compensation Table and Grants of Plan-Based Awards Table differ from the intended target values and do not fully reflect the considerations of, and decisions made by, the compensation committee in its determination of the equity grants in this respect. For a description of the determination of the share amounts subject to equity grants, see “2021 Compensation Decisions for Our Named Executive Officers—Summary of 2021 Compensation Decisions—Redesign of Long-Term Incentive Program.”

(4)

The compensation committee designed Dr. Iannone’s target total direct compensation to be competitive compared to the market data, appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. The compensation committee determined it was appropriate to increase Dr. Iannone’s base salary in an amount necessary to reflect his scope of responsibility and oversight of significant functions within the organization, as well as to maintain competitive positioning relative to the market data and the other NEOs.

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Executive Compensation (continued)

Chris Tovey, Executive Vice President and Chief Operating Officer and Managing Director, Europe & International

	2020 Pay($)	2021 Pay($)(1)	Change (%)
Target Total Cash Compensation(2)	—	969,049	N/A

Base Salary(3)	—	551,116

Target Performance Bonus(4)	—	197,037

Transaction Bonus(5)	—	220,896

Target Equity Compensation(6)	—	3,000,000	N/A

Target Total Direct Compensation(7)	—	3,969,049	N/A

(1)

In connection with the completion of the GW Acquisition, we entered into a service agreement with Mr. Tovey pursuant to which he agreed to serve as our Executive Vice President and Chief Operating Officer and Managing Director, Europe & International.

(2)	Mr. Tovey’s 2021 base salary, performance bonus and transaction bonus were paid in pound sterling. The amounts have been converted to U.S. dollars based on the conversion rates below.

(3)

Represents annual base salary rate for 2021. Mr. Tovey’s base salary was £400,000 which has been converted to USD using a conversion rate of 1.37779 which is the average foreign exchange rate for January to December 2021. Mr. Tovey’s actual salary earned was lower due to his joining the company in May 2021.

(4)

Reflects the target percentage of 55% of base salary earned for 2021, pro-rated to account for the fact that Mr. Tovey was not employed the entire year. The actual 2021 performance bonus paid to Mr. Tovey was £158,000 ($211,782), reflecting 107.5% of target performance bonus, based on the overall 2021 bonus pool funding percentage of 108% and Mr. Tovey’s individual contributions to such achievement and his overall responsibility for key operating segments of the company. Mr. Tovey’s 2021 performance bonus was pro-rated to reflect his hire date of May 5, 2021. Mr. Tovey’s performance bonus has been converted to USD using a conversion rate of 1.34039, which is the average foreign exchange rate for the month of March 2022.

(5)

Represents the transaction bonus of £164,800 that Mr. Tovey received in connection with the closing of the GW Acquisition equal to six months of Mr. Tovey’s base salary in effect immediately prior to the closing. The transaction bonus was contingent upon Mr. Tovey remaining employed with the company through December 31, 2021 to assist with successful integration. Mr. Tovey’s transaction bonus has been converted to USD using a conversion rate of 1.34039, which is the average foreign exchange rate for the month of March 2022. The table does not include a pre-acquisition bonus of £57,200 that was paid to Mr. Tovey in March 2022 for his services at GW, as further described in the Summary Compensation Table below.

(6)

The target equity compensation presented in the chart above reflects the target dollar value approved by the compensation committee. Note that the values shown in the Summary Compensation Table and Grants of Plan-Based Awards Table for 2021 represent the fair value of the awards as of the grant date, are reported in accordance with SEC rules and FASB ASC 718 and differ from the target value approved by the compensation committee. This difference between the intended target value and the actual grant date fair value of the awards is due to our determination of the share number underlying awards by dividing the target value by the 30-day average share price immediately prior to the grant date. However, the grant date fair value, as reported in the Summary Compensation Table and Grants of Plan-Based Awards Table, is based on the closing price of our ordinary shares as of the grant date (with respect to time-based RSUs) and based upon a Monte Carlo simulation model (with respect to performance-based PSUs). As such, the values shown in the Summary Compensation Table and Grants of Plan-Based Awards Table differ from the intended target values and do not fully reflect the considerations of, and decisions made by, the compensation committee in its determination of the equity grants in this respect. For a description of the determination of the share amounts subject to equity grants, see “2021 Compensation Decisions for Our Named Executive Officers—Summary of 2021 Compensation Decisions—Redesign of Long-Term Incentive Program.”

(7)

The compensation committee designed Mr. Tovey’s target total direct compensation to be competitive compared to the market data, appropriate from an internal equity perspective and more heavily weighted towards equity compensation, in line with our pay-for-performance philosophy. In determining his compensation package, the compensation committee received advice from Aon to design a competitive, market-based compensation package appropriate for a senior executive with Mr. Tovey’s skills and experience and his overall expected contribution to our business.

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Executive Compensation (continued)

Additional Compensation Information

Ownership Guidelines for Executive Officers

We maintain share ownership guidelines for our CEO and certain other employees who serve on our executive committee, including our NEOs. Under the guidelines, these individuals are expected to own a number of the company’s ordinary shares with a value equal to six times base salary for the company’s Chief Executive Officer, two times base salary for each other member of the company’s executive committee who is an officer for purposes of Section 16 of the Exchange Act, and one times base salary for each other member of the company’s executive committee. The guidelines provide that the officers are expected to establish the minimum ownership levels within five years of first becoming subject to the guidelines. Mr. Cozadd was in compliance with the guidelines as of March 31, 2022. Each of our other continuing NEOs has five years from the date of his or her appointment to comply with the guidelines.

Shares that count toward satisfaction of these guidelines include: shares owned outright by the individual (including RSUs and/or PSUs that have vested or were earned but not yet settled, net of taxes); shares retained after an option exercise or issuance under another type of equity award granted under the company’s equity incentive plans; shares retained after purchase under the ESPP; and shares held in trust for the benefit of the individual. The compensation committee has discretion to develop an alternative individual guideline or an alternative method of complying with the applicable individual guideline for an individual covered by the guidelines if compliance would place a significant hardship on such individual.

Clawback Policy

In April 2021, our compensation committee adopted a policy for recoupment of incentive compensation, or a clawback policy. In the event we are required to restate our financial results due to material noncompliance with any financial requirement and the misconduct of an executive officer covered by the policy contributed to such noncompliance, we may recover the amount of any incentive compensation, including any cash or equity compensation granted, earned or vested based in whole or in part on the attainment of a financial performance goal or metric that was paid to him or her during the three-year period preceding the date of the restatement and attributable to the erroneously reported results. The executive officers covered by the policy include our current or former executive officers who are, or were at the time of the relevant misconduct, designated by the board of directors as an officer for purposes of Section 16 of the Exchange Act. The misconduct covered by the policy includes any knowing violation of SEC rules and regulations or company policy, breach of fiduciary duty or willful commission of an act of fraud, dishonesty, gross recklessness or gross negligence in the performance of the executive officer’s duties, as determined by the compensation committee.

In addition, as a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, our CEO and CFO may be legally required to reimburse our company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.

Change in Control Plan

Our compensation committee periodically reviews the terms of our change in control plan, including its “double-trigger” structure and benefits, against market data to ensure that the benefits we offer remain appropriate.

Only our executive officers who are employees of our U.S. affiliates are eligible to participate in the change in control plan, which includes all of our NEOs other than Mr. Tovey. Certain executive officers who are not employed by our U.S. affiliates receive comparable change in control benefits pursuant to their employment or service agreements, or with respect to Mr. Tovey, pursuant to the UK Change in Control and Severance Benefit Plan and related participation agreement. The compensation committee believes that the change in control benefits we provide are representative of market practice, both in terms of design and cost, and are sufficient to retain our current executive team and to recruit talented executive officers in the future. The terms of the change

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Executive Compensation (continued)

in control plan and Mr. Tovey’s benefits are described below under the heading “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan” and “Potential Payments upon Termination or Change in Control—GW UK Change in Control and Severance Benefit Plan.”

Equity Grant Timing and Equity Plan Information

Our equity incentive grant policy generally provides that grants to executive officers occur on the second trading day following the filing date of our next quarterly or annual report filed under the Exchange Act that occurs after the date on which such grants are approved by our board of directors or compensation committee, as applicable. Accordingly, our equity incentive grant policy generally requires that grants to our executive officers are made shortly after we have released information about our financial performance to the public for the applicable annual period. As a result, the timing of equity awards is not coordinated in a manner that intentionally benefits our executive officers.

We currently grant equity awards to the NEOs, including PSUs and RSUs, under the 2011 Equity Incentive Plan, or the 2011 Plan. The 2011 Plan was adopted by Jazz Pharmaceuticals, Inc.’s board of directors and approved by Jazz Pharmaceuticals, Inc.’s stockholders in connection with their approval of the Azur Merger in December 2011 and was assumed by us upon the completion of the Azur Merger. Before the 2011 Plan was adopted, we granted stock options under our 2007 Equity Incentive Plan, or the 2007 Plan, which was adopted by Jazz Pharmaceuticals, Inc.’s board of directors and approved by Jazz Pharmaceuticals, Inc.’s stockholders in connection with Jazz Pharmaceuticals, Inc.’s initial public offering. The 2011 Plan affords the compensation committee the flexibility to utilize a broad array of equity incentives and performance cash incentives in order to secure and retain the services of employees of our company and its subsidiaries and to provide long-term incentives that align the interests of employees with the interests of our shareholders.

Additional long-term equity incentives are provided through the ESPP. Pursuant to the ESPP, all eligible employees, including the NEOs (if eligible), may allocate up to 15% of their base salary to purchase our stock at a 15% discount to the market price, subject to specified limits.

Accounting and Tax Considerations

Under FASB ASC 718, the company is required to estimate and record an expense for each award of equity compensation (including stock options, PSUs and RSUs) over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to FASB ASC 718.

Under Section 162(m) of the Internal Revenue Code, or Section 162(m), compensation paid to each of the company’s “covered employees” that exceeds $1 million per taxable year is generally non-deductible for tax purposes unless the compensation qualifies for certain grandfathered exceptions (including the “performance-based compensation” exception) for certain compensation paid pursuant to a written binding contract in effect on November 2, 2017, and not materially modified on or after such date.

Although the compensation committee will continue to consider tax implications as one factor in determining executive compensation, the compensation committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for the company’s named executive officers in a manner consistent with the goals of the company’s executive compensation program and the best interests of the company and its stockholders, which may include providing for compensation that is not deductible by the company due to the deduction limit under Section 162(m). The compensation committee also retains the flexibility to modify compensation that was initially intended to be exempt from the deduction limit under Section 162(m) if it determines that such modifications are consistent with the company’s business needs.

Risk Assessment Concerning Compensation Practices and Policies

The compensation committee periodically reviews the company’s compensation policies and practices to assess whether they encourage employees to take inappropriate risks. The compensation committee last performed this

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Executive Compensation (continued)

review in 2020 and has determined that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on our company. The compensation committee continues to believe that that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks, and significant compensation decisions, as well as decisions concerning the compensation of the company’s executive officers, include subjective considerations by the compensation committee or the board of directors, which restrain the influence of formulae or objective factors on excessive risk-taking. Finally, the mix of short-term compensation (in the form of salary and annual bonus, if any), and long-term compensation (in the form of PSUs and RSUs) also minimizes undue focus on short-term results and helps align the interests of the company’s executive officers with the interests of our shareholders.

Reconciliations of Non-GAAP Financial Measures

To supplement our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), we use certain non-GAAP (also referred to as non-GAAP adjusted) financial measures in this Compensation Discussion and Analysis. In particular, we present non-GAAP adjusted net income (and the related per share measure), which exclude from reported GAAP net income (loss) (and the related per share measure) certain items, as detailed in the reconciliation table that follows, adjust for the income tax effect of the non-GAAP adjustments and impact of the change in the statutory tax rate in the U.K.

We believe that each of these non-GAAP financial measures provides useful supplementary information to, and facilitates additional analysis by, investors and analysts. In particular, we believe that each of these non-GAAP financial measures, when considered together with our financial information prepared in accordance with GAAP, can enhance investors’ and analysts’ ability to meaningfully compare our results from period to period, and to identify operating trends in our business. In addition, these non-GAAP financial measures are regularly used by investors and analysts to model and track our financial performance. Our management also regularly uses these non-GAAP financial measures internally to understand, manage and evaluate our business and to make operating decisions, and compensation of our executive officers is based in part on certain of these non-GAAP financial measures, as discussed elsewhere in this Compensation Discussion and Analysis. Because these non-GAAP financial measures are important internal measurements for our management, we also believe that these non-GAAP financial measures are useful to investors and analysts since these measures allow for greater transparency with respect to key financial metrics we use in assessing our own operating performance and making operating decisions.

These non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures; should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP; have no standardized meaning prescribed by GAAP; and are not prepared under any comprehensive set of accounting rules or principles. In addition, from time to time in the future there may be other items that we may exclude for purposes of our non-GAAP financial measures; and we have ceased, and may in the future cease, to exclude items that we have historically excluded for purposes of our non-GAAP financial measures. For example, commencing in 2020, we no longer exclude upfront and milestone payments from non-GAAP adjusted net income (and the related per share measure). Likewise, we may determine to modify the nature of our adjustments to arrive at our non-GAAP financial measures. Because of the non-standardized definitions of non-GAAP financial measures, the non-GAAP financial measures as used by us in this Compensation Discussion and Analysis have limits in their usefulness to investors and may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.

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Reconciliations of GAAP reported net income (loss) to non-GAAP adjusted net income (and the related per share measures) for the 2020 and 2021 annual periods are as follows (in millions, except per share amounts):

	2020	2021

GAAP reported net income (loss)	$238.6	$(329.7)

Intangible asset amortization	259.6	525.8

Share-based compensation expense	121.0	169.9

Transaction and integration related expenses(1)	—	243.7

Non-cash interest expense(2)	61.1	92.7

Acquisition accounting inventory fair value step-up	—	223.1

Impairment charge(3)	136.1	—

Income tax effect of above adjustments	(112.5)	(192.5)

Impact of U.K. tax rate change(4)	—	259.9

Non-GAAP adjusted net income	$704.0	$992.8

GAAP reported net income (loss) per diluted share	$4.22	$(5.52)

Non-GAAP adjusted net income per diluted share	$12.46	$16.23

Weighted-average ordinary shares used in diluted per share calculations -GAAP	56.5	59.7

Weighted-average ordinary shares used in diluted per share calculations non-GAAP	56.5	61.2

Note:	Amounts may not total due to rounding.

Explanation of Adjustments and Certain Line Items:

(1)	Transaction and integration expenses related to the GW Acquisition.

(2)	Non-cash interest expense associated with debt discount and debt issuance costs.

(3)	Impairment charge related to our decision to stop enrollment in our Phase 3 clinical trial of defibrotide for the prevention of veno-occlusive disease.

(4)

Expense arising on the remeasurement of our U.K. net deferred tax liability, which arose primarily in relation to the GW Acquisition, due to a change in the statutory tax rate in the U.K. following enactment of the UK Finance Act 2021.

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Summary of Compensation

The following table sets forth certain summary information for the years indicated with respect to the compensation earned by the NEOs during fiscal years 2021, 2020 and 2019, as applicable.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)		Bonus ($)(2)		Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)		All Other Compensation ($)(6)	Total ($)
Bruce C. Cozadd	2021	1,077,254		—		13,414,116	—	1,163,400		24,541	15,679,311
Chairperson and CEO	2020	1,085,123		—		5,881,195	4,210,661	1,381,400		14,921	12,573,300
	2019	1,014,415		—		7,001,495	5,379,925	1,304,500		13,302	14,713,637
Daniel N. Swisher, Jr.	2021	711,154		—		4,136,737	—	540,000		16,001	5,403,892
President	2020	713,654		—		1,809,598	1,295,588	636,000		16,247	4,471,087
	2019	667,308		—		1,960,419	1,506,379	560,000		13,302	4,707,407
Renée Galá(7)	2021	616,923		—		3,577,891	—	400,000		10,410	4,605,224
Executive Vice President and CFO	2020	484,616		25,000		1,816,868	1,382,012	405,000		9,904	4,123,400
Robert Iannone, M.D., M.S.C.E Executive Vice President, Global Head of Research and Development	2021	591,923		—		3,018,091	—	380,000		11,322	4,001,336
	2020	592,308		—		1,221,479	874,522	450,000		11,172	3,149,481
	2019	313,077		205,000		1,672,863	1,249,216	245,000		8,405	3,693,560

Chris Tovey(8)	2021	366,576	(9)	297,567	(10)	3,287,387	—	211,782	(11)	4,689	4,168,001
Executive Vice President and
Chief Operating Officer and Managing Director, Europe and International

Note:	Amounts may not total due to rounding.

(1)

The dollar amounts in this column represent base salary earned during the indicated fiscal year. 2021 base salary rates were effective March 2021. For more information on salaries in 2021, see “Compensation Discussion and Analysis—2021 Compensation Decisions for Our Named Executive Officers—Individual NEO Compensation Decisions” above.

(2)

The dollar amounts in this column represent cash signing bonuses paid to Dr. Iannone in 2019 and Ms. Galá in 2020, and cash bonuses paid to Mr. Tovey in connection with the closing of the GW Acquisition.

(3)

The dollar amounts in this column reflect the aggregate grant date fair value of all time-based RSU and performance-based PSU awards granted during the indicated fiscal year computed in accordance with FASB ASC 718, excluding the effect of estimated forfeitures. The grant date fair value for time-based RSUs is measured in accordance with FASB ASC 718 and based on the closing price of our ordinary shares on the date of grant. The grant date fair value for performance-based PSUs was calculated in accordance with FASB ASC 718 using a Monte-Carlo simulation model. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the NEOs. Assuming that maximum performance is achieved, the value of the performance-based PSU awards made to Messrs. Cozadd, Swisher, Tovey and Dr. Iannone in 2021 at the date of grant under FASB ASC 718 would have been $13,877,611, $4,279,868, $3,468,926 and $3,121,652, and for Ms. Gala, $3,701,714, respectively. For additional information on the time-based RSUs and performance-based PSUs granted to our NEOs in 2021, see “Executive Summary—2021 Compensation Decisions of Our Named Executive Officers—Summary of 2021 Compensation Decisions” and “Compensation Discussion and Analysis—2021 Compensation Decisions for Our Named Executive Officers” above and footnote 20 to the notes to our audited consolidated financial statements in the 2021 Annual Report on Form 10-K, and also see footnote 2 to the table entitled “Grants of Plan-Based Awards—2021.”

(4)

The dollar amounts in this column reflect the aggregate grant date fair value of all stock option awards granted during the indicated fiscal year. These amounts have been calculated in accordance with FASB ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. Assumptions used in the calculation of these amounts are included in the notes to our audited consolidated financial statements included in the 2021 Annual Report on Form 10-K. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the NEOs.

(5)

The dollar amounts in this column represent the cash bonus awarded under the performance bonus plan for the indicated fiscal year. For more information on the cash bonus awards for 2021, see “Compensation Discussion and Analysis—2021 Performance Bonus Program” and “Compensation Discussion and Analysis—2021 Compensation Decisions for Our Named Executive Officers” above.

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(6)

The dollar amounts in this column for 2021 include group term life insurance premiums paid, matching contributions under the 401(k) Plan and expenses for Mr. Cozadd of $10,923 associated with an annual conference.

(7)	Ms. Galá was appointed our Executive Vice President and CFO as of March 16, 2020.

(8)	Mr. Tovey was appointed our Executive Vice President and Chief Operating Officer and Managing Director, Europe and International, as of May 5, 2021.

(9)	The actual salary paid to Mr. Tovey was £265,945 which was converted to USD using the average foreign exchange rate from May to December 2021 of 1.37839.

(10)

The actual transaction bonus paid to Mr. Tovey in connection with the closing of the GW Acquisition was £164,800. A pre-acquisition bonus of £57,200 was paid to Mr. Tovey for his services at GW. Both bonuses were paid to Mr. Tovey in March 2022 and converted to USD using the average foreign exchange rate for March 2022 of 1.34039.

(11)

The actual cash bonus awarded under the performance bonus plan to Mr. Tovey was £158,000, which was converted to USD using the average foreign exchange rate for March 2022 of 1.34039. Please see “Compensation Discussion and Analysis—Individual NEO Compensation Decisions” for additional details regarding the cash bonus paid to Mr. Tovey.

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Grants of Plan-Based Awards

The following table shows, for the fiscal year ended December 31, 2021, certain information regarding grants of plan-based awards to the NEOs.

GRANTS OF PLAN-BASED AWARDS IN FISCAL 2021

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock Awards ($)(4)
Name	Award Type	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Bruce C. Cozadd	Annual Cash	—	—	—	1,077,254	2,154,508
	PSU	5/5/2021	4/27/2021				13,637	36,365	72,730		6,938,806
	RSU	2/25/2021	2/9/2021							37,925	6,475,310
Daniel N. Swisher, Jr.	Annual Cash	—	—	—	533,365	1,600,095
	PSU	5/5/2021	4/27/2021				4,206	11,215	22,430		2,139,934
	RSU	2/25/2021	2/9/2021							11,695	1,996,803
Renée Galá	Annual Cash	—	—	—	339,308	1,017,924
	PSU	5/5/2021	4/27/2021				3,638	9,700	19,400		1,850,857
	RSU	2/25/2021	2/9/2021							10,115	1,727,034
Robert Iannone, M.D., M.S.C.E	Annual Cash	—	—	—	325,558	976,674
	PSU	5/5/2021	4/27/2021				3,068	8,180	16,360		1,560,826
	RSU	2/25/2021	2/9/2021							8,535	1,457,265
Chris Tovey	Annual Cash	—	—	—	201,594	604,782
	PSU	5/5/2021	4/27/2021				3,409	9,090	18,180		1,734,463
	RSU	5/5/2021	4/27/2021							9,091	1,552,924

(1)

This column sets forth the target and maximum bonus amount for each NEO for the year ended December 31, 2021 under our Global Cash Bonus Plan. There are no thresholds amounts for each individual officer established under our Global Cash Bonus Plan. The amounts shown under “Target” reflects the applicable target payment under the Global Cash Bonus Plan if (i) we achieved 100% of the pre-determined 2021 corporate goals established by our compensation committee, and (ii) as applicable, each NEO’s individual performance percentage was assessed at 100% by our compensation committee with respect to his or her contributions toward the achievement of our corporate goals. The amounts shown under “Maximum” reflects the applicable maximum payment under our Global Cash Bonus Plan if (i) we achieved maximum pre-determined 2021 corporate goals established by our compensation committee, and (ii) as applicable, each NEO achieved maximum individual performance as assessed by the compensation committee with respect to his or her contributions toward the achievement of our corporate goals; provided, however, that the bonus payable under our Global Cash Bonus Plan may not exceed 200% of the officer’s target bonus in the case of the CEO and 300% for each other NEO. Target bonuses were set as a percentage of each NEO’s base salary earned for the fiscal year ended December 31, 2021 and were 100% for Mr. Cozadd, 75% for Mr. Swisher, and 55% for each of Ms. Galá, Dr. Iannone and Mr. Tovey. The dollar value of the actual bonus award earned for the year ended December 31, 2021 for each NEO is set forth in the Summary Compensation Table above. As such, the amounts set forth in this column do not represent either additional or actual compensation earned by the NEOs for the year ended December 31, 2021. For a description of the performance bonus plan, see “Compensation Discussion and Analysis—2021 Performance Bonus Program” above.

(2)

Performance-based PSU awards were granted to our NEO’s on May 5, 2021 pursuant to the 2011 Plan. Each of the PSU awards vests depending on the achievement of certain performance criteria to be assessed over a performance period of May 5, 2021 to December 31, 2023. Following the determination of the company’s achievement with respect to the performance criteria, the amount of shares awarded will be subject to adjustment based on the application of a relative total share return, or “TSR” modifier, which depends on the company’s relative TSR performance against the constituents of the Russell 1000 pharmaceutical and biotechnology component companies over the same 2.66-year performance period. The number of shares that may be earned ranges between 37.5% of target for threshold performance and 200% of target for maximum performance based on the degree of achievement of the applicable performance metric and the application of the relative TSR modifier. For additional information on performance-based PSUs granted to our NEOs in 2021, see “Executive Summary—2021 Compensation Decisions of our Named Executive Officers —Summary of 2021 Compensation Decisions” and “Compensation Discussion and Analysis—2021 Compensation Decisions for Our Named Executive Officers” above. The PSU awards are subject to potential vesting acceleration as described below under the heading “Potential Payments upon Termination or Change in Control—Treatment of 2021 PSUs.

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(3)

Each of the annual time-based RSU awards vest in four equal annual installments on the anniversary of the vesting commencement date of March 5, 2021. As a general matter, time-based RSUs will cease vesting upon each NEO’s last day of service. Time-based RSU awards are subject to potential vesting acceleration as described below under the headings “Description of Compensation Arrangements—Equity Compensation Arrangements—2011 Equity Incentive Plan” and “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control Plan and Severance Benefit Plan” below. See also “Description of Compensation Arrangements—Equity Compensation Arrangements—2011 Equity Incentive Plan” below for a general description of the material terms of the 2011 Plan.

(4)

The dollar amounts in this column represent the grant date fair value of each PSU and RSU award, as applicable, granted to the NEOs in 2021. These amounts have been calculated in accordance with FASB ASC 718. The grant date fair value for time-based RSUs is based on the closing price of our ordinary shares on the date of grant. The grant date fair value for performance-based PSUs is calculated using a Monte-Carlo simulation model. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the NEOs. The fair value for each award may differ based on the applicable data, assumptions, and estimates used in the model.

Description of Compensation Arrangements

Executive Employment and Severance Agreements

We do not have employment agreements currently in effect with any of our NEOs based in the United States. Like other employees, such executive officers are eligible for annual salary increases, participation in the performance bonus plan and discretionary equity grants.

From time to time, we have provided an offer letter in connection with the commencement of employment of an executive officer based in the United States, which describes such executive officer’s initial terms of employment. We do not have agreements currently in effect with any of our NEOs in the United States entitling such individuals to severance benefits (other than in connection with a change in control pursuant to our change in control plan described below).

We have employment or service agreements in effect with certain employees based outside of the United States, including Chris Tovey. In May 2021, Mr. Tovey entered into a service agreement with our subsidiary, Jazz Pharmaceuticals UK Limited, or the Service Agreement, which includes his initial base salary, a discretionary target cash bonus and certain severance benefits and notice requirements, as further described below under the heading “Potential Payments upon Termination or Change in Control—GW UK Change in Control and Severance Benefit Plan.” In addition, Mr. Tovey is eligible for certain severance and change in control benefits under the GW UK Change in Control and Severance Benefit Plan and related participation agreement, or the GW Severance Plan. The GW Severance Plan also provides for the payment of a cash retention bonus equal to £750,000, which will be earned and paid if Mr. Tovey remains in continuous employment with us through January 1, 2023.

Amended and Restated Executive Change in Control and Severance Benefit Plan

Each of the current NEOs with the exception of Mr. Tovey is a participant in the change in control plan, a description of which is included below under the heading “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan.” Mr. Tovey is eligible for certain change in control and severance benefits under the Service Agreement and the GW Severance Plan, descriptions of which are included below under the heading “Potential Payments upon Termination or Change in Control—GW UK Change in Control and Severance Benefit Plan.”

Equity Compensation Arrangements

Since the Azur Merger, we have granted equity awards to employees, including the NEOs, under the 2011 Plan. From the initial public offering of Jazz Pharmaceuticals, Inc. until the Azur Merger, we granted equity awards to our employees, including some of the NEOs, under the 2007 Plan. As a result of the GW Acquisition, we assumed the GW 2020 Long-Term Incentive Plan. For more information on our current equity compensation program and decisions regarding the grants of equity awards in 2021 for our NEOs, see “Compensation Discussion and Analysis—2021 Compensation Decisions for Our Named Executive Officers” above. The following is a brief summary of the material terms of each of our equity compensation plans.

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2011 Equity Incentive Plan

The following is a brief summary of the material terms of the 2011 Plan, as amended and restated.

Types of Awards. The 2011 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, RSU awards, other stock awards, and performance awards (including PSU awards) that may be settled in cash, shares, or other property, which may be granted to employees, including officers.

Corporate Transactions. In the event of certain significant corporate transactions (as defined in the 2011 Plan and described below), our board of directors will have the discretion to take one or more of the following actions with respect to outstanding stock awards (contingent upon the closing or completion of such corporate transaction), unless otherwise provided in the stock award agreement or other written agreement with the participant or unless otherwise provided by our board of directors at the time of grant:

•	arrange for assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation (or its parent company);

•	arrange for the assignment of any reacquisition or repurchase rights applicable to any shares issued pursuant to a stock award to the surviving or acquiring corporation (or its parent company);

•	accelerate the vesting, in whole or in part, and exercisability of a stock award and provide for its termination if it is not exercised at or prior to the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase rights applicable to any shares issued pursuant to a stock award;

•

cancel or arrange for the cancellation of a stock award, to the extent not vested or exercised prior to the effective time of the corporate transaction, in exchange for such cash consideration, if any, as the board of directors may consider appropriate; or

•

make a payment equal to the excess, if any, of (a) the value of the property that the participant would have received upon the exercise of the stock award over (b) any exercise price payable in connection with such exercise.

Our board of directors need not take the same action for each stock award or with regard to all participants.

For purposes of the 2011 Plan, a “corporate transaction” generally means (i) a sale or disposition of all or substantially all our assets or a sale or disposition of at least 90% of our outstanding securities; (ii) a merger, consolidation or similar transaction after which we are not the surviving corporation; or (iii) a merger, consolidation or similar transaction after which we are the surviving corporation but our ordinary shares are converted or exchanged into other property.

Change in Control. The board of directors has the discretion to provide additional acceleration of vesting and exercisability upon or after a change in control (as defined in the 2011 Plan and described below) as may be provided in a stock award agreement or any other written agreement between us or any of our affiliates and a participant. The forms of stock option agreement and RSU award agreement adopted by the board of directors under the 2011 Plan provide that in the event a participant’s service relationship with us or a successor entity is terminated due to an involuntary termination without cause (as defined in the stock award agreement and as described below) within 12 months following, or one month prior to, the effective date of a change in control, the vesting (and in the case of stock options, exercisability) of the stock award will accelerate in full. The treatment of the 2021 PSUs in the event of a change in control is described below under the heading, “Potential Payments upon Termination or Change in Control—Treatment of 2021 PSUs.”

For purposes of the 2011 Plan and the forms of award agreements issued thereunder, a “change in control” generally means (i) a person or group acquires ownership of more than 30% of the combined voting power of our outstanding securities (other than directly from our company); (ii) certain compromises or arrangements sanctioned by the Irish courts, certain schemes, contracts or offers that have become binding on all of our shareholders, certain takeover bids, certain offers or reverse takeover transactions or a reorganization, merger, statutory share exchange, consolidation or similar transaction involving us, and (A) after which our shareholders

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Executive Compensation (continued)

do not own more than 50% of the combined voting power of the surviving entity or its parent in substantially the same proportion as their ownership of our outstanding voting securities immediately before the transaction, (B) a person or group acquires ownership of more than 30% of the combined voting power of the surviving entity or its parent, or (C) at least a majority of the members of the board of directors of the parent (or the surviving entity, if there is no parent) following such transaction are not incumbent board members (as defined in (v) below) at the time our board of directors approves the transaction; (iii) our shareholders or our board of directors approves a complete dissolution or liquidation of our company, or a complete dissolution or liquidation of our company otherwise occurs (except for a liquidation into a parent company); (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets, other than to certain entities; or (v) individuals who were members of our board of directors on the date of adoption of the 2011 Plan (or members of our board of directors approved or recommended by a majority vote of such members still in office), referred to as “incumbent board members,” cease to constitute at least a majority of our board of directors.

An “involuntary termination without cause” generally means that a participant’s service relationship with us is terminated for any reason other than for the following reasons (and not upon a participant’s death or disability): (i) participant’s commission of any felony or crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof (with respect to Irish participants, the participant’s conviction for any criminal offense (other than an offense under any road traffic legislation in Ireland, the United Kingdom or elsewhere for which a fine or non-custodial penalty is imposed) or any offense under any regulation or legislation relating to insider dealing, fraud or dishonesty); (ii) participant’s attempted commission of or participation in a fraud or act of dishonesty against us; (iii) participant’s intentional, material violation of any contract or agreement with us or of any statutory duty owed to us; (iv) participant’s unauthorized use or disclosure of our confidential information or trade secrets; or (v) participant’s gross misconduct.

GW 2020 Long-Term Incentive Plan

For information on the GW 2020 Long-Term Incentive Plan, see note 20 to our audited consolidated financial statements included in the company’s 2021 Annual Report on Form 10-K, which is incorporated herein by reference.

2007 Employee Stock Purchase Plan

Additional long-term equity incentives are provided through the ESPP. The ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of section 423 of the Internal Revenue Code, or the Code. Under the ESPP, all of our regular employees and employees of any of our parent or subsidiary companies designated by the board of directors as eligible to participate may participate and may contribute, normally through payroll deductions, up to 15% of their earnings up to a total of $15,000 per purchase period for the purchase of our ordinary shares under the ESPP. The ESPP is currently offered to our regular employees in Ireland, Canada and the United States, including the NEOs. The ESPP is implemented through a series of offerings of purchase rights to eligible employees. Under the ESPP, we may specify offerings with a duration of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which our ordinary shares will be purchased for employees participating in the offering. Unless otherwise determined by the board of directors, ordinary shares are purchased for accounts of employees participating in the ESPP at a price per share equal to the lower of (a) 85% of the fair market value of an ordinary share on the first date of an offering or (b) 85% of the fair market value of an ordinary share on the date of purchase.

Performance Bonus Plan

We maintain a performance bonus plan to reward executive officers and other employees for successful achievement of company-wide performance objectives and individual contributions toward those objectives on an annual basis. More information regarding the performance bonus plan is provided above under the headings “Compensation Discussion and Analysis—2021 Performance Bonus Program” and “Compensation Discussion and Analysis—2021 Compensation Decisions for Our Named Executive Officers.”

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401(k) Plan

Our employees based in the United States are eligible to participate in the 401(k) Plan. The 401(k) Plan is intended to qualify as a tax-qualified plan under section 401 of the Code. Employee contributions are held and invested by the 401(k) Plan’s trustee. The 401(k) Plan provides that each participant may contribute a portion of his or her pre-tax compensation, up to a statutory annual limit, which was $19,500 for employees under age 50, and $26,000 for employees age 50 and over in 2021. The 401(k) Plan also permits us to make discretionary contributions and matching contributions, subject to established limits and a vesting schedule. In 2013, we began making discretionary matching contributions, which for 2021, consisted of a match of 50% of up to the first 6% of eligible compensation contributed by each employee toward his or her 401(k) plan.

Additional Benefits

The NEOs are eligible to participate in our benefit plans generally available to all employees, as described in “Compensation Discussion and Analysis—Key Components and Design of the Executive Compensation Program.”

Pension Benefits

Other than with respect to tax-qualified defined contribution plans such as the 401(k) Plan, the NEOs do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.

Nonqualified Deferred Compensation

During the year ended December 31, 2021, the NEOs did not contribute to, or earn any amounts with respect to, any defined contribution or other plan sponsored by us that provides for the deferral of compensation on a basis that is not tax-qualified.

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Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for the fiscal year ended December 31, 2021, certain information regarding outstanding equity awards at fiscal year-end for the NEOs.

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END TABLE

	Options						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#)(1) Unexercisable		Option Exercise Price ($)	Option Expiration Date(2)	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)	Equity Incentive Plan Awards: Market Value or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(6)
Bruce C. Cozadd	59,583		70,417	(8)	113.10	2/26/2030	37,925	(11)	4,831,645	36,365	4,632,901
	88,541		36,459	(9)	140.03	2/27/2029	39,000	(12)	4,968,600	—	—
	86,718		5,782	(10)	140.67	2/29/2028	25,000	(13)	3,185,000	—	—
	86,500		—		136.18	3/1/2027	9,250	(14)	1,178,450	—	—
	77,500		—		123.36	2/24/2026	—		—	—	—
	72,500		—		175.19	2/25/2025	—		—	—	—
	48,784	(7)	—		166.62	2/26/2024	—		—	—	—
	73,961	(7)	—		59.13	3/4/2023	—		—	—	—
	77,532	(7)	—		46.83	8/8/2022	—		—	—	—
Daniel N. Swisher, Jr.	18,333		21,667	(8)	113.10	2/26/2030	11,695	(11)	1,489,943	11,215	1,428,791
	24,791		10,209	(9)	140.03	2/27/2029	12,000	(12)	1,528,800	—	—
	44,062		938		140.67	2/29/2028	7,000	(13)	891,800	—	—
	—		—		—	—	4,500	(15)	573,300	—	—
Renée Galá	18,156		23,344	(16)	109.45	5/6/2030	10,115	(11)	1,288,651	9,700	1,235,780
	—		—		—	—	12,450	(17)	1,586,130	—	—
Robert Iannone, M.D.,M.S.C.E.	12,375		14,625	(8)	113.10	2/26/2030	8,535	(11)	1,087,359	8,180	1,042,132
	19,697		10,803	(18)	137.12	8/7/2029	8,100	(12)	1,031,940	—	—
	—		—		—	—	6,100	(19)	777,140	—	—
Chris Tovey	—		8,063	(20)	0.02	2/22/2031	9,091	(21)	1,158,193	9,090	1,158,066

(1)

In addition to the specific vesting schedule for each stock award, each unvested stock award is subject to the general terms of the 2011 Plan, as applicable, including the potential for future vesting acceleration described above under the heading “Description of Compensation Arrangements— Equity Compensation Arrangements” as well as the potential vesting acceleration (i) under the terms of the change in control plan described below under the heading “Potential Payments upon Termination or Change in Control—Amended and Restated Executive Change in Control and Severance Benefit Plan,” (ii) under the terms of the GW Severance Plan described below under “Potential Payments upon Termination or Change in Control—GW UK Change in Control and Severance Benefit Plan,” and (iii) pursuant to the 2021 PSU award agreement described under, “Potential Payments upon Termination or Change in Control—Treatment of 2021 PSUs.”

(2)

As a general matter, stock options granted to NEOs expire on the day before the tenth anniversary of their grant date, or earlier in the event of an NEO’s termination of service. In the event of an NEO’s termination of service, stock options generally expire three months after such termination of service, subject to extension under limited circumstances such as if the sale of shares during such time was prohibited by our insider trading policy or if exercise would result in violation of securities registration requirements. For more information, see description under the heading “Potential Payments upon Termination or Change in Control—Equity Compensation Plans.”

(3)

Subject to the terms of the award agreement, each time-based RSU award listed in this column represents an RSU award that vests in four equal annual installments on the anniversary of the applicable vesting commencement date.

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(4)

The market values of the time-based RSU awards that have not vested are calculated by multiplying the number of shares underlying the RSU awards shown in the table by $127.40, the closing price of our ordinary shares on December 31, 2021.

(5)

The target number of PSUs is shown in each case assuming target performance of 100% and a TSR modifier of 1. The actual number of PSUs that could be earned is between 0% and 200% of the target number of PSUs, which vest depending on the company’s achievement with respect to certain performance criteria and our relative TSR compared to the constituents of the Russell 1000 pharmaceutical and biotechnology component companies over the same 2.66-year performance period. For additional information on these PSUs, see “Executive Summary—2021 Compensation Decisions of our Named Executive Officers—Summary of 2021 Compensation Decisions” and “Compensation Discussion and Analysis—2021 Compensation Decisions for Our Named Executive Officers” above.

(6)

The market values of the PSU awards that have not vested are calculated by multiplying the number of shares underlying the PSU awards shown in the table by $127.40, the closing price of our ordinary shares on December 31, 2021.

(7)

The number of shares reported reflects the transfer of beneficial ownership of a portion of the indicated stock option awards in 2015 to Mr. Cozadd’s former spouse pursuant to a domestic relations order.

(8)	The unexercisable shares subject to this stock option award as of December 31, 2021 vest monthly from January 27, 2022 to February 27, 2024.

(9)	The unexercisable shares subject to this stock option award as of December 31, 2021 vest monthly from January 28, 2022 to February 28, 2023.

(10)	The unexercisable shares subject to this stock option award as of December 31, 2021 vest monthly from January 1, 2022 to March 1, 2022.

(11)	Time-based RSUs awarded on February 25, 2021, vesting in equal annual installments over four years measured from the vesting commencement date of March 5, 2021.

(12)	Time-based RSUs awarded on February 27, 2020, vesting in equal annual installments over four years measured from the vesting commencement date of March 5, 2020.

(13)	Time-based RSUs awarded on February 28, 2019, vesting in equal annual installments over four years measured from the vesting commencement date of March 5, 2019.

(14)	Time-based RSUs awarded on March 1, 2018, vesting in equal annual installments over four years measured from the vesting commencement date of March 5, 2018.

(15)	Time- based RSUs awarded on March 1, 2018, vesting in equal annual installments over four years measured from the vesting commencement date of January 3, 2018.

(16)	The unexercisable shares subject to this stock option award as of December 31, 2021 vest monthly from January 16, 2022 to March 16, 2024.

(17)	Time-based RSUs awarded on May 7, 2020, vesting in equal annual installments over four years measured from the vesting commencement date of April 5, 2020.

(18)	The unexercisable shares subject to this stock option award as of December 31, 2021 vest monthly from January 29, 2022 to May 29, 2023.

(19)	Time-based RSUs awarded on August 8, 2019, vesting in equal annual installments over four years measured from the vesting commencement date of June 5, 2019.

(20)

Option to acquire Jazz Pharmaceutical ordinary shares received upon conversion of options to acquire shares of GW as a result of the GW Acquisition. Fifty percent of the award will vest and be available for exercise on February 22, 2022 and fifty percent will vest and be available for exercise on February 22, 2023 in accordance with the terms of the GW Acquisition. In addition to the specific vesting schedule for the option, unvested shares are subject to the general terms of the GW 2020 Long-Term Incentive Plan, including the potential for future vesting acceleration described above under the heading “Description of Compensation Arrangements—Equity Compensation Arrangements” as well as the potential vesting acceleration under the terms of the GW Severance Plan described below under “Potential Payments upon Termination or Change in Control —GW UK Change in Control and Severance Benefit Plan.”

(21)	Time-based RSUs awarded on May 5, 2021, vesting in equal annual installments over four years measured from the vesting commencement date of May 5, 2021.

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Option Exercises and Stock Vested

The following table provides information on RSUs vested and stock options exercised, including the number of shares acquired upon exercise and the value realized, determined as described below, for the NEOs in the year ended December 31, 2021.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)

Bruce C. Cozadd	31,752	2,633,783	43,400	7,150,146

Daniel N. Swisher, Jr.	—	—	12,000	1,957,424

Renée Galá	—	—	4,150	683,546

Robert Iannone, M.D., M.S.C.E	—	—	5,750	983,058

Chris Tovey	—	—	—	—

(1)

The value realized on exercise is based on the difference between the closing price of our ordinary shares on the date of exercise and the applicable exercise price of those options and does not represent actual amounts received by the NEOs as a result of the option exercises.

(2)	The value realized on vesting is based on the number of shares underlying the RSUs that vested and the closing price of our ordinary shares on the vesting date.

Potential Payments upon Termination or Change in Control

Amended and Restated Executive Change in Control and Severance Benefit Plan

All of our executives other than Chris Tovey are eligible for certain severance and change in control benefits under our change in control plan. The change in control plan applies to eligible executive employees of U.S. affiliates of Jazz and provides that, in the event that an executive’s employment terminates due to an involuntary termination without cause or a constructive termination, in each case upon or within 12 months following a change in control (as such terms are defined in the change in control plan and described generally below), and assuming all of the other conditions of the change in control plan are met, each executive who is a participant in the change in control plan (including each of our NEOs) would be entitled to the following benefits under the change in control plan:

•

A single, lump sum cash severance payment equal to the sum of: (i) the applicable base salary described below, multiplied by the applicable percentage set forth below; plus (ii) the product of (A) the applicable base salary, (B) the applicable bonus percentage described below and (C) the applicable percentage set forth below; plus (iii) the product of (A) the applicable base salary, (B) the applicable bonus percentage and the quotient obtained by dividing the number of full months that an executive is employed in the year of the termination by 12.

¡

The “applicable base salary” is the higher of the executive’s base salary in effect (i) on the date of termination (without giving effect to any reduction in base salary that would constitute grounds for a constructive termination) or (ii) immediately prior to the change in control, without giving effect to any voluntary pay reduction taken by the executive during the 12 months preceding the date of termination or the change in control.

¡	The “applicable percentage” is 200% for our CEO, executive chairperson or president, 150% for senior vice presidents and above and 100% for vice presidents.

¡

The “applicable bonus percentage” is the greater of (i) the highest amount of any annual bonus paid to the executive for either of the last two calendar years prior to (A) the date of termination or (B) the change in control, in each case expressed as a percentage of the executive’s base salary for the applicable year, and (ii) the higher of the executive’s target bonus for the calendar year in which (A) the termination occurs or (B) the change in control occurs, in each case expressed as a percentage of the executive’s base salary for such year.

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•

Full payment of all of the applicable COBRA premiums for any health, dental or vision plan sponsored by us for a period of up to (i) 24 months for our CEO, executive chairperson or president, (ii) 18 months for executive vice presidents and senior vice presidents, and (iii) 12 months for vice presidents, provided that the executive timely elects continued coverage.

•	Acceleration in full of the vesting and exercisability, as applicable, of outstanding stock options and other equity awards held by the executive.

The following key terms are defined in the change in control plan:

•

A “change in control” generally means: (i) a person or group acquires ownership of more than 30% of the combined voting power of our outstanding securities (other than directly from our company); (ii) certain compromises or arrangements sanctioned by the Irish courts, certain schemes, contracts or offers that have become binding on all of our shareholders, certain takeover bids, certain offers or reverse takeover transactions, or a reorganization, merger, statutory share exchange, consolidation or similar transaction involving us, after which our shareholders do not own more than 50% of the combined voting power of the surviving entity or its parent in substantially the same proportion as their ownership of our outstanding voting securities immediately before the transaction, or a person or group acquires ownership of more than 30% of the combined voting power of the surviving entity or its parent, or at least a majority of the members of the board of directors of the parent (or the surviving entity, if there is no parent) following such transaction are not incumbent board members (as defined in (v) below) at the time our board of directors approves the transaction; (iii) our shareholders or our board of directors approves a complete dissolution or liquidation of our company, or a complete dissolution or liquidation of our company otherwise occurs (except for a liquidation into a parent company); (iv) a sale, lease, exclusive license or other disposition of all or substantially all of our assets, other than to certain entities; or (v) individuals who were members of our board of directors as of February 10, 2016 (or members of our board of directors approved or recommended by a majority vote of such members still in office), referred to as “incumbent board members,” cease to constitute at least a majority of the board of directors.

•

An “involuntary termination without cause” generally means an executive’s employment is terminated for any reason other than for the following reasons: (i) the executive’s unauthorized use or disclosure of confidential information or trade secrets which causes material harm to us; (ii) the executive’s material breach of any agreement with us (or the executive’s material violation of any statutory duty owed to us) after an opportunity to cure; (iii) the executive’s material failure to comply with our written policies or rules after an opportunity to cure; (iv) the executive’s conviction or plea of guilty or no contest to any crime involving fraud, dishonesty or moral turpitude; (v) the executive’s gross misconduct; (vi) the executive’s continued failure to perform his or her assigned duties after notification; or (vii) the executive’s failure to reasonably cooperate in good faith with any governmental or internal investigation of us or our directors, officers or employees. An “involuntary termination without cause” also includes an executive’s termination of employment due to death or disability.

•

A “constructive termination” generally means an executive resigns employment after any of the following actions are taken or events occur without the executive’s written consent: (i) one or more reductions in the executive’s base salary that results in a total reduction in the executive’s base salary, as in effect immediately prior to the change in control or any higher base salary in effect following the change in control, by more than 10%; (ii) a relocation of the executive’s principal place of employment that increases the executive’s one-way commute by more than 35 miles; (iii) a substantial reduction in the executive’s authority, duties or responsibilities that are in effect immediately prior to the change in control, provided that if the executive holds the same position but the size of the executive’s employing entity or business unit has decreased significantly or our company or the executive’s employing entity ceases to be a publicly-traded corporation, the executive’s authority, duties and responsibilities will be considered to be substantially reduced; (iv) a reduction in the executive’s title; or (v) a substantial increase in executive’s required business travel as compared with the executive’s required business travel prior to the change in control.

We benefit by requiring the executive to execute an effective general waiver and release of claims in order to be eligible to receive benefits under the change in control plan. All other benefits (such as life insurance, disability coverage and 401(k) Plan eligibility) will terminate as of the executive’s termination date.

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The change in control plan does not provide for the gross up of any excise taxes imposed by section 4999 of the Code. If any of the severance benefits payable under the change in control plan would constitute a “parachute payment” within the meaning of section 280G of the Code, subject to the excise tax imposed by section 4999 of the Code, the change in control plan provides for a best after-tax analysis with respect to such payments, under which the executive will receive whichever of the following two alternative forms of payment would result in executive’s receipt, on an after-tax basis, of the greater amount of the transaction payment notwithstanding that all or some portion of the transaction payment may be subject to the excise tax: (i) payment in full of the entire amount of the transaction payment, or (ii) payment of only a part of the transaction payment so that the executive receives the largest payment possible without the imposition of the excise tax.

The executive would not receive benefits under the change in control plan in certain circumstances, including if (i) the executive voluntarily terminates employment with us to accept employment with another entity that is controlled, directly or indirectly, by us or is otherwise affiliated with us; (ii) the executive does not confirm in writing that he or she is subject to agreements with us relating to proprietary and confidential information and our code of conduct; or (iii) the executive does not return all company property. In addition, benefits would be terminated under the change in control plan if the executive willfully breaches his or her agreements with us relating to proprietary and confidential information or our code of conduct.

The structure and amount of benefits provided under the change in control plan are intended to balance our goals of attracting and retaining highly qualified individuals, providing the appropriate incentive for such individuals to perform in the best interests of our shareholders and maintaining responsible pay practices. Our compensation committee periodically reviews market data to gain a general understanding of the change in control benefits offered by our competitors and reviews the benefits offered under the change in control plan against such market data to ensure that the benefits under the change in control plan remain appropriate.

GW UK Change in Control and Severance Benefit Plan

Mr. Tovey is eligible for certain severance and change in control benefits under his Service Agreement and the GW Severance Plan.

The GW Severance Plan provides that, if Mr. Tovey’s employment is terminated due to an involuntary termination during the change in control period (as such terms are defined in the GW Severance Plan and described generally below), and assuming all of the other conditions of the GW Severance Plan are met, Mr. Tovey would be entitled to the following benefits under the GW Severance Plan:

•

A single lump sum cash severance payment equal to the sum of (i) the applicable base salary described below plus (ii) the applicable bonus percentage set forth below multiplied by one and a half (1.5).

¡	The “applicable base salary” is the aggregate of Mr. Tovey’s base salary as of immediately prior to the closing of the GW Acquisition for 18 months following the date of the termination.

¡

The “applicable bonus percentage” is the higher of (i) Mr. Tovey’s annual target bonus determined as of immediately prior to the closing of the GW Acquisition and (ii) the average of Mr. Tovey’s actual annualized bonus payment percentages for the three years 2018, 2019 and 2020.

•	In monthly installments, cash payment of all health insurance coverage premiums for up to 18 months.

•

Acceleration in full of the vesting and exercisability, as applicable, of outstanding stock options and other equity awards granted under the GW 2020 Long-Term Incentive Plan (other than any awards granted in 2021 or after) held by Mr. Tovey.

The GW Severance Plan also provides that, if Mr. Tovey’s employment is terminated without cause by us, he would be entitled to vesting of a prorated portion of his Sign-On Grant (as such term is defined in the GW Severance Plan and described generally below), equal to the sum of (i) with respect to the PSUs, the target number of PSUs subject to the Sign-On Grant multiplied by a fraction equal to the number of days during the vesting period that has elapsed from the closing of the GW Acquisition through the date of his termination of employment, relative to the total number of days of the vesting period and (ii) with respect to the RSUs, a percentage of each tranche based on the number of complete months that has elapsed from the grant date of the

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Sign-On Grant through the date of his termination of employment, relative to the number of months in the applicable vesting period as determined on a tranche by tranche basis.

The following key terms are defined in the GW Severance Plan:

•

An “involuntary termination” generally means the termination of Mr. Tovey’s continuous service due to (i) a termination by us without cause (and other than as a result of death or disability) or (ii) Mr. Tovey’s resignation for good reason.

•

“Cause” generally means summary termination under the terms of the Service Agreement or any of the following events: (i)    conviction, indictment or pleading guilty or no contest to any criminal offence (except for an offence under the road traffic legislation in the United Kingdom or abroad for which the Mr. Tovey is not sentenced to any term of imprisonment, whether immediate or suspended); (ii) intentional misconduct; (iii) sustained poor job performance and/or failure to meet material performance or production standards, as determined by the plan administrator in good faith; (iv) unauthorized use or disclosure of confidential information or trade secrets; (v) attempted commission of, or participation in, a fraud or act of dishonesty against us; (vi) material violation of any contract or agreement between Mr. Tovey and us, any written policy applicable to Mr. Tovey, or of any statutory duty owed to us; (vii) intentional act that has or is reasonably likely to lead to a material detrimental effect on our reputation or business; or (viii) failure to cooperate with us in any investigation or formal proceeding.

•

A “resignation for good reason” generally means Mr. Tovey resigns employment after any of the following actions or events occur without his written consent: (i) a material reduction in Mr. Tovey’s authority, duties or responsibilities (which shall include, but not be limited to, a material reduction in his policy or decision making authority or a material reduction in the budget or personnel over which he retains authority); (2) a material reduction of Mr. Tovey’s annual base salary, which is a reduction of more than 10% of such base salary; (3) a relocation of Mr. Tovey’s principal place of employment to a place that increases his one-way commute by more than 35 miles as compared to his then-current principal place of employment immediately prior to such relocation (excluding regular travel in the ordinary course of business); or (4) a material breach of the GW Severance Plan by us.

•	The “change in control period” means the period commencing immediately prior to the closing of the GW Acquisition and ending 24 months following the closing of the GW Acquisition (on May 5, 2023).

•

The “Sign-On Grant” is Mr. Tovey’s initial long-term stock incentive awards of 9,090 PSUs, which will become eligible to vest at the end of a three-year performance period, and 9,091 RSUs, which vest ratably over four years, subject in each case to the term and conditions set forth in the 2011 Plan.

The Service Agreement provides that if Mr. Tovey’s employment is terminated by us prior to January 1, 2023, he is entitled to the amount of prior written notice required by applicable law or payment in lieu thereof. If Mr. Tovey’s employment is terminated by us after January 1, 2023, he is entitled to six months’ notice or payment in lieu thereof. If Mr. Tovey’s employment is terminated due to an involuntary termination by us after May 5, 2023, he is additionally entitled to cash payment of all health insurance coverage premiums for up to 12 months, paid in monthly installments. The Service Agreement is further described under the heading “Description of Compensation Arrangements—Executive Employment and Severance Agreements.

We benefit by requiring Mr. Tovey to execute an effective general waiver and release of claims in order to be eligible to receive benefits under the GW Severance Plan and the Service Agreement. All other benefits will terminate as of his termination date.

Mr. Tovey would not receive benefits under the GW Severance Plan or the Service Agreement in certain circumstances, including if (i) he voluntarily terminates employment with us to accept employment with another entity that is controlled, directly or indirectly, by us or is otherwise affiliated with us; (ii) Mr. Tovey is offered an identical or substantially equivalent or comparable position with us which would not give rise to his right to a resignation for good reason; (iii) Mr. Tovey transfers to a successor and such transfer would not give rise to his right to a resignation for good reason; (iv) Mr. Tovey is rehired by us and recommences employment prior to the date the severance benefits are scheduled to commence; (v) Mr. Tovey violates the provisions of the Service Agreement; and (vi) Mr. Tovey violates the terms of a release, as applicable.

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Equity Compensation Plans

The 2011 Plan and award agreements thereunder provide for potential vesting acceleration upon an executive’s termination in connection with a change in control and, at the discretion of the board of directors, upon certain change in control events, as further described above under the heading “Description of Compensation Arrangements—Equity Compensation Arrangements.” In addition, under the terms of the 2011 Plan and the option award agreements thereunder, the vested portion of stock options granted to the NEOs will generally expire three months after the applicable NEO’s termination of service, subject to extension under limited circumstances such as if the sale of shares during such time was prohibited by our insider trading policy or if exercise would result in violation of securities registration requirements. We refer to the period following the NEO’s termination during which he or she can continue to exercise his or her vested stock options as the post-termination exercise period. However, in termination situations involving the death or disability of an NEO, the post-termination exercise period is generally extended up to 12 months in connection with a termination due to disability and up to 18 months in connection with a termination due to death. As the value of such extended post-termination exercise periods is not quantifiable, such value is not included in the table below.

Treatment of 2021 RSUs

The 2021 RSU award agreement provide for potential vesting acceleration upon an executive’s death, disability or retirement. If an NEO’s continuous service terminates due to death, the vesting of the RSUs subject to the 2021 award agreement shall be accelerated in full, effective as of the date of such termination. If an NEO’s continuous service terminates due to disability, the NEO’s unvested RSUs will continue to vest pursuant to the original vesting schedule as provided in the RSU award grant notice. If, on or after the first anniversary of the date of grant of the 2021 RSU, the NEO’s continuous service terminates due to the NEO’s Regular Retirement or NEO’s Long-Service Retirement (each as defined below), then provided that (i) the NEO has given the company at least four months advance written notice of the NEO’s intention to terminate her/his continuous service and (ii) the NEO executes and delivers a non-solicitation agreement satisfactory to the company that will apply for a period of 12 months after the termination date, then the RSUs will be treated as follows:

(1) In the case of an NEO’s Regular Retirement, a pro-rata portion of each unvested tranche of RSUs will continue to vest pursuant to the original vesting schedule as provided in the grant notice. For each such unvested tranche of the RSUs, such pro-rata portion shall be determined by reference to the number of RSUs in such unvested tranche of the award multiplied by the ratio of (x) the number of calendar days that have elapsed from the vesting commencement date through the date of an NEO’s termination of continuous service divided by (y) the total number of calendar days in such vesting tranche (which, for clarity, shall be equal to the number of calendar days that have elapsed from the vesting commencement date through the vesting date for such tranche), and rounded down to the nearest whole RSU. For purposes of the foregoing, “Regular Retirement” means an NEO’s voluntary termination of continuous service, unless circumstances exist at the time of such termination that would constitute cause, following: (a) the NEO’s completion of five years of continuous service and (b) the NEO’s attainment of age 55. (2) In the case of the NEO’s Long-Service Retirement, all of the NEO’s unvested RSUs will continue to vest pursuant to the original vesting schedule as provided in the grant notice. For purposes of the Award, “Long-Service Retirement” means an NEO’s voluntary termination of continuous service, unless circumstances exist at the time of such termination that would constitute cause, following: (a) the NEO’s completion of 10 years of continuous service and (b) the NEO’s attainment of age 55.

Treatment of 2021 PSUs

The 2021 PSU award agreement provide for potential vesting acceleration upon an executive’s termination in connection with a change in control, as well as upon death, disability or retirement. If a change in control occurs prior to the last day of the performance period and if the award is assumed or continued or substituted with a similar stock award in connection with such change in control, then the vesting schedule of the award will be revised in a manner as though the greater of (i) the number of target PSUs and (ii) the number of certified PSUs (as determined in accordance with the award agreement), or the CIC PSUs, had been subject solely to a vesting schedule pursuant to which the CIC PSUs would have vested on the last day of the performance period, subject to the NEO’s continuous service through such date. In the event an NEO’s service relationship with us or a

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successor entity is terminated due to an involuntary termination without cause (and other than due to death or disability) within 12 months following, or one month prior to, the effective date of a change in control, the number of CIC PSUs shall become vested. If the NEO experiences an involuntary termination without cause or a constructive termination pursuant to the change in control plan, the number of CIC PSUs shall accelerate.

In addition, if the NEO’s continuous service terminates prior to the last day of the performance period due to death, then a number of PSUs shall become vested in an amount equal to (i) the number of target PSUs, multiplied by (ii) a ratio, the numerator of which is the number of calendar days during the performance period that the NEO was in continuous service and the denominator of which is the total number of calendar days in the performance period, with the resulting number rounded up to the nearest whole PSU. If the NEO’s continuous service terminates prior to the last day of the performance period due to the NEO’s disability or retirement (as defined in the PSU award agreement), then effective as of the vesting date, a number of PSUs shall become vested in an amount equal to (i) the number of certified PSUs determined in accordance with the award agreement, multiplied by (ii) a ratio, the numerator of which is the number of calendar days during the performance period that the NEO was in continuous service and the denominator of which is the total number of calendar days in the performance period, with the resulting number rounded up to the nearest whole PSU.

Potential Payments upon Termination or Change in Control Table

The following table estimates the potential severance payments and benefits under the change in control plan, GW Severance Plan and Service Agreement to which the NEOs would have been entitled in connection with specified termination events, calculated as if each NEO’s employment had terminated as of December 31, 2021. In addition, the table sets forth the amounts to which the NEOs would have been entitled under the 2011 Plan and GW Long-Term Incentive Plan, if, upon a corporate transaction or change in control transaction, the board of directors had exercised its discretion to accelerate the vesting and exercisability of stock options and the vesting of PSU awards and RSU awards, and such event had occurred on December 31, 2021. The table also reflects amounts relating to potential vesting acceleration of the PSU awards and RSU awards, as described above.

There are no other agreements, arrangements or plans that entitle any NEOs to severance, perquisites or other benefits upon termination of employment or a change in control. For purposes of the table below, we have assumed that none of the potential severance benefits payable under the change in control plan would be subject to the excise tax imposed by section 4999 of the Code and therefore would not be reduced in accordance with the terms of the change in control plan.

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Executive Compensation (continued)

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

AS OF DECEMBER 31, 2021

Name	Benefit	Involuntary Termination Without Cause or Constructive Termination in Connection with a Change of Control($)(1)(8)		Certain Corporate Transactions($)(2)	Death($)(3)	Disability or Retirement(4)

Bruce C. Cozadd	Lump Sum Cash Severance Payment	6,432,655		—	—	—

	COBRA Payments	85,732		—	—	—

	Vesting Acceleration(5)	19,803,544		19,803,544	5,663,903	—

	Benefit Total	26,321,931		19,803,544	5,663,903	—

Daniel N. Swisher, Jr.	Lump Sum Cash Severance Payment	3,407,130		—	—	—

	COBRA Payments	85,732		—	—	—

	Vesting Acceleration(5)	6,222,467		6,222,467	1,746,612	—

	Benefit Total	9,715,329		6,222,467	1,746,612	—

Renée Galá	Lump Sum Cash Severance Payment	1,976,250		—	—	—

	COBRA Payments	64,299		—	—	—

	Vesting Acceleration(5)	4,529,583		4,529,583	1,510,647	—

	Benefit Total	6,570,132		4,529,583	1,510,647	—

Robert Iannone, M.D., M.S.C.E	Lump Sum Cash Severance Payment	2,056,630		—	—	—

	COBRA Payments	61,170		—	—	—

	Vesting Acceleration(5)	4,147,705		4,147,705	1,274,568	—

	Benefit Total	6,265,505		4,147,705	1,274,568	—

Chris Tovey(6)	Lump Sum Cash Severance Payment	1,127,489		—	—	—

	Health Insurance Coverage Premium Payments	4,248		—	—	—

	Vesting Acceleration(5)(7)(9)	2,464,145		2,464,145	1,366,229	—

	Benefit Total	3,595,882	(9)	2,464,145	1,366,229	—

(1)

Except as otherwise provided for Mr. Tovey, these benefits would be payable under the change in control plan if the involuntary termination without cause or constructive termination occurred upon or within 12 months following a change in control and assuming such termination took place on December 31, 2021. The forms of equity grant agreements under the 2011 Plan provide for the same vesting acceleration benefit as shown here under the change in control plan (except as otherwise described above under the heading, “Potential Payments upon Termination or Change in Control—Treatment of 2021 PSUs”), therefore no separate vesting acceleration benefit is listed. Pursuant to the change in control plan, an involuntary termination without cause also includes an individual’s death or disability.

(2)

These benefits would be payable under the 2011 Plan and GW 2020 Long-Term Incentive Plan, if, upon a corporate transaction event, the board of directors exercised its discretion to accelerate the vesting and exercisability of outstanding equity grant agreements, assuming the vesting acceleration took place on December 31, 2021. For a description of the potential vesting acceleration provisions in the 2011 Plan and GW 2020 Long-Term Incentive Plan, see “Description of Compensation Arrangements—Equity Compensation Arrangements” above.

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Executive Compensation (continued)

(3)

The value of RSU and pro-rated portion of PSU vesting upon death from grant date to December 31, 2021. Options are not included as explained above in “Potential Payments upon Termination or Change in Control— Equity Compensation Plans.”

(4)

The value of RSU vesting upon retirement from grant date to December 31, 2021 is not included because vesting acceleration of RSUs granted in 2021 do not arise until one year from the date of grant. Options are not included as explained above in “Potential Payments upon Termination or Change in Control— Equity Compensation Plans.” The value of RSU vesting upon disability from grant date to December 31, 2021 is not included for the same reason as for options. The value of PSU vesting upon retirement or disability from grant date to December 31, 2021 is not included because no PSUs were earned as of December 31, 2021.

(5)

The value of equity grants vesting acceleration is based on the closing price of $127.40 per ordinary share on December 31, 2021, minus, in the case of stock options, the exercise price of the unvested stock option shares subject to acceleration.

(6)

If Mr. Tovey’s employment is terminated by us prior to January 1, 2023, he is entitled to the amount of prior written notice required by applicable law or payment in lieu thereof. For example, if Mr. Tovey’s employment was terminated by us on December 31, 2021 with no notice, he would be entitled to a payment of £69,231 ($93,316), which is equivalent to his compensation for 9 weeks. This amount is not included in the chart above. £69,231 was converted to $93,316 using the closing foreign exchange rate for December 2021 of 1.34789 for GBP to USD.

(7)

Includes the vesting of a prorated portion of Mr. Tovey’s Sign-On Grant in the amount of $1,437,080 which Mr. Tovey will receive under the GW Severance Plan, if he is terminated without cause (with or without a change in control).

(8)

The benefits to Mr. Tovey would be payable under the GW Severance Plan if the involuntary termination without cause or resignation for good reason (as described above under the heading “Potential Payments upon Termination or Change of Control—GW UK Change in Control and Severance Benefit Plan”) occurred prior to May 5, 2023, and assuming such termination took place on December 31, 2021. Pursuant to the GW Severance Plan, an involuntary termination without cause excludes an individual’s death or disability. The forms of PSU and RSU agreements under the 2011 Plan provide for the same vesting acceleration benefit as shown here under the GW Severance Plan, therefore no separate vesting acceleration benefit is listed.

(9)

Includes $1.0 million relating to accelerated vesting of 8,063 shares exercisable under options, assumed under the GW 2020 Long-Term Incentive Plan, which options became exercisable for Jazz shares pursuant to the GW Acquisition agreement.

Pay Ratio Disclosure

Under SEC rules, we are required to calculate and disclose the annual total compensation of our median employee, as well as the ratio of the annual total compensation of our median employee as compared to the annual total compensation of our CEO, or our CEO pay ratio. For 2021, to identify our median employee, we used the following methodology:

•	To determine our total population of employees, we included all full-time, part-time, regular and temporary employees as of October 1, 2021.

•

To identify our median employee from our employee population, we calculated the annual target amount of each employee’s 2021 base salary (using a reasonable estimate of the hours worked and no overtime for hourly employees) and bonus or commission, as applicable, and added the estimated value of all equity awards granted during 2021. For purposes of base salaries, bonuses and commissions, we used an estimate based on the rates in effect on October 1, 2021. The value of equity awards was not included in the calculation of the median of the annual total compensation of our employees for 2021.

•	In making this determination, we annualized the base salaries, bonuses and commissions of employees who were employed by us for less than the entire calendar year.

•	Compensation paid in foreign currencies was converted to U.S. dollars based on the average daily exchange rates for the year-to-date period ending on October 1, 2021.

Using this approach, we determined our median employee and then calculated the annual total compensation of this employee for 2021 in accordance with the requirements of the Summary Compensation Table.

For 2021, the median of the annual total compensation of our employees (other than our CEO) was $212,134 and the annual total compensation of our CEO, as reported in our Summary Compensation Table, was $15,679,311. Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees was 74 to 1.

The CEO pay ratio above represents our reasonable estimate calculated in a manner consistent with SEC rules and applicable guidance. SEC rules and guidance provide significant flexibility in how companies identify the median employee, and each company may use a different methodology and make different assumptions particular to that company. As a result, and as explained by the SEC when it adopted these rules, in considering the pay ratio

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Executive Compensation (continued)

disclosure, shareholders should keep in mind that the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow shareholders to better understand and assess each company’s compensation practices and pay ratio disclosures.

Neither the compensation committee nor our management used our CEO pay ratio measure in making compensation decisions.

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DIRECTOR COMPENSATION

Non-Employee Director Compensation Policy

Overview of Director Compensation. Our non-employee directors receive cash compensation and equity compensation for their service on the board of directors. The compensation committee reviews the compensation of our non-employee directors periodically and recommends changes to the board of directors when it deems appropriate. To assist with the compensation committee’s and the board of directors’ review, the compensation committee’s external compensation consultant prepares a comprehensive annual assessment of our non-employee director compensation program. The assessment includes benchmarking director compensation against the same peer group used for executive compensation decision-making, an update in recent trends in director compensation and a review of related corporate governance best practices. We target compensation for service on our board of directors and committees generally at the 50th percentile for board service at companies in our peer group of companies.

Non-Employee Director Compensation Policy. Our non-employee director compensation policy, or director compensation policy, was originally approved by our board of directors in 2013 and has subsequently been amended, most recently in 2021. The equity grants made pursuant to the director compensation policy are granted under the Amended and Restated 2007 Non-Employee Directors Stock Award Plan, or 2007 Directors Plan.

Limit on Director Compensation. In any case, the aggregate value of all compensation granted or paid, as applicable, to any non-employee director with respect to any period commencing on the date of the annual general meeting of our shareholders for a particular year and ending on the day immediately prior to the date of the annual general meeting of our shareholders for the subsequent year, including equity awards granted and cash fees paid by us to the non-employee director, will not exceed (i) $750,000 in total value or (3) in the event such non-employee director is first appointed or elected to the board of directors during that same period, $1,350,000 in total value.

Cash Compensation. Pursuant to our director compensation policy, each non-employee director was entitled to receive the following cash compensation for board services, as applicable, for 2021 (in each case paid in four equal quarterly installments, earned upon the completion of service in each quarter):

•	a $60,000 annual retainer for service as a member of our board of directors;

•	a supplemental $50,000 annual retainer for service as the Lead Independent Director;

•

a supplemental annual retainer for the chairs of the following board committees in the following amounts: $25,000 for the chairperson of the audit committee, $22,500 for the chairperson of the compensation committee, $20,000 for the chairperson of the nominating and corporate governance committee and $22,500 for the chairperson of the transaction committee; and

•

a supplemental annual retainer for each member of the following board committees other than the chairs, in the following amounts: $15,000 for service as a member of the audit committee, $12,500 for service as a member of the compensation committee, $10,000 for service as a member of the nominating and corporate governance committee and $12,500 for service as a member of the transaction committee.

Equity Compensation—Size of Annual Grants. Beginning with the annual general meeting in 2021, each individual who is a non-employee director on the date of an annual general meeting of shareholders and continuing as a non-employee director following such meeting will receive an automatic annual grant in the form of an RSU having a value of $400,000. Each person who is elected or appointed to be a non-employee director for the first time other than at an annual general meeting and after the annual general meeting held in 2021, is entitled to receive an automatic annual grant in the form of an RSU having a value of $400,000, prorated based on the number of days from the date of election or appointment until the next annual general meeting of shareholders. The actual share amounts underlying each annual grant are determined by dividing the intended grant date value by the company’s 30-day average share price.

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Director Compensation (continued)

Equity Compensation—Terms of Annual Grants. Starting in 2021, the grant date of automatic annual grants is the date of our annual general meeting with respect to the automatic annual grants for continuing non-employee directors and with respect to prorated automatic annual grants, the grant date is the second trading day following the filing date of our next quarterly or annual report filed under the Exchange Act that occurs after the date the director first joined our board of directors. Each automatic annual grant vests in full on the first anniversary of the annual general meeting of our shareholders in the year an award is granted, subject in each case to the non-employee director’s continuous service through such date. However, if a non-employee director does not stand for reelection at an annual general meeting of our shareholders in the year in which his or her term expires or otherwise resigns effective at an annual general meeting of our shareholders and, in either case, the non-employee director’s continuous service terminates at such meeting, then effective as of the date of such meeting, any unvested portion of the annual grant will become vested in full. The other terms and conditions applicable to equity awards made to our non-employee directors are included below under the heading “Equity Compensation Plans.”

Equity Compensation—Size and Terms of Initial Grants. Prior to April 2021, each individual who first became a non-employee director was automatically granted the following, with an aggregate grant date value of approximately $600,000: (a) an initial option to purchase ordinary shares that vests with respect to one-third of the shares on the first anniversary of the date of such individual’s election or appointment to the board of directors, and, with respect to the balance, in a series of 24 successive equal monthly installments thereafter and (b) an initial RSU award that vests in equal annual installments over three years from the date of such individual’s election or appointment to the board of directors, subject in each case to the non-employee director’s continuous service through such dates. To allocate such value and determine the share amounts underlying each grant, we first determined a number of “stock option equivalents” by multiplying our average closing share price for the 90 calendar days preceding and including the grant date by the percentage obtained by dividing the value of a stock option using the Black-Scholes option pricing model by the 90-day average share price. The stock option equivalents were then divided by two to determine the number of shares subject to each stock option. The number of shares subject to each stock option was further divided by 2.5 to determine the number of shares subject to each RSU. This methodology was intended to mitigate dilution by reflecting the greater value of receiving shares at full value without the payment of an exercise price. A 90-day average share price was used, rather than a single day share price, in order to provide a more stabilized share value less susceptible to possible swings in the market. If a non-employee director does not stand for reelection at an annual general meeting of our shareholders in the year in which his or her term expires or otherwise resigns effective at an annual general meeting of our shareholders and, in either case, the non-employee director’s continuous service terminates at such meeting, then effective as of the date of such meeting, any unvested portion of the initial option award will become vested and exercisable, and any unvested portion of the initial RSU award will become vested, in each case with respect to the portion of the award that would have vested through the anniversary of the award’s vesting commencement date in the year of that meeting.

Travel and Other Reasonable Expenses. In addition, our non-employee directors are reimbursed for travel and other reasonable expenses incurred in attending board or committee meetings, as are our employees who serve as directors. If any reimbursement payment is subject to tax imposed by the Irish Revenue Commissioners, each non-employee director is also entitled to a tax equalization payment in order to allow them to retain the full reimbursement payment. There were no such tax equalization payments made to any of our non-employer director with respect to any reimbursement payments in 2021.

Directors Continuing Education

In furtherance of our ongoing commitment to the continuing education of our directors, our nominating and corporate governance committee adopted a policy for the reimbursement of director continuing education in February 2013, as amended in February 2014. Under this policy, we will pay or reimburse each director for enrollment fees and reasonable expenses incurred in connection with attending and participating each year in one director continuing education program and in one healthcare industry continuing education program, each sponsored by an outside provider.

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Director Compensation (continued)

Ownership Guidelines for Directors

We maintain share ownership guidelines for our non-employee directors which require each non-employee director to own a number of the company’s ordinary shares with a value equal to five times his or her annual cash retainer within five years of first becoming subject to the guidelines. As of March 31, 2022, each non-employee director was in compliance with his or her share ownership requirement under the applicable guidelines, except for Ms. Cook and Dr. Smith who joined our board of directors in December 2020 and, accordingly, have five years from their appointment, or until 2025, to comply with the guidelines.

Equity Compensation Plans

The 2007 Directors Plan, which was initially adopted by the Jazz Pharmaceuticals, Inc. board of directors and approved by the Jazz Pharmaceuticals, Inc. stockholders in connection with its initial public offering, was continued and assumed by us upon the consummation of the Azur Merger. Equity awards under our director compensation policy described above are granted under the 2007 Directors Plan.

With respect to options granted under the 2007 Directors Plan, if a non-employee director’s service relationship with us or any of our affiliates, whether as a non-employee director or subsequently as our employee, director or consultant or that of any of our affiliates, ceases for any reason other than disability or death, or after any 12-month period following a change in control, the optionee may exercise any vested options for a period of three months following the cessation of service. If such optionee’s service relationship with us, or any of our affiliates, ceases due to disability or death (or an optionee dies within a certain period following cessation of service), the optionee or a beneficiary may exercise the option for a period of 12 months in the event of disability, and 18 months in the event of death. With respect to options granted under the 2007 Directors Plan, if such optionee’s service terminates within 12 months following a specified change in control transaction, the optionee may exercise any vested portion of the option for a period of 12 months following the effective date of such a transaction. The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its term.

With respect to RSU awards granted under the 2007 Directors Plan, if a non-employee director’s service relationship with us or any of our affiliates, whether as a non-employee director or subsequently as our employee, director or consultant or that of any of our affiliates, ceases for any reason, any RSU awards that were unvested as of the date of such termination will be forfeited. RSU awards granted pursuant to the director compensation policy are also subject to potential acceleration, as described above under the headings, “Equity Compensation—Terms of Annual Grants” and “Equity Compensation—Size and Terms of Initial Grants.”

In the event of certain significant corporate transactions (which generally have a meaning similar to “corporate transaction” under the 2011 Plan), all outstanding awards under the 2007 Directors Plan may be assumed, continued or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue or substitute for such awards, then (a) with respect to any such awards that are held by participants then performing services for us or our affiliates, the vesting and exercisability of such awards will be accelerated in full and such awards will be terminated if not exercised (if applicable) prior to the effective date of the corporate transaction and (b) all other outstanding awards will terminate if not exercised prior to the effective date of the corporate transaction. The board of directors may also provide that the holder of an outstanding award not assumed in the corporate transaction will surrender such award in exchange for a payment equal to the excess of (i) the value of the property that the holder would have received upon exercise of the award, over (ii) the exercise price otherwise payable in connection with the exercise. In addition, the vesting and exercisability of awards under the 2007 Directors Plan held by non-employee directors who are either required to resign their position as a condition of a specified change in control transaction (which generally has a similar meaning as a “change in control” under the 2011 Plan) or are removed from their position in connection with such a change in control will be accelerated in full.

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Director Compensation (continued)

2021 Equity Grants

In accordance with our non-employee director compensation policy described above, we made grants to each of our non-employee directors as a result of their continuing on the board of directors through our annual general meeting in July 2021, which continuing grants were comprised of an RSU award covering 2,246 ordinary shares. In addition, in February 2021, Ms. Cook and Dr. Smith were granted initial grants comprised of an option to purchase 6,475 ordinary shares and an RSU award covering 2,590 ordinary shares. All RSUs and options granted to non-employee directors during 2021 were granted under the 2007 Directors Plan.

Director Compensation Table

The following table sets forth certain information with respect to the compensation of all of our non-employee directors for the fiscal year ended December 31, 2021.

Mr. Cozadd, our Chairperson and CEO, is not listed in the following table because he is our employee. Mr. Cozadd’s compensation is described under “Executive Compensation.” Mr. Cozadd received no additional compensation for serving on our board of directors in 2021.

DIRECTOR COMPENSATION FOR FISCAL 2021

Name	Fees Earned Or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(3)(4)	Total ($)

Paul L. Berns(5)	42,106	—	—	42,106

Jennifer E. Cook	68,478	825,361	352,283	1,246,122

Patrick G. Enright	87,500	383,145	—	470,645

Peter Gray	97,500	383,145	—	480,645

Heather Ann McSharry	107,500	383,145	—	490,645

Seamus Mulligan	82,500	383,145	—	465,645

Kenneth W. O’Keefe	75,000	383,145	—	458,145

Anne O’Riordan	75,000	383,145	—	458,145

Norbert G. Riedel, Ph.D.	95,000	383,145	—	478,145

Elmar Schnee(5)	47,913	—	—	47,913

Mark D. Smith, M.D.	66,782	825,361	352,283	1,244,426

Catherine A. Sohn, Pharm.D.	82,500	383,145	—	465,645

Rick E Winningham	120,000	383,145	—	503,145

Note: Amounts may not total due to rounding.

(1)

The dollar amounts in this column represent each non-employee director’s actual annual cash retainer earned for board services in 2021, which is equal to the aggregate of his or her annual retainer of $60,000 plus his or her annual retainers for service on one or more board committees, and for Mr. Winningham, for service as Lead Independent Director. Each non-employee director’s total fees were earned and payable in four quarterly installments subject to the non-employee director’s continuous service at the end of each quarter. Fees paid to each of Ms. McSharry, Ms. O’Riordan and Messrs. Gray, Mulligan and Schnee were paid in Euro. The conversion to U.S. dollars was calculated based on the average exchange rate for each quarter as reported by the OANDA Corporation.

(2)

The dollar amounts in this column reflect the aggregate grant date fair value of RSU awards computed in accordance with FASB ASC 718. The grant date fair value of each RSU award is measured based on the closing price of our ordinary shares on the date of grant. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the non-employee directors.

(3)

The aggregate number of shares subject to outstanding stock options and RSU awards held by the non-employee directors listed in the table above as of December 31, 2021 was as follows: 37,850 shares subject to outstanding stock options and 2,246 shares subject to outstanding RSUs for Mr. Mulligan; 15,305 shares subject to outstanding stock options and 2,246 shares subject to outstanding RSUs for Mr. Enright; 28,850 shares subject to outstanding stock options and 2,246 shares subject to outstanding RSUs for each of Dr. Sohn and

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Mr. Winningham; 33,350 shares subject to outstanding stock options and 2,246 shares subject to outstanding RSUs for Mr. O’Keefe; 36,850 shares subject to outstanding stock options and 2,246 shares subject to outstanding RSUs for each of Ms. McSharry, Mr. Gray and Dr. Riedel; 6,475 shares subject to outstanding stock options and 3,972 shares subject to outstanding RSUs for each of Ms. Cook and Dr. Smith; and 18,670 shares subject to outstanding stock options and 3,192 shares subject to outstanding RSUs for Ms. O’Riordan.

(4)

The dollar amount in this column represents the aggregate grant date fair value of the stock option awards granted to Ms. Cook and Dr. Smith in 2021. This amount has been calculated in accordance with FASB ASC 718, using the Black-Scholes option-pricing model and excluding the effect of estimated forfeitures. Assumptions used in the calculation of this amount are included in the notes to our audited consolidated financial statements included in the 2021 Annual Report on Form 10-K. These amounts do not necessarily correspond to the actual value recognized or that may be recognized.

(5)

Mr. Schnee did not stand for re-election to our board of directors, when his term expired, at our 2021 annual general meeting of shareholders. Mr. Berns resigned as a director of Jazz Pharmaceuticals effective as of or our 2021 annual general meeting of shareholders.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policy and Procedures for Review of Related Party Transactions

We have adopted a Related Party Transaction Policy that sets forth our procedures for the identification, review, consideration and approval or ratification of “related-person transactions.” For purposes of our policy, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we are, were or will be a participant, and the amount involved exceeds $120,000, and any “related person” had, has or will have a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person who has a position or relationship with a firm, corporation or other entity that engages in a transaction with us will not be deemed to have an indirect material interest in such transaction under this policy where the interest arises solely where: (i) if such entity is not a partnership, such related person’s position as a director of such entity and/or the direct or indirect ownership by such related person and all other related persons, in the aggregate, of less than a 10% equity interest in such entity; or (ii) if such entity is a partnership, from such related person’s position as a limited partner in such entity and such related person’s and all other related persons have an interest in such entity of less than 10% in the aggregate, and the related person is not a general partner of and does not hold another position in such entity. A “related person” is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related-person transaction (including any transaction that was not a related-person transaction when originally consummated or any transaction that was not initially identified as a related-person transaction prior to consummation), our management must present information regarding the related-person transaction to our audit committee (or, if audit committee approval would be inappropriate, to another independent body of our board of directors) for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related person(s), the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will, on an annual basis, collect information that our Chief Legal Officer, or CLO, deems reasonably necessary from each director, executive officer and (to the extent feasible) significant shareholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our code of conduct, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest to our CLO, or, if the employee is an executive officer, to our board of directors. In considering related-person transactions, our audit committee (or other independent body of our board of directors) will take into account the relevant available facts and circumstances including, but not limited to, the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products and, if applicable, the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated.

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Certain Relationships and Related Party Transactions (continued)

The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, our audit committee (or other independent body of our board of directors) must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our shareholders, as our audit committee (or other independent body of our board of directors) determines in the good faith exercise of its discretion.

Transactions with Related Persons; Indemnification

Transactions with Related Persons. Since January 1, 2021, we have not engaged in any transactions, nor are any such transactions currently proposed, in which we were a participant and the amount involved exceeded $120,000, and in which any related person had or will have a direct or indirect material interest.

Indemnification. We have entered into indemnification agreements with our directors, executive officers and certain other of our officers and employees. These indemnification agreements require us, under the circumstances and to the extent provided for therein, to indemnify such persons to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by any such person as a result of such person being made a party to certain actions, suits, proceedings and other actions by reason of the fact that such person is or was a director, officer, employee, consultant, agent or fiduciary of our company or any of our subsidiaries or other affiliated enterprises. The rights of each person who is a party to an indemnification agreement are in addition to any other rights such person may have under our Amended and Restated Memorandum and Articles of Association, the Irish Companies Act 2014, any other agreement, a vote of the shareholders of our company, a resolution of directors of our company or otherwise. We believe that these agreements are necessary to attract and retain qualified persons as our officers and directors. We also maintain directors’ and officers’ liability insurance.

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PROPOSAL 2

RATIFY, ON A NON-BINDING ADVISORY BASIS, THE APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZE, IN A BINDING VOTE, THE BOARD OF DIRECTORS, ACTING THROUGH THE AUDIT COMMITTEE, TO DETERMINE THE INDEPENDENT AUDITORS’ REMUNERATION

Pursuant to authority delegated by the board of directors, the audit committee of the board of directors is responsible for the appointment, remuneration and retention of our independent auditors. The audit committee has selected and appointed KPMG, Dublin, a registered public accounting firm, or KPMG, as our independent auditors to audit our consolidated financial statements for the year ending December 31, 2022. Under Irish law, KPMG will be deemed to be reappointed as our independent auditors at the annual meeting without the necessity of a shareholder vote. However, our shareholders are being asked in this proposal to ratify such appointment on a non-binding advisory basis because we value our shareholders’ views on the company’s independent auditors. The board of directors and the audit committee intend to consider the results of this vote in making determinations in the future regarding the appointment of the company’s independent auditors. In addition, our shareholders are being asked to authorize the board of directors, acting through the audit committee, to determine KPMG’s remuneration. This authorization is required by Irish law.

KPMG has been engaged to audit our financial statements, beginning with our consolidated financial statements for the fiscal year ended December 31, 2012, since the consummation of the Azur Merger. Representatives of KPMG are expected to attend the annual meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Proposal 2 is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting (including any adjournment thereof) in order to be approved.

Independent Registered Public Accounting Firm Fees and Services

In connection with the audit of our 2021 financial statements, we entered into an engagement agreement with KPMG which sets forth the terms under which KPMG performed audit and tax services for the company.

The following table represents aggregate fees billed to us for the years ended December 31, 2021 and 2020 by KPMG, our independent registered public accounting firm (in thousands):

	Year Ended December 31,

	2021	2020

Audit Fees	$4,039	$2,075

Audit-Related Fees	176	115

Tax Fees	1,029	1,137

Tax compliance services	881	916

Tax advisory services	148	221

All Other Fees	3	3

Total Fees	$5,247	$3,330

Audit Fees: Consists of fees and expenses for professional services in respect of the audit of the company’s consolidated financial statements and of our internal control over financial reporting, the review of quarterly consolidated financial statements and statutory audits.

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Audit-Related Fees: Consists of fees for assurance and services related to audit and other attestation services performed by KPMG as required by statute, regulation or contract and which are not reported under “Audit Fees.”

Tax Fees: Consists of fees and expenses for professional services for tax compliance, tax advice and tax planning. Tax compliance services consist of professional services related to domestic and international tax compliance, and assistance with domestic and international tax return preparation. Tax advisory service fees relate to tax advice and planning services provided to us in connection with certain transactions undertaken by the company in 2021 and 2020. During the year ended December 31, 2021, fees and expenses of approximately $881,000 were billed in connection with tax compliance services, and fees and expenses of approximately $148,000 were billed in connection with tax advice and planning services. During the year ended December 31, 2020, fees and expenses of approximately $916,000 were billed in connection with tax compliance services, and fees and expenses of approximately $221,000 were billed in connection with tax advice and planning services.

All Other Fees: Consists of fees for products and services other than the services described above. For the years ended December 31, 2021 and December 31, 2020, these fees were paid in connection with access to the online accounting and tax research tool of KPMG.

All of the services and fees described above were approved by our audit committee.

As shown in the table above, less than 3% of the total fees that KPMG billed us for in 2021 were for services other than audit, audit-related and tax compliance services.

Pre-Approval Policies and Procedures

Our audit committee has a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. Our policy generally requires the pre-approval of specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

Independence

Our audit committee determined that the rendering of the services other than audit services by our independent registered public accounting firm is compatible with maintaining the principal accountant’s independence.

The board of directors recommends a vote “FOR” Proposal 2.

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PROPOSAL 3

NON-BINDING ADVISORY VOTE ON EXECUTIVE

COMPENSATION

Overview

Under the Dodd-Frank Act and Section 14A of the Exchange Act, our shareholders are entitled to vote to approve, on a non-binding advisory basis, the compensation of our named executive officers, or NEOs, as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC. This non-binding advisory vote is commonly referred to as a “say-on-pay” vote.

At our 2021 annual meeting of shareholders, our shareholders indicated their preference that we hold a non-binding say-on-pay vote every year and our board of directors has adopted a policy that is consistent with that preference. At our 2021 annual meeting of shareholders, the shareholders also overwhelmingly approved our say-on-pay proposal, with approximately 90% of the total votes cast voting in favor of the proposal.

This year, we are again asking our shareholders to vote “FOR” the advisory approval of the compensation of our NEOs as disclosed in the “Compensation Discussion and Analysis,” the compensation tables and the related narrative disclosure contained in this proxy statement beginning on page 44. As discussed in those disclosures, our compensation committee designs our executive compensation program with the following objectives and philosophy:

•

Attract, incentivize, reward and retain diverse, talented individuals with relevant experience in the life sciences industry through a competitive pay structure. We reward individuals fairly over time and seek to retain those individuals who continue to meet our high expectations.

•

Deliver balanced total compensation packages to accomplish our business objectives and mission. Our executive compensation program focuses on target total direct compensation, combining short-term and long-term components, cash and equity, and fixed and variable payments, in the proportions that we believe are the most appropriate to incentivize and reward our executive officers for achieving our corporate goals while minimizing incentives for excessive risk-taking or unethical conduct.

•

Align pay with our performance. Our annual performance bonus awards are not earned unless pre-determined levels of performance are achieved against annual corporate objectives approved by our board of directors at the beginning of the year. Likewise, our stock option awards will not provide realizable value and our restricted stock unit awards will not provide increased value unless there is an increase in the value of our shares, which benefits all shareholders. We also have executive share ownership guidelines to further support our ownership culture and align the interests of executive officers and shareholders. Further, in 2021 we implemented a new performance-based equity program tied to the achievement of critical multi-year financial and other strategic objectives as well as relative total shareholder return goals, with performance-based restricted stock unit awards making up approximately 50% of each NEO’s target annual equity grant, and time-vested restricted stock unit awards making up the other approximately 50%.

The compensation committee will continue to monitor the impact of COVID-19 on the global economy, our business and the design of our executive compensation program.

Say-on-Pay Vote

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. The board of directors is asking our shareholders to indicate their support for the compensation of our NEOs as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to Jazz Pharmaceuticals’ NEOs, as disclosed pursuant to Item 402 of Regulation S-K of the Exchange Act, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

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Proposal 3 (continued)

Because the vote is advisory, it is not binding on the board of directors or the company. Nevertheless, the views expressed by our shareholders, whether through this vote or otherwise, are important to management and the board of directors and, accordingly, the board of directors and the compensation committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Proposal 3 is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting (including any adjournment thereof) in order to be approved.

Unless our board of directors changes the frequency of future advisory votes on the compensation of our NEOs, the next advisory vote on the compensation of our NEOs will be held at the 2023 annual meeting of shareholders.

The board of directors recommends a vote “FOR” Proposal 3.

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PROPOSAL 4

BOARD AUTHORITY TO ISSUE SHARES FOR CASH WITHOUT FIRST OFFERING SHARES TO EXISTING SHAREHOLDERS

Overview

As a matter of Irish law, when an Irish public limited company issues shares for cash (including rights to subscribe for, convert into or otherwise acquire any shares), unless otherwise authorized by shareholders, it is required first to offer those shares on the same or more favorable terms to existing shareholders of the company on a pro-rata basis (commonly referred to as the pre-emption right). Under Irish law, the authority to opt-out of the pre-emption right, which we call the pre-emption opt-out authority, can be granted by shareholders covering up to the maximum of a company’s authorized but unissued ordinary share capital for a maximum period of five years, at which point it lapses unless renewed by shareholders.

At an extraordinary general meeting we held in September 2021, or the 2021 EGM, our shareholders approved our current pre-emption opt-out authority for an 18 month period from the date of the 2021 EGM. Accordingly, our current pre-emption opt-out authority will expire on March 23, 2023, unless otherwise varied, renewed or revoked. Pursuant to this Proposal 4, we are seeking new authority to opt out of the pre-emption rights provision in the event of an issuance of ordinary shares for cash, if the issuances are limited to up to 20% of our issued ordinary share capital in the aggregate, for a period expiring on the date being 18 months from the passing of the below resolution, unless otherwise varied, renewed or revoked.

Why We are Submitting Proposal 4 for Shareholder Approval

We are listed in the U.S. and incorporated in Ireland.

As a public limited company incorporated in Ireland, we follow the corporate legal requirements of Ireland. Our board of directors is subject to, and has and will continue to exercise its authority in compliance with, its fiduciary duties to the company and our shareholders under Irish law. Our ordinary shares are listed exclusively on the Nasdaq Global Select Market. Because our ordinary shares are listed exclusively in the U.S. and the U.S. capital markets are the sole capital markets for our ordinary shares, we follow the rules and regulations of the SEC and the Nasdaq rules and listing standards. We are and will continue to be subject to the same governance and share issuance requirements and restrictions as all U.S.-incorporated companies listed on Nasdaq.

Last year, we sought and received approval for a limited pre-emption opt-out authority.

Our prior pre-emption opt-out authority had been in place since the Azur Merger in January 2012 and was renewed by our shareholders in 2016 with over 80% support, in each case covering up to the maximum of our authorized but unissued ordinary share capital for a full five-year period. In this regard, we refer to our prior pre-emption opt-out authority as an “unlimited” authority since that prior pre-emption opt-out authority was approved by shareholders in an amount and duration consistent with the maximums allowable by Irish law. We asked our shareholders to renew our prior unlimited pre-emption opt-out authority for an additional five-year term at our 2021 annual general meeting of shareholders and although we received over 64% support of the votes cast on that proposal, we did not receive the affirmative vote of at least 75% of the votes cast as required by the Irish law super majority voting regime for special resolutions. Accordingly, our then unlimited pre-emption opt-out authority expired on August 4, 2021. In this regard, feedback we received from certain shareholders in connection with the 2021 annual general meeting indicated that certain of our shareholders preferred limits on the pre-emption opt-out authority. As a result, we sought and received approval for a much more limited pre-emption opt-out authority at the 2021 EGM.

When we formulated the pre-emption opt-out authority that was presented at, and approved by, our shareholders at the 2021 EGM, we followed the market practice for companies whose share capital is listed on Euronext

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Dublin, which market practice is informed by institutional shareholder guidance created solely with Irish and UK domestic listed company regimes in mind and is generally to limit the dis-application of statutory pre-emption rights to up to 5% of a company’s issued ordinary share capital (plus up to an additional 5% of the issued ordinary share capital if the additional 5% is used to finance an acquisition or a specified capital investment) for a period of 12 to 18 months. As noted above, our then unlimited pre-emption opt-out authority expired on August 4, 2021, meaning that upon expiration, we had no ability to issue shares for cash (other than pursuant to employee equity plans) without shareholder approval, and it was therefore critical for us to submit a pre-emption opt-out authority proposal at the 2021 EGM that we were certain shareholders would support given the Irish law super majority voting regime for special resolutions. While our current pre-emption opt-out authority was overwhelmingly approved at the 2021 EGM with over 99% support of the votes cast, it is important to note that the limitations in amount and duration included in our current pre-emption opt-out authority are not required or mandated by Irish or U.S. laws or regulations; rather, those limitations are derived from the standards developed solely for, and market practices of, companies whose share capital is listed on Euronext Dublin, where our ordinary shares are not and never have been listed.

Upon further analysis and following engagement with our shareholders, we believe at this time that it is in the best interests of the company and our shareholders to seek approval for a new pre-emption opt-out authority on the terms set forth in this Proposal 4.

As described in more detail under “Proxy Overview—Shareholder and Other Stakeholder Engagement,” a priority for our board of directors is soliciting and listening to the views of our shareholders on a variety of topics, including our business and growth strategy, corporate governance practices, executive compensation matters, and various other ESG matters. Leading up to and following our 2021 annual general meeting, we reached out to shareholders who collectively held approximately 29% of our then-outstanding shares to request meetings, and held meetings with each shareholder who accepted our request for engagement. In discussions we have had with shareholders about our pre-emption opt-out authority, certain shareholders continued to express a preference for some limits on the pre-emption opt-out authority while also recognizing the importance of our ability to deploy capital to execute on our strategy for growth. Although we believe at this time that fully adhering to the standards and market practices for companies whose share capital is listed on Euronext Dublin, where our ordinary shares are not and never have been listed, is not appropriate for our company, upon further analysis and the foregoing engagement, we believe at this time that it is in the best interests of the company and our shareholders to approve the pre-emption opt-out authority on the terms set forth in this Proposal 4. The terms of Proposal 4 differ from the terms of the pre-emption opt-out authority proposal presented at our 2021 annual general meeting and the pre-emption opt-out authority we had from the time of the Azur Merger in January 2012 through August 4, 2021, in that our pre-emption opt-out authority would be limited in both amount and duration, as explained in more detail below.

What this Proposal 4 is Asking Shareholders to Approve

As noted above, under Irish law, the pre-emption opt-out authority can be granted by shareholders for full five year-term and can apply to a company’s entire authorized but unissued share capital. Our shareholders previously granted us this unlimited pre-emption opt-out authority, most recently in August 2016.

In this Proposal 4, however, we are asking shareholders to approve the directors’ authority to opt out of the pre-emption rights provision in the event of an issuance of shares for cash, if the issuances are limited to up to 20% of our issued ordinary share capital in the aggregate, for a period expiring on the date being 18 months from the passing of the below resolution, unless otherwise varied, renewed or revoked. Accordingly, Proposal 4 is much more limited than Irish law maximally allows for in terms of both amount and duration as it relates to pre-emption opt-out authorities.

Why Our Shareholders Should Approve this Proposal 4

We believe the proposed pre-emption opt-authority, on the terms set forth in this Proposal 4, is appropriately balanced between providing us with sufficient flexibility to execute on our strategy for

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growth and providing meaningful protection to shareholders from excessive dilution resulting from issuances of shares for cash.

Granting our board of directors the pre-emption opt-out authority on the terms set forth in this Proposal 4 is vital to the way we intend to advance our business. In this regard, our strategy for growth is rooted in executing commercial launches and ongoing commercialization initiatives; advancing robust research and development programs and delivering impactful clinical results; effectively deploying capital to strengthen the prospects of achieving our short- and long-term goals through strategic corporate development; and delivering strong financial performance. At the 40th Annual J.P. Morgan Healthcare Conference in January 2022, we announced our Vision 2025, which aims to deliver sustainable growth and enhanced value, driving our continued transformation to an innovative, high-growth global pharmaceutical leader. The three core components of our Vision 2025 focus on commercial execution, pipeline productivity and operational excellence. In this regard, strategic capital allocation will continue to be an important driver of our growth, including with respect to achieving our stated deleveraging targets and facilitating our ability to continue corporate development.

As indicated above, we received feedback from shareholders during engagement efforts both before and after the 2021 annual general meeting that indicated certain shareholders, including those that did not support our unlimited pre-emption opt-out authority proposal at the 2021 annual general meeting, preferred limits on our pre-emption opt-out authority. In light of our strategy for growth and related initiatives and after extensive consideration, we determined at this time that seeking approval for a pre-emption out-out authority to issue up to 20% of our issued ordinary share capital for cash over the next 18 months would likely provide us with sufficient flexibility to execute on our strategy while also taking into account shareholder feedback that expressed a preference for some limits on our pre-emption opt-out authority. Of course, larger scale corporate development could require or necessitate that we issue shares for cash or for non-cash consideration in an amount in excess of 20% of our issued ordinary share capital, but again, at this time, we believe that the terms of this Proposal 4 would likely provide us with sufficient flexibility to execute on our strategy over the next 18 months.

We also believe that the 20% limit in this Proposal 4 strikes the right balance between protecting shareholders from excessive dilution resulting from issuances of shares for cash and providing us with sufficient flexibility. In this regard, Nasdaq rules generally require shareholder approval prior to our issuing shares in connection with acquisitions, other than in public offerings for cash, when the number of shares to be issued is or will be equal to or in excess of 20% of the number of our ordinary shares outstanding before the issuance; similarly, Nasdaq rules also generally require shareholder approval prior to issuing shares for cash at a price less than the Nasdaq-defined minimum price in a private placement in an amount equal to or in excess of 20% of the number of our ordinary shares outstanding before the issuance. Importantly, however, these Nasdaq 20% shareholder approval requirements for issuances of shares for cash generally apply on a transaction by transaction basis and there are also exceptions to these Nasdaq 20% shareholder approval requirements, including the ability to issue in excess of 20% of issued share capital in public offerings for cash without shareholder approval, whereas Proposal 4 limits our ability to issue up to 20% of our issued ordinary share capital for cash in the aggregate without shareholder pre-emption rights, whether in one or multiple transactions or whether in public offerings or otherwise, for the entirety of the 18 month authorization period (unless the authority is otherwise varied, renewed or revoked). Accordingly, because we would be required to obtain shareholder approval to issue shares in excess of 20% of our issued ordinary share capital for cash without shareholder pre-emptive rights if this Proposal 4 is approved, and that regardless of whether the shares are issued in one or more transactions or whether in public offerings or otherwise, we view the terms of the Nasdaq 20% shareholder approval requirements for issuances of shares for cash to be less restrictive to our U.S.-incorporated peers than the terms of the pre-emption opt-out authority as set forth in this Proposal 4. To be clear, shareholder approval of Proposal 4 would not impact our existing obligations under SEC rules and regulations and the Nasdaq rules and listing standards. We are considered to be a U.S. domestic reporting company under SEC rules and are subject to the same governance and share issuance requirements as all U.S.-incorporated companies listed on Nasdaq. This means that we will, like all U.S.-incorporated companies listed on Nasdaq, continue to be subject to the Nasdaq shareholder approval requirements, including the Nasdaq 20% shareholder approval requirements; however, unlike our U.S.-

incorporated peer companies listed on Nasdaq, we will also be limited by the terms of this Proposal 4, which

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Proposal 4 (continued)

imposes an overall 20% limit on our ability to issue shares for cash without shareholder pre-emption rights for the entirety of the 18 month authorization period. As such, we believe that the terms of this Proposal 4 provide even greater dilutive protection to shareholders with respect to share issuances for cash than our U.S.-incorporated peer companies listed on Nasdaq.

During our more than ten years as an Irish-incorporated company, our shareholders have entrusted us to be disciplined stewards of our pre-emption opt-out authorities. In turn, our actions during that time demonstrate our deliberately disciplined use of equity in furtherance of our strategy for growth.

We believe that we have been successful in executing on our long-term business plan and strategy for growth, while also creating value for our shareholders. We have been engaged in targeted corporate development, applying a disciplined approach to allocating our resources between investments in our current commercial and development portfolio and acquisitions or in-licensing of new assets. Since the Azur Merger, we have completed company and asset acquisitions or in-licensing transactions valued at over $12 billion in the aggregate. Since that time, these corporate development transactions have ultimately resulted in the additions of neuroscience therapy Epidiolex and oncology therapies Zepzelca, Vyxeos, and Defitelio to our commercial portfolio. Since 2015, we have executed on a total of eleven product approvals and commercial launches, including two product launches in 2021 alone. In addition, in May 2021, we completed the GW Acquisition for approximately $7.2 billion, further diversifying our commercial portfolio and innovative pipeline with therapies that are complementary to our existing business, including by adding Epidiolex which exceeded $463 million in net product sales, or $658.3 million on a proforma basis, in 2021.

Notably, each of these corporate development transactions, other than the GW Acquisition, were funded with cash on hand and/or through debt financings, and we have otherwise been disciplined in our use of equity to provide funding for, or to complete, acquisitions or in-licensing of new assets. In this regard, the GW Acquisition was funded with $6.6 billion in cash ($5.4 billion of which was financed with debt) and only approximately $0.6 billion of our ordinary shares were delivered. Furthermore, following the Azur Merger, we have only issued equity or equity-linked securities for capital raising purposes in our three offerings of exchangeable senior notes that provided us with unsecured debt of approximately $2 billion with an interest rate range of 1.50% to 2.00%. Our prior unlimited pre-emption opt-out authority was key to enabling us to timely and efficiently execute on these exchangeable senior note offerings, which required a sufficient pre-emption opt-out authority to deliver all of the shares that could potentially be delivered on an exchange even though we may never exchange such securities and instead repay in cash in full. In any event, our completed transactions speak to both the vibrancy of our targeted corporate development efforts and our disciplined use of equity, as well as our commitment to deploy capital wisely to meet strategic goals that are in the best interests of our shareholders.

We also believe that we have appropriately balanced investment in our growth with managing dilution through our share repurchase programs, under which we have repurchased approximately 12.5 million of our ordinary shares from 2013 through March 31, 2022.

Competitive disadvantage and related risks if Proposal 4 is not approved.

Our strategy for growth depends in part on our ability to quickly take advantage of strategic opportunities, including potential acquisitions and other capital-intensive transactions that we believe would increase shareholder value. Many of these opportunities are highly competitive, with multiple parties often offering comparable or even the same economics. If Proposal 4 is not approved, in each case where we propose to issue shares for cash consideration after March 23, 2023 and/or beyond the more restrictive limits of our current pre-emption opt-out authority, we would first have to offer those shares on the same or more favorable terms to our existing shareholders pro-rata to their existing shareholdings following a specific Irish statutory procedure and timeline in the absence of a new shareholder approval to dis-apply the pre-emption rights provision to the issuance of those shares. This could put us at a distinct disadvantage vis-à-vis many of our peers in competing for acquisitions and similar transactions (particularly since many of the companies with which we compete

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strategically are listed and incorporated in the U.S. and are not subject to similar pre-emption right restrictions), and might make it difficult for us to complete such transactions in a timely manner or at all, thus potentially limiting our ability to further our strategy for growth by deploying capital to meet strategic goals that are in the best interests of our shareholders.

In addition, while we would always have the ability to seek shareholder approval in connection with a specific issuance of shares for cash consideration that exceeds the limits of our then existing pre-emption opt-authority (if any), we do not believe that our ability to convene an extraordinary general meeting of shareholders to approve each specific share issuance that we would seek to undertake in furtherance of our strategy for growth is a practical alternative to having sufficient pre-emption opt-authority. The uncertainty of whether we could obtain shareholder approval for a specific issuance in the context of any transaction, as well as the delays we would experience in seeking and obtaining such approval, could make any transaction bid that we submit less attractive, even if our bid was on economically better terms than competitive bids submitted by U.S.-listed companies not subject to similar share issuance restrictions. In addition, this case-by-case shareholder approval approach ignores market window and other deal timing, confidentiality and competitive realities.

Limitations on pre-emption opt-out authorities derived from Irish market practice are not required or mandated by Irish or U.S. laws or regulations, and we believe at this time that fully adhering to limitations derived from Irish market practice is not appropriate for us.

We understand that certain proxy advisory firms have in prior proxy seasons applied their United Kingdom, or U.K., and Ireland voting guidelines, which derive from institutional shareholder guidance created solely for companies with an Irish or U.K. stock exchange listing and which do not take into account NYSE or Nasdaq shareholder approval requirements for share issuances, in formulating their voting recommendations on pre-emption opt-authority proposals for U.S.-listed Irish incorporated companies, as was the case with respect to our pre-emption opt-authority proposal at our 2021 annual general meeting, meaning that they have applied or otherwise taken into account the market practice for companies whose share capital is listed on Euronext Dublin (and the equivalent UK exchange) in formulating their voting recommendations on pre-emption opt-authority proposals for Irish incorporated companies, even if their shares are not listed on Euronext Dublin (or any U.K. exchange). As explained above, upon further analysis and following engagement with our shareholders, we believe at this time that fully adhering to the standards and market practices for companies whose share capital is listed on Euronext Dublin, where our ordinary shares are not and never have been listed, is not appropriate for our company or in the interests of our shareholders. However, in addition to the 20% limit in amount, we have determined to limit the duration of the pre-emption opt-out authority for a period expiring 18 months from the passing of the below resolution, unless otherwise varied, renewed or revoked. We believe this limited period appropriately balances the directors’ need for flexibility with the preference of certain shareholders to limit our pre-emption opt-out authority in both amount and duration.

Effect on Authorized Share Capital

We are not asking you to approve an increase in our authorized share capital. Instead, approval of this Proposal 4 will only grant the directors the authority to issue shares for cash in the manner already permitted under our articles upon the terms set forth in the below resolution. Shareholders should note that the requirement to offer shares to existing shareholders pursuant to the pre-emption rights provision does not apply where such shares are issued for non-cash consideration or pursuant to employee equity plans.

Supermajority Voting Standard; Special Resolution

As required under Irish law, Proposal 4 is a special resolution that requires the affirmative vote of at least 75% of the votes cast in person or by proxy at the AGM (including any adjournment thereof) in order to be approved. If Proposal 4 is approved, our current pre-emption opt-out authority approved at the 2021 EGM will be revoked effective upon the passing of the resolution set out below. If Proposal 4 is not approved, our current pre-emption opt-out authority approved at the 2021 EGM will continue to apply until March 23, 2023 unless otherwise varied, renewed or revoked following the AGM.

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Proposal 4 (continued)

The board of directors is asking our shareholders to vote “FOR” the following special resolution:

“RESOLVED that the directors be and are hereby empowered pursuant to section 1023 of the Companies Act 2014 of Ireland (the 2014 Act) to allot equity securities (as defined in section 1023 of the 2014 Act) for cash, pursuant to the authority conferred by shareholders at Jazz Pharmaceuticals’ annual general meeting on July 29, 2021 in accordance with section 1021 of the 2014 Act, as if sub-section (1) of section 1022 of the 2014 Act did not apply to any such allotment, provided that this power shall be limited to the allotment of equity securities up to an aggregate nominal value of US$1248.47 (12,484,733 shares) (being equivalent to approximately 20% of the aggregate nominal value of Jazz Pharmaceuticals’ issued ordinary share capital as at the last practicable date prior to the issue of the notice of this meeting), and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that Jazz Pharmaceuticals may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.”

The board of directors recommends a vote “FOR” Proposal 4.

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PROPOSAL 5

ADJOURNMENT PROPOSAL

You are being asked to consider and vote upon an adjournment proposal.

This resolution proposes to approve any motion to adjourn the annual meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 4.

Proposal 4 is subject to the Irish law super majority voting regime of voting by special resolution, which requires no less than 75% of the votes of shareholders cast (in person or by proxy) at a general meeting to be voted “FOR” the proposal in order to be passed. Given the high vote threshold associated with Proposal 4, we are seeking your authority to adjourn the meeting to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 4.

The board of directors is asking our shareholders to vote “FOR” the following ordinary resolution:

“RESOLVED, that any motion to adjourn the annual meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 4 set forth in this proxy statement, be approved.”

Proposal 5 is an ordinary resolution and must receive the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting (including any adjournment thereof) in order to be approved.

The board of directors recommends a vote “FOR” Proposal 5.

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QUESTIONS AND ANSWERS ABOUT

THESE PROXY MATERIALS AND VOTING

Q:	Why am I receiving these materials?

A:

Our board of directors is soliciting your proxy to vote at the annual meeting, including at any adjournments or postponements of the annual meeting. This proxy statement contains important information regarding the annual meeting, the proposals on which you are being asked to vote, information you may find useful in determining how to vote and voting procedures.

Q:	Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?

A:

We are pleased to take advantage of SEC rules that allow companies to furnish their proxy materials over the internet. Most of our shareholders will not receive paper copies of our proxy materials (unless requested), and will instead be sent a Notice of Internet Availability of Proxy Materials, or Notice. All shareholders receiving a Notice will have the ability to access the proxy materials on the website referred to in the Notice and to request a printed set of the proxy materials. Instructions on how to access the proxy materials via the internet or to request a printed set of the proxy materials may be found in the Notice.

Q:	Why did I receive a full set of proxy materials in the mail instead of a notice regarding the internet availability of proxy materials?

A:	We are providing shareholders who have previously requested a printed set of our proxy materials with paper copies of our proxy materials instead of a Notice.

Q:	What is the annual report included in the proxy materials?

A:

Under applicable U.S. securities laws, we are required to send an annual report to security holders along with this proxy statement. We intend to satisfy this annual report requirement by sending the 2021 Annual Report on Form 10-K together with this proxy statement.

Q:	How do I attend the annual meeting?

A:

The annual meeting will be held on Thursday, July 28, 2022, at 9:45 a.m. local time at our corporate headquarters located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland. For directions to attend the annual meeting in person, please contact our Investor Relations department at +353.1.634.7892 (Ireland) or +1.650.496.2800 (United States) or by email at investorinfo@jazzpharma.com. Information on how to vote in person at the annual meeting is discussed below. However, you do not need to attend the annual meeting to vote your shares and, as noted in the next question, in light of the COVID-19 pandemic, we strongly recommend that you vote your shares in advance of the meeting as instructed below.

Q:	What are the potential impacts of the COVID-19 pandemic on the annual meeting?

A:

The company would like to emphasize that we consider the health of our shareholders, employees and other attendees a top priority. We are monitoring guidance issued by appropriate governmental health agencies, including the Irish Health Service Executive, or the HSE, the Irish government, the U.S. Centers for Disease Control and Prevention and the World Health Organization, collectively, the Health Authorities, and we have implemented, and will continue to implement the measures advised by the relevant Health Authorities to minimize the spread of COVID-19. Information on such measures and on COVID-19 generally is available on the HSE’s website at https://www.hse.ie/eng/services/news/newsfeatures/covid19-updates/.

The annual meeting will be held in accordance with HSE and relevant Health Authority guidance. Should we determine that alternative arrangements are necessitated due to public health recommendations regarding

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containment of COVID-19, which may include a change in date or time of the meeting, a change in venue or format of the meeting we will announce our decision by press release and/or filing with the Securities and Exchange Commission as additional soliciting materials and also post information on the investor relations page of the company’s website found at https://investor.jazzpharma.com/news. We encourage shareholders to keep up-to-date with, and follow the guidance from the Government of Ireland and the Department of Health (of Ireland) (as appropriate), as circumstances may change at short notice. Due to this uncertainty, shareholders are encouraged to vote their shares by proxy in advance at the annual meeting.

Q:	Who can vote at the annual meeting?

A:	Only shareholders of record at the close of business on June 1, 2022, the record date for the annual meeting, will be entitled to vote at the annual meeting.

Shareholders of Record: Shares registered in your name

If, at the close of business on June 1, 2022, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a shareholder of record. As a shareholder of record, you may vote in person at the annual meeting or vote by proxy. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy over the telephone or via the internet as instructed below, or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed proxy card.

Beneficial Owners: Shares registered in the name of a broker, bank or other agent

If, at the close of business on June 1, 2022, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and a Notice is being sent to you by that broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account as set forth in the voting instructions in the Notice from your broker, bank or other agent. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your broker, bank or other agent.

Q:	What am I voting on?

A:	There are five matters scheduled for a vote at the annual meeting:

•	Election by separate resolutions of the four named nominees for director to hold office until the 2025 annual meeting of shareholders (Proposal 1).

•

Ratification, on a non-binding advisory basis, of the appointment of KPMG as the independent auditors of the company for the fiscal year ending December 31, 2022 and the authorization, in a binding vote, of the board of directors, acting through the audit committee, to determine the independent auditors’ remuneration (Proposal 2).

•	Approval, on a non-binding advisory basis, of the compensation of our NEOs as disclosed in this proxy statement (Proposal 3).

•

Granting to the board of directors authority under Irish law to allot and issue ordinary shares for cash without first offering those ordinary shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply (Proposal 4).

•

Approval of any motion to adjourn the annual meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the annual meeting to approve Proposal 4 (Proposal 5).

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Questions and Answers About These Proxy Materials and Voting (continued)

Q:	What are the board’s voting recommendations?

A:

The board of directors recommends that you vote your shares “FOR” each of the director nominees named in this proxy statement to hold office until the 2025 annual meeting of shareholders, and “FOR” each of the other five proposals.

Q:	What if another matter is properly brought before the annual meeting?

A:

The board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the annual meeting, it is the intention of the persons named in the accompanying proxy, referred to in this proxy statement as the “proxy holders,” to vote on those matters in accordance with their best judgment.

Q:	How do I vote?

A:

For the election of directors (Proposal 1), you may vote “FOR” or “AGAINST” each nominee, or you may abstain from voting for all or any of the nominees. For each of the other five proposals, you may vote “FOR” or “AGAINST” or abstain from voting.

Shareholders of Record: Shares registered in your name

If you are a shareholder of record, you may vote in person at the annual meeting, you may vote by electronic proxy over the telephone or via the internet as instructed below, or, for those shareholders who receive a paper proxy card in the mail, by mailing a completed proxy card. Whether or not you plan to attend the annual meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the annual meeting and vote in person even if you have already voted by proxy. However, as noted above, in light of the COVID-19 pandemic, we recommend that you vote your shares by proxy in advance of the meeting.

•

To vote in person, come to the annual meeting and we will give you a ballot when you arrive. Please bring your admission ticket or proof of ownership, as further discussed under “Do I need a ticket to attend the annual meeting?” below.

•

To vote using a proxy card, simply complete, sign and date the proxy card that was mailed to you and return it promptly in the envelope provided. Proxy cards must be received by July 27, 2022. If you return your signed proxy card before this time, we will forward it to the company’s registered office electronically in accordance with Irish law and we will vote your shares as you direct.

•

To vote by telephone, dial toll-free +1.800.690.6903 within the United States, U.S. territories and Canada using a touch-tone phone and follow the recorded instructions to submit an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., U.S. Eastern Time, on July 27, 2022 to be counted.

•

To vote via the internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 11:59 p.m., U.S. Eastern Time, on July 27, 2022 to be counted.

Beneficial Owners: Shares registered in the name of a broker, bank or other agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice or the full set of proxy materials containing voting instructions from that broker, bank or other agent rather than from us. Simply follow the voting instructions in the Notice or the full set of proxy materials to ensure that your vote is counted. Alternatively, you may vote by telephone or via the internet as instructed by your broker, bank or other agent. To vote in person at the annual meeting, you must request and obtain a valid proxy from your broker, bank, or other agent. Follow the voting instructions from your broker, bank or other agent, or contact your broker, bank or other agent to request a proxy form. However, as noted above, in light of the COVID-19 pandemic, we recommend that you vote your shares by proxy in advance of the meeting.

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We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each ordinary share you owned as of the close of business on June 1, 2022.

Q:	If I am a shareholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

A:

If you are a shareholder of record and you do not vote by completing your proxy card, vote by proxy via the internet or by telephone, or vote in person at the annual meeting, your shares will not be voted.

If you are a shareholder of record and you do not specify your vote on each proposal individually when voting by proxy via the internet or by telephone, or if you sign and return a proxy card without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the board of directors on all matters presented in this proxy statement and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the annual meeting. The voting recommendations of the board of directors are set forth under “What are the board’s voting recommendations?” above.

Q:	If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

A:

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, we have been advised by the NYSE that Proposals 1 and 3 are considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. We have also been advised by the NYSE that Proposals 2, 4 and 5 are considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 2, 4 and 5.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Q:	What does it mean if I receive more than one set of proxy materials, more than one Notice, or a combination thereof?

A:

If you receive more than one set of proxy materials, more than one Notice, or a combination thereof, your shares may be registered in more than one name or are registered in different accounts. Please follow the voting instructions on each set of proxy materials or Notices to ensure that all of your shares are voted.

Q:	Can I change my vote after submitting my proxy?

A:	Yes. You can revoke your proxy at any time before the commencement of the annual meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•	You may submit another properly completed proxy card with a later date.

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•	You may grant a subsequent proxy by telephone or via the internet.

•	You may send a timely written notice that you are revoking your proxy to our Company Secretary at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

•	You may attend the annual meeting and vote in person. Simply attending the annual meeting will not, by itself, revoke your proxy.

•	Your most recent proxy card or telephone or internet proxy is the one that is counted.

•	If your shares are held by your broker, bank or other agent as a nominee or agent, you should follow the instructions provided by your broker, bank or other agent.

Q:	Do I need a ticket to attend the annual meeting?

A:

Yes, you will need an admission ticket or proof of ownership of ordinary shares to enter the annual meeting. If you are a shareholder of record and you received a full set of proxy materials in the mail, your admission ticket is attached to the proxy card sent to you. If you plan to attend the annual meeting, please so indicate when you vote and bring the ticket and valid photo identification with you to the annual meeting. If you are a shareholder of record and you received a Notice in the mail, your admission ticket is your Notice. Please bring your Notice and valid photo identification with you to the annual meeting. If your shares are held in the name of a bank, broker or other holder of record, your admission ticket is on your voting instruction form. If you do not bring your admission ticket, you will need proof of ownership to be admitted to the annual meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. If you arrive at the annual meeting without an admission ticket, we will admit you only if we are able to verify that you are a shareholder of our company. For directions to attend the annual meeting in person, please contact our Investor Relations department at +353.1.634.7892 (Ireland) or +1.650.496.2800 (United States) or by email at investorinfo@jazzpharma.com.

Q:	How are votes counted?

A:

Votes will be counted by the inspector of elections appointed for the meeting. The inspector of elections will separately count, with respect to the proposal to elect directors (Proposal 1), votes “FOR,” “AGAINST,” abstentions and broker non-votes; and, with respect to the other proposals, votes “FOR,” “AGAINST,” abstentions, and, as applicable, broker non-votes.

Q:	What are “broker non-votes”?

A:

As discussed above, when a beneficial owner of shares held in street name does not give voting instructions to his or her broker, bank or other securities intermediary holding his or her shares as to how to vote on matters deemed to be “non-routine” under NYSE rules, the broker, bank or other such agent cannot vote the shares. These un-voted shares are counted as “broker non-votes.” We have been advised by the NYSE that Proposals 1 and 3 are considered to be “non-routine” under NYSE rules and we therefore expect broker non-votes in connection with those proposals.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

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Q:	How many votes are needed to approve each proposal?

A:	Assuming that a quorum is present at the annual meeting, the following votes will be required for approval:

Proposal	Vote Required for Approval
Proposal 1	Each director nominee must receive the affirmative vote of a majority of the votes cast on his or her election to hold office until the 2025 annual meeting of shareholders.
Proposal 2	Affirmative vote of a majority of the votes cast
Proposal 3	Affirmative vote of a majority of the votes cast
Proposal 4	Affirmative vote of 75% of the votes cast
Proposal 5	Affirmative vote of a majority of the votes cast

Q:	What are the treatment and effect of abstentions and broker non-votes?

A:

Abstentions and broker non-votes will be treated as shares present for purposes of determining the presence of a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will not, however, be considered votes cast at the annual meeting. Because the approval of all of the proposals is based on the votes cast at the annual meeting, abstentions and, as applicable, broker non-votes will not have any effect on the outcome of voting on the proposals.

Q:	What is the quorum requirement?

A:

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if shareholders holding a majority of the issued and outstanding ordinary shares entitled to vote as of the record date are present at the annual meeting or represented by proxy. On the record date, there were ordinary shares outstanding and entitled to vote. Your shares will be counted towards the quorum only if you submit a valid proxy (or if one is submitted on your behalf by your broker, bank or other agent) or, provided that you are a shareholder of record, if you vote in person at the annual meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum within one hour of the time scheduled for the annual meeting, the annual meeting will stand adjourned to August 4, 2022 at 9:45 a.m. local time at the same location, or such other time or place as the board of directors may determine.

Q:	How can I find out the results of the voting at the annual meeting?

A:

Preliminary voting results will be announced at the annual meeting. In addition, final voting results will be published in a quarterly report on Form 10-Q or a current report on Form 8-K that we expect to file with the SEC within four business days after the annual meeting. If final voting results are not available to us in time to file a Form 10-Q or a Form 8-K within four business days after the annual meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q:	What are the Irish statutory financial statements and where can I access them?

A:

We are presenting for consideration our Irish statutory financial statements, and the respective reports of the directors and the auditors thereon, at the annual meeting. Since we are an Irish company, we are required to prepare Irish statutory financial statements under applicable Irish company law and to deliver those financial statements together with the respective reports of the directors and the auditors thereon to shareholders of record in connection with our annual meetings of shareholders. The Irish statutory financial statements cover the results of operations and financial position of Jazz Pharmaceuticals plc for the year ended December 31, 2021. The Irish statutory financial statements were prepared in accordance with the International Financial Reporting Standards as adopted by the European Union and as applied in accordance with the 2014 Act. There is no requirement under Irish law that the Irish statutory financial statements be approved by the shareholders, and no such approval will be sought at the annual meeting.

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Our Irish statutory financial statements, and the respective reports of the directors and the auditors thereon, will be delivered to shareholders of record in accordance with our obligations under Irish law. We will mail without charge, upon written request, a copy of the Irish statutory financial statements, together with the respective reports of the directors and the auditors thereon, to beneficial “street name” owners of our shares. Requests should be sent to: Jazz Pharmaceuticals plc, Attention: Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

Q:	What proxy materials are available on the internet?

A:	This proxy statement, our letter to shareholders and the 2021 Annual Report on Form 10-K are available at https://materials.proxyvote.com/G50871.

Q:	Who should I call if I have any questions?

A:	If you require any assistance in voting your shares or have any other questions, please contact Alliance Advisors, our proxy solicitor, at +1.855.600.8108.

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OTHER MATTERS

Presentation of Irish Statutory Financial Statements

Our Irish statutory financial statements for the fiscal year ended December 31, 2021, together with the reports of the directors and auditors thereon, will be presented and considered at the annual meeting in accordance with the requirements of the 2014 Act. Our Irish statutory financial statements have been approved by the board of directors. There is no requirement under Irish law that such statements be approved by shareholders, and no such approval will be sought at the annual meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the company’s directors and certain officers, as well as persons who beneficially own more than 10% of the outstanding shares of Common Stock, to file reports regarding their initial stock ownership and subsequent changes to their ownership with the SEC. Based solely on a review of the reports filed for fiscal year 2021 and related written representations, we believe that all Section 16(a) reports were filed on a timely basis, except for a late filing of a Form 4 due to an inadvertent administrative error to report the sale of shares by Ms. Carr in September 2021, which was subsequently reported on Form 5.

Registered and Principal Executive Offices

The registered and principal executive offices of Jazz Pharmaceuticals plc are located at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland. Our telephone number there is +353.1.634.7800.

Shareholder Proposals and Director Nominations for the 2023 Annual Meeting

Our shareholders may submit proposals on matters appropriate for shareholder action at shareholder meetings in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2023 annual meeting of shareholders, all applicable requirements of Rule 14a-8 must be satisfied and, pursuant to Rule 14a-8, such proposals must be received by us no later than February 11, 2023. However, if our 2023 annual meeting of shareholders is not held between June 28, 2023 and August 27, 2023, then the deadline will be a reasonable time prior to the time that we begin to print and mail our proxy materials. Such proposals should be delivered to Jazz Pharmaceuticals plc, Attention: Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

Our articles provide that shareholder nominations of persons to be elected to the board of directors at an annual meeting must be made following written notice to our Company Secretary which is executed by a shareholder and accompanied by certain background and other information specified in our articles. Such written notice and information must be received by our Company Secretary not later than the close of business on March , 2023 nor earlier than January , 2023; provided, however, that in the event our 2023 annual meeting of shareholders is not held between June 28, 2023 and August 27, 2023, notice must be delivered no earlier than 150 days prior to nor later than the later of 90 days prior to the date of the 2023 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our articles provide that other proposals may only be proposed at an annual meeting if either (i) it is proposed by or at the direction of our board of directors; (ii) it is proposed at the direction of the Irish High Court; or (iii) the chairperson of the meeting decides, in his or her absolute discretion, that the proposal may properly be regarded as within the scope of the relevant meeting. In addition, the proxy solicited by our board of directors for the 2023 annual meeting of shareholders will confer discretionary voting authority with respect to (i) any proposal presented by a shareholder at that meeting for which we have not been provided with notice by May , 2023 and (ii), if we have received notice of such proposal by May , 2023, any matter, provided that (i) the 2023 proxy statement briefly describes such matter and how management’s proxy holders intend to vote on it and (ii) the shareholder does not comply with the requirements of Rule 14a-4(c)(2) promulgated under the Exchange Act. On any other business which may properly come before the 2023 annual meeting of shareholders, or any adjournment thereof, and whether

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Other Matters (continued)

procedural or substantive in nature (including without limitation any motion to amend a resolution or adjourn the meeting) not specified in this proxy statement, the proxy holder will act at his or her discretion.

In addition to satisfying the foregoing requirements under our articles, to comply with the universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than May 29, 2023.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to satisfy the delivery requirements for Notices and proxy materials with respect to two or more shareholders sharing the same address by delivering a single Notice or a single set of proxy materials, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers with account holders who are Jazz Pharmaceuticals shareholders will be “householding” Notices and our proxy materials. A single Notice or a single set of proxy materials, as applicable, may be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice or set of proxy materials, as applicable, in the future you may: (1) notify your broker, (2) direct your written request to Jazz Pharmaceuticals plc, Attention: Investor Relations, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland or (3) contact our Investor Relations department at +353.1.634.7892 (Ireland) or +1.650.496.2800 (United States) or by email at investorinfo@jazzpharma.com. Shareholders who currently receive multiple copies of Notices or proxy materials at their address and would like to request “householding” of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of a Notice or set of proxy materials to a shareholder at a shared address to which a single Notice or set of proxy materials, as applicable, was delivered.

Annual Report on Form 10-K

We will mail without charge, upon written request, a copy of our 2021 Annual Report on Form 10-K, including the consolidated financial statements, schedules and list of exhibits, and any particular exhibit specifically requested. Requests should be sent to: Jazz Pharmaceuticals plc, Attention: Aislinn Doody, Company Secretary, Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland.

Special Note Regarding Forward-Looking Statements

This proxy statement contains forward-looking statements, including, but not limited to, statements related to our growth prospects and future financial and operating performance, including Vision 2025 and expectations related thereto; our strategy to create sustainable and enhanced growth and value, including statements related to the potential ways in which we intend to advance our business, grow and diversify our portfolio and revenues, and increase shareholder value; the anticipated benefits to us of the GW Acquisition; the goals of our ESG strategies, efforts and initiatives, including with respect to our efforts to operate our manufacturing facilities in an environmentally responsible way, the goals of our internal environmental policies and management systems, and our commitment to advancing our ESG strategies and reporting of our ESG metrics, including our anticipated 2022 ESG report and the standards and metrics by which we measure or expect to measure our ESG progress; our anticipated needs with respect to our ability to issue our share capital and our flexibility to execute on our growth strategy; any potential future strategic opportunities, including potential acquisitions or other business development transactions; the anticipated benefits to us of our corporate development transactions and research and development efforts; anticipated clinical development timelines and initiatives; the goals of our executive

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Other Matters (continued)

compensation programs; and other statements that are not historical facts. These forward-looking statements are based on our current plans, objectives, estimates, expectations and intentions and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks and uncertainties associated with: maintaining or increasing sales of and revenue from our oxybate products, Zepzelca and other key marketed products; effectively launching and commercializing our other products and product candidates; obtaining and maintaining adequate coverage and reimbursement for our products; the time-consuming and uncertain regulatory approval process, including the risk that our current and/or planned regulatory submissions may not be submitted, accepted or approved by applicable regulatory authorities in a timely manner or at all; the costly and time-consuming pharmaceutical product development and the uncertainty of clinical success, including risks related to failure or delays in successfully initiating or completing clinical trials and assessing patients such as those being experienced, and expected to continue to be experienced, by us as a result of the effects of the COVID-19 pandemic; our failure to realize the expected benefits of our acquisition of GW Pharmaceuticals, including the failure to realize the blockbuster potential of Epidiolex and the risk that the legacy GW Pharmaceuticals business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the ultimate duration and severity of the COVID-19 pandemic and resulting global economic, financial, and healthcare system disruptions and the current and potential future negative impacts to our business operations and financial results; regulatory initiatives and changes in tax laws; market volatility; protecting and enhancing our intellectual property rights and our commercial success being dependent upon obtaining, maintaining and defending intellectual property protection for our products and product candidates; delays or problems in the supply or manufacture of our products and product candidates; complying with applicable U.S. and non-U.S. regulatory requirements, including those governing the research, development, manufacturing and distribution of controlled substances; government investigations, legal proceedings and other actions; identifying and acquiring, in-licensing or developing additional products or product candidates, financing these transactions and successfully integrating acquired product candidates, products and businesses; our ability to realize the anticipated benefits of our collaborations and license agreements with third parties; the sufficiency of our cash flows and capital resources to fund our debt service obligations, de-lever and meet our stated leverage targets; challenges inherent in efficiently managing employees in diverse geographies and creating and maintaining a positive workplace culture; the aspirational nature of our ESG strategies, efforts and initiatives, which are not guarantees or promises that such goals, initiatives and objectives will be met; our ability to achieve expected future financial performance and results and the uncertainty of future tax, accounting and other provisions and estimates; the possibility that, if we do not achieve the perceived benefits of the acquisition of GW Pharmaceuticals as rapidly or to the extent anticipated by financial analysts or investors, the market price of our ordinary shares could decline; our ability to achieve expected future financial performance and results; our ability to meet our projected long-term goals and objectives, including as part of Vision 2025, in the time periods that we anticipate, or at all, and the inherent uncertainty and significant judgments and assumptions underlying our long-term goals and objectives; our ability to identify, compete with others for, and successfully complete any potential future business development transaction; and other risks and uncertainties affecting us, including those described from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals’ Securities and Exchange Commission filings and reports, including Jazz Pharmaceuticals’ Annual Report on Form 10-K for the year ended December 31, 2021, and future filings and reports by Jazz Pharmaceuticals. Other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements and may cause actual results and timing of events to differ materially from those anticipated. The forward-looking statements herein are made only as of the date of this proxy statement or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by us on our website or otherwise. We undertake no obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in our expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

JAZZ PHARMACEUTICALS  |  2022 Proxy Statement        117

2022 NOTICE OF MEETING AND PROXY STATEMENT

Other Matters (continued)

General

Your proxy is solicited on behalf of our board of directors. Unless otherwise directed, at the annual meeting (or any adjournment thereof), proxies will be voted “FOR” all of the nominees listed in Proposal 1 and “FOR” Proposals 2 through 5. If any matter other than those described in this proxy statement properly comes before the annual meeting (or any adjournment thereof), it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By order of the board of directors,

Aislinn Doody, Company Secretary

Dublin, Ireland

June    , 2022

118        2022 Proxy Statement  |  JAZZ PHARMACEUTICALS

JAZZ PHARMACEUTICALS PLC FIFTH FLOOR, WATERLOO EXCHANGE WATERLOO ROAD, DUBLIN 4, IRELAND ATTN: COMPANY SECRETARY VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. U.S. Eastern Time on July 27, 2022. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials while minimizing environmental impact, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. U.S. Eastern Time on July 27, 2022. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your proxy card must be received no later than July 27, 2022. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D86603-P76284 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. JAZZ PHARMACEUTICALS PLC The Board of Directors recommends you vote FOR each of the nominees for director named in Proposal 1 below: 1. To elect four nominees for director named below to hold office until the 2025 Annual General Meeting of Shareholders. Nominees: For Against Abstain 1a. Jennifer E. Cook 1b. Patrick G. Enright 1c. Seamus Mulligan 1d. Norbert G. Riedel, Ph.D. The Board of Directors recommends you vote FOR Proposals 2, 3, 4 and 5: 2. To ratify, on a non-binding advisory basis, the appointment of KPMG as the independent auditors of Jazz Pharmaceuticals plc for the fiscal year ending December 31, 2022 and to authorize, in a binding vote, the Board of Directors, acting through the audit committee, to determine KPMG’s remuneration. 3. To approve, on a non-binding advisory basis, the compensation of Jazz Pharmaceuticals plc’s named executive officers as disclosed in the proxy statement. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date 4. To grant the Board of Directors authority under Irish law to allot and issue ordinary shares for cash without first offering those ordinary shares to existing shareholders pursuant to the statutory pre-emption right that would otherwise apply. 5. To approve any motion to adjourn the Annual General Meeting, or any adjournments thereof, to another time and place to solicit additional proxies if there are insufficient votes at the time of the Annual General Meeting to approve Proposal 4. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Signature (Joint Owners) Date

2022 Annual General Meeting of Shareholders Thursday, July 28, 2022 9:45 AM Local Time Jazz Pharmaceuticals plc Fifth Floor, Waterloo Exchange Waterloo Road Dublin 4, Ireland Upon arrival, please present this admission ticket and photo identification at the registration desk. Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held on July 28, 2022: The proxy statement, our annual report and our Irish statutory financial statements are available at www.proxyvote.com. D86604-P76284 JAZZ PHARMACEUTICALS PLC Annual General Meeting of Shareholders July 28, 2022 9:45 AM Local Time This proxy is solicited by the Board of Directors The undersigned hereby appoints Bruce C. Cozadd and Renée D. Galá, and either of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the ordinary shares of Jazz Pharmaceuticals plc (the “Company”) which the undersigned may be entitled to vote at the Company’s Annual General Meeting to be held at Fifth Floor, Waterloo Exchange, Waterloo Road, Dublin 4, Ireland on Thursday, July 28, 2022, at 9:45 AM local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH. Continued and to be signed on reverse side